POOLING AND SERVICING AGREEMENT

among

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC,

as Depositor

WELLS FARGO BANK, N.A.,

as Master Servicer

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Trustee

BAYVIEW FINANCIAL

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-D

Dated as of November 1, 2004

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

14

Section 1.01. Certain Defined Terms.

14

Section 1.02. Provisions of General Application.

50

ARTICLE II TRANSFER OF ASSETS

50

Section 2.01. Conveyance of Mortgage Loans.

50

Section 2.02. Acceptance and Acknowledgement by Trustee.

53

Section 2.03. Repurchase or Substitution of Mortgage Loans by the Seller or

the Depositor.

55

Section 2.04. Grant of Security Interest; Intended Characterization.

59

Section 2.05. Transmission of Mortgage Files.

60

Section 2.06. REMIC Matters.

61

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS

63

Section 3.01. Representations and Warranties of the Master Servicer.

63

Section 3.02. Representations and Warranties of the Depositor.

65

Section 3.03. Representations and Warranties of the Depositor with respect to the Mortgage Notes.

66

ARTICLE IV ADMINISTRATION AND MASTER SERVICING OF MORTGAGE

LOANS

67

Section 4.01. Duties of the Master Servicer.

67

Section 4.02. Monitoring of Servicers’ Performance.

68

Section 4.03. Master Servicer Fidelity Bond and Master Servicer Errors and

Omissions Insurance Policy.

69

Section 4.04. Master Servicer’s Financial Statements and Related Information.

69

Section 4.05. Power to Act; Procedures.

69

Section 4.06. Servicing Agreements; Enforcement of Servicers’ Obligations.

70

Section 4.07. Collection Account.

71

Section 4.08. Application of Funds in the Collection Account.

72

Section 4.09. Determination of LIBOR.

74

Section 4.10. Termination of Servicing Agreements; Successor Servicers.

74

Section 4.11. Master Servicer Liable for Enforcement.

75

Section 4.12. No Contractual Relationship Between Servicers and Master

Servicer or Depositor.

75

Section 4.13. Assumption by Trustee.

75

Section 4.14. “Due-on-Sale” Clauses; “Due-on-Encumbrance” Clauses,

Assumption Agreements; Release of Collateral.

76

Section 4.15. Release of Mortgage Files.

76

Section 4.16. Documents, Records and Funds in Possession of Master Servicer

To Be Held for Trustee.

77

Section 4.17. Removal of Master Servicer; Resignation of Master Servicer;

Term of Servicing.

78

Section 4.18. Cross-Collateralized Mortgage Loans.

81

Section 4.19. Standard Hazard and Flood Insurance Policies.

82

Section 4.20. Presentment of Claims and Collection of Proceeds.

82

Section 4.21. Maintenance of the Primary Mortgage Insurance Policies.

83

Section 4.22. Trustee To Retain Possession of Certain Insurance Policies and

Documents.

83

Section 4.23. Realization Upon Defaulted Mortgage Loans.

83

Section 4.24. Compensation to the Master Servicer.

84

Section 4.25. REO Property.

84

Section 4.26. Delinquency Advances and Servicing Advances.

85

Section 4.27. Master Servicer Reports.

86

Section 4.28. Annual Officer’s Certificate as to Compliance.

87

Section 4.29. Annual Independent Accountants’ Servicing Report.

87

Section 4.30. Merger or Consolidation.

88

Section 4.31. Reports filed with the Securities and Exchange Commission.

88

Section 4.32. Assignment or Delegation of Duties by the Master Servicer.

89

Section 4.33. Limitation on Liability of the Master Servicer and Others.

89

Section 4.34. Transfer of Servicing.

90

Section 4.35. Master Servicer Exchange Act Reporting Requirements.

91

ARTICLE V THE CERTIFICATES

91

Section 5.01. The Certificates.

91

Section 5.02. Certificate Register; Registration of Transfer and Exchange of

Certificates.

92

Section 5.03. [Reserved]

97

Section 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

97

Section 5.05. Persons Deemed Owners.

97

Section 5.06. Access to List of Certificateholders’ Names and Addresses.

97

Section 5.07. Maintenance of Office or Agency.

97

ARTICLE VI DEPOSITS AND DISTRIBUTIONS

98

Section 6.01. Rights of the Holders.

98

Section 6.02. Establishment of Trust Accounts.

98

Section 6.03. Investment of Amounts.

103

Section 6.04. Collections.

103

Section 6.05. Flow of Funds.

104

Section 6.06. Disbursement of Funds.

109

Section 6.07. Allocation of Losses.

109

Section 6.08. Reports to Certificateholders.

110

Section 6.09. Presentation of Certificates.

112

Section 6.10. Compensating Interest.

112

Section 6.11. Certain Provisions With Respect to the Cap Agreement.

113

Section 6.12. The Reserve Fund.

113

Section 6.13. Substitution of Cap Providers.

114

ARTICLE VII REMEDIES

115

Section 7.01. Limitation on Suits.

115

Section 7.02. Restoration of Rights and Remedies.

116

Section 7.03. Rights and Remedies Cumulative.

116

Section 7.04. Delay or Omission Not Waiver.

116

Section 7.05. Control by Certificateholders.

116

Section 7.06. Waiver of Past Defaults.

117

Section 7.07. Undertaking for Costs.

117

Section 7.08. Waiver of Stay or Extension Laws.

117

ARTICLE VIII LIMITATION ON LIABILITY; INDEMNITIES

118

Section 8.01. Liabilities of Mortgagors.

118

Section 8.02. Liability of the Depositor.

118

Section 8.03. Relationship of Master Servicer.

118

Section 8.04. Indemnities of the Master Servicer.

118

ARTICLE IX CONCERNING THE TRUSTEE

119

Section 9.01. Duties of Trustee.

119

Section 9.02. Certain Matters Affecting the Trustee.

120

Section 9.03. Trustee’s Disclaimer.

121

Section 9.04. Trustee May Own Certificates.

121

Section 9.05. Compensation and Indemnity.

121

Section 9.06. Replacement of Trustee.

122

Section 9.07. Successor Trustee by Merger.

123

Section 9.08. Appointment of Co-Trustee or Separate Trustee.

123

Section 9.09. Eligibility; Disqualification.

124

Section 9.10. Fees and Expenses.

124

Section 9.11. Representations and Warranties.

125

Section 9.12. Trustee Exchange Act Reporting Requirements.

125

ARTICLE X MISCELLANEOUS

126

Section 10.01. Termination upon Liquidation or Purchase of all Mortgage

Loans.

126

Section 10.02. Optional Termination; Final Distribution on the Certificates.

126

Section 10.03. Additional Termination Requirements.

129

Section 10.04. Beneficiaries.

129

Section 10.05. Amendment.

129

Section 10.06. Notices.

131

Section 10.07. Merger and Integration.

132

Section 10.08. Headings.

132

Section 10.09. [Reserved]

133

Section 10.10. Severability of Provisions.

133

Section 10.11. No Proceedings.

133

Section 10.12. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

133

Section 10.13. Counterparts.

134

Section 10.14. Taxes.

134

Section 10.15. [Reserved]

136

Section 10.16. Provision of Information.

136

EXHIBITS

Exhibit A	Form of Certificates
Exhibit B	Form of Initial Certification
Exhibit C	Form of Interim Certification
Exhibit D	Form of Final Certification
Exhibit E	Form of Request for Release of Documents
Exhibit F	Class A-IO Notional Amount Schedule
Exhibit G	Cap Agreements
Exhibit H	List of Servicing Agreements
Exhibit I	[Reserved]
Exhibit J	Non-Servicer Obligated Mortgage Loans
Exhibit K	Form of Investment Letter for Qualified Institutional Buyers
Exhibit L	Form of ERISA Transfer Affidavit
Exhibit M	Form Certification to be Provided to Depositor by Master Servicer
Exhibit N	Form of Residual Transferor Affidavit
Exhibit O	Form of Residual Transferee Affidavit

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule I-A	Simple Interest Mortgage Loans
Schedule I-B	Prepayment Premium Conveyed Mortgage Loans
Schedule I-C	Non-Monthly Mortgage Loans
Schedule I-D	Convertible Mortgage Loans
Schedule I-E	Holdback Mortgage Loans
Schedule I-F	Class F Mortgage Loans
Schedule I-G	Stripped Mortgage Loans
Schedule I-H	60+ Delinquent Mortgage Loans
Schedule II-A	2003-G Re-sold Mortgage Loans
Schedule II-B	2004-B Re-sold Mortgage Loans

POOLING AND SERVICING AGREEMENT, dated as of November 1, 2004 (this “Agreement” or “Pooling and Servicing Agreement”), among Bayview Financial Securities Company, LLC, a Delaware limited liability company, as depositor (“BFSC” or the “Depositor”), Wells Fargo Bank, N.A., a national banking association, its successors and permitted assigns, as master servicer (the “Master Servicer”) and Wachovia Bank, National Association, a national banking association, its successors and permitted assigns, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Bayview Financial, L.P., a Delaware limited partnership (the “Seller”), has conveyed the Mortgage Loans to the Depositor pursuant to (except in the case of the Re-sold Mortgage Loans) the Purchase Agreement;

WHEREAS, the Depositor will transfer such Mortgage Loans to the Trustee pursuant to this Agreement;

WHEREAS, the Depositor will transfer any and all of its rights in an interest rate cap agreement and certain other assets to the Trustee pursuant to this Agreement;

WHEREAS, the 2003-G Revolving Trust will convey the 2003-G Re-sold Mortgage Loans and assign its rights under the 2003-G Revolving Purchase Agreement relating to such Re-sold Mortgage Loans to Bayview Financial Property Trust II (“BFPT II”) pursuant to the 2003-G Revolving Assignment Agreement, BFPT II will convey the 2003-G Re-sold Mortgage Loans to the Depositor pursuant to the BFPT II Assignment Agreement, and the Depositor will transfer the 2003-G Re-sold Mortgage Loans to the Trustee pursuant to this Agreement;

WHEREAS, the 2004-B Revolving Trust will convey the 2004-B Re-sold Mortgage Loans and assign its rights under the 2004-B Revolving Purchase Agreement relating to such Re-sold Mortgage Loans to BFPT II pursuant to the 2004-B Revolving Assignment Agreement, BFPT II will convey the 2004-B Re-sold Mortgage Loans to the Depositor pursuant to the BFPT II Assignment Agreement, and the Depositor will transfer the 2004-B Re-sold Mortgage Loans to the Trustee pursuant to this Agreement;

WHEREAS, the Master Servicer is willing to act as the Master Servicer hereunder to supervise the servicing of the Mortgage Loans, as provided herein, on behalf of the Trustee.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.  As provided herein, the Trustee shall elect that the Trust Fund (exclusive of (i) the Cap Agreement, (ii) the Reserve Fund, (iii) the right to receive and the obligation to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, (iv) the right to receive and the obligation to pay AFC Shortfalls, (v) the right to receive and the obligation to pay Class F Shortfalls and Unpaid Class F Shortfalls, (vi) the right to receive and the obligation to pay the Class A-IO Termination Amount, and (vii) any Additional Collateral (collectively, the “Excluded Trust Assets”)) be treated for federal income tax purposes as comprising five real estate mortgage investment conduits under Section 860D of the Code (each a “REMIC” or, in the alternative “REMIC 1,” “REMIC 2,” “REMIC 3,” “REMIC 4,”  and “REMIC 5;” REMIC 5 also being referred to as the “Upper Tier REMIC”).  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.

Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions.  In addition, each Certificate, other than the Class R, Class F, Class A-IO, Class X and Class P Certificates, represents (i) the right to receive payments with respect to any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls and (ii) the right to receive and the obligation to pay AFC Shortfalls.  The Class F Certificates also represent the right to receive payments with respect to Class F Shortfalls and Unpaid Class F Shortfalls.  The Class R Certificate represents ownership of the sole Class of residual interest in each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and the Upper Tier REMIC for purposes of the REMIC Provisions.

The Upper Tier REMIC shall hold as its assets the uncertificated Interests in REMIC 4, other than the R-4 Interest, and each such Interest is hereby designated as a regular interest in REMIC 4 for purposes of the REMIC Provisions.  REMIC 4 shall hold as its assets the uncertificated Interests in REMIC 3, other than the R-3 Interest, and each such Interest is hereby designated as a regular interest in REMIC 3 for purposes of the REMIC Provisions.  REMIC 3 shall hold as its assets the uncertificated Interests in REMIC 2, other than the R-2 Interest, and each such Interest is hereby designated as a regular interest in REMIC 2 for purposes of the REMIC Provisions.  REMIC 2 shall hold as its assets the uncertificated Interests in REMIC 1, other than the R-1 Interest, and each such Interest is hereby designated as a regular interest in REMIC 1.  REMIC 1 shall hold as its assets the property of the Trust Fund other than the Interests in REMIC 1, REMIC 2, REMIC 3 and REMIC 4 and the Excluded Trust Assets.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

REMIC 1:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC 1, each of which (other than the R-1 Interest) is hereby designated as a regular interest in REMIC 1 (the “REMIC 1 Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
T1-ARM-A	(1)	(2)
T1-ARM-B	(1)	(2)
T1-Fixed-A-1	(3)	(5)
T1-Fixed-A-2	(3)	(5)
T1-Fixed-B	(4)	(6)
R-1	(7)	(7)

(1)

This Interest shall have an initial principal balance equal to 50% of the sum of the principal balances, as of the Cut-off Date, of the Mortgage Loans that are not Class F Mortgage Loans.

(2)

This Interest shall bear interest at a per annum rate equal to (i) the weighted average Net Mortgage Rate of the Mortgage Loans that are not Class F Mortgage Loans, weighted on the principal balances of such Mortgage Loans, less (ii) the product of (a) 12, (b) the amount paid from the Trust Fund during the related Accrual Period pursuant to Section 4.08 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan and (c) a fraction, the numerator of which is the aggregate principal balance, as of the beginning of the related Accrual Period, of the Mortgage Loans that are not Class F Mortgage Loans and the denominator of which is the aggregate principal balance, as of the beginning of the related Accrual Period, of  the Mortgage Loans.

(3)

This Interest shall have an initial principal balance equal to 25% of the sum of the principal balances, as of the Cut-off Date, of the Class F Mortgage Loans.

(4)

This Interest shall have an initial principal balance equal to 50% of the sum of the principal balances, as of the Cut-off Date, of the Class F Mortgage Loans.

(5)

This Interest shall bear interest at a per annum rate equal to the product of (i) 2 and (ii) (a) the weighted average Net Mortgage Rate of the Class F Mortgage Loans, weighted on the principal balances of such Mortgage Loans, less (b) the product of (I) 12, (II) the amount paid from the Trust Fund during the related Accrual Period pursuant to Section 4.08 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan and (III) a fraction, the numerator of which is the aggregate principal balance, as of the beginning of the related Accrual Period, of the Mortgage Loans that are Class F Mortgage Loans and the denominator of which is the aggregate principal balance, as of the beginning of the related Accrual Period, of the Mortgage Loans less (c) 4.00%.

(6)

This Interest shall bear interest at a per annum rate equal to the lesser of (i) 8.00% and (ii) the product of (a) 2 and (I) the excess of (A) the weighted average Net Mortgage Rate of the Class F Mortgage Loans, weighted on the principal balances of such Mortgage Loans, over (B) the product of (i) 12, (ii) the amount paid from the Trust Fund during the related Accrual Period pursuant to Section 4.08 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan and (iii) a fraction, the numerator of which is the aggregate principal balance, as of the beginning of the related Accrual Period, of the Mortgage Loans that are Class F Mortgage Loans and the denominator of which is the aggregate principal balance, as of the beginning of the related Accrual Period, of the Mortgage Loans.

(7)

The R-1 Interest shall not have a principal amount and shall not bear interest.  The R-1 Interest is hereby designated as the sole class of residual interest in REMIC 1.

On each Distribution Date, the Trustee shall first pay or charge as an expense of REMIC 1 all expenses of the Trust for such Distribution Date.

On each Distribution Date, interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Interests in REMIC 1 at the rates shown above.

On each Distribution Date, all Realized Losses and all payments of principal in respect of the Mortgage Loans that are not Class F Mortgage Loans shall be allocated to the T1-ARM-A and T1-ARM-B Interests, pro rata, based on the initial principal balances of such Interests.

On each Distribution Date, Realized Losses and payments of principal in respect of the Class F Mortgage Loans shall be allocated as follows:

●

25% to the T1-Fixed-A-1 Interest,

●

25% to the T1-Fixed-A-2 Interest, and

●

50% to the T1-Fixed-B Interest.

On each Distribution Date, all prepayment premiums or penalties or yield maintenance payments received during the related Prepayment Period with respect to the Class F Mortgage Loans shall be distributed to the T1-Fixed-B Interest, and all other prepayment premiums or penalties or yield maintenance payments received during the related Prepayment Period shall be distributed to the T1-ARM-A Interest.

REMIC 2:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC 2, each of which (other than the R-2 Interest) is hereby designated as a regular interest in REMIC 2 (the “REMIC 2 Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
T2-ARM	(1)	(2)
T2-F	(3)	(3)
T2-Fixed-A	(4)	(5)
T2-Fixed-B	(6)	(7)
R-2	(8)	(8)

(1)

This Interest shall have an initial principal balance equal to the sum of the principal balances, as of the Cut-off Date, of the Mortgage Loans that are not Class F Mortgage Loans.

(2)

This Interest shall bear interest at the weighted average of the interest rates of the T1-ARM-A and T1-ARM-B Interests, weighted on the principal balances of such Interests.

(3)

The T2-F Interest shall be an interest-only Interest and shall be entitled to receive, on each Distribution Date through the Distribution Date in November 2008, interest that accrues on the T1-Fixed-B Interest at a per annum rate equal to the excess, if any, of (i) the interest rate of the T1-Fixed-B Interest over the (ii) product of (a) LIBOR and (b) 2.  Thereafter, the T2-F Interest shall not be entitled to any distributions.

(4)

This Interest shall have an initial principal balance equal to 50% of the sum of the principal balances, as of the Cut-off Date, of the Class F Mortgage Loans.

(5)

This Interest shall bear interest at a per annum rate equal to the weighted average of the interest rates of the T1-Fixed-A-1 and T1-Fixed-A-2 Interests, weighted on the principal balances of such Interests.

(6)

This Interest shall have an initial principal balance equal to 50% of the sum of the principal balances, as of the Cut-off Date, of the Class F Mortgage Loans

(7)

This Interest shall bear interest with respect to each Distribution Date through the Distribution Date in November 2008 at a per annum rate equal to the product of (i) LIBOR and (ii) 2, subject to a maximum rate of the interest rate of the T1-Fixed-B Interest.  Thereafter this Interest shall bear interest at a per annum rate equal to the interest rate of the T1-Fixed-B Interest.

(8)

The R-2 Interest shall not have a principal amount and shall not bear interest.  The R-2 Interest is hereby designated as the sole class of residual interest in REMIC 2.

On each Distribution Date, interest distributable in respect of the REMIC 1 Regular Interests for such Distribution Date shall be distributed to the Interests in REMIC 2 at the rates shown above.

On each Distribution Date, all Realized Losses and all payments of principal in respect of the Mortgage Loans that are not Class F Mortgage Loans shall be allocated to the T2-ARM Interest.

On each Distribution Date, Realized Losses and payments of principal in respect of the Class F Mortgage Loans shall be allocated as follows:

●

50% to the T2-Fixed-A Interest, and

●

50% to the T2-Fixed-B Interest.

On each Distribution Date, all prepayment premiums or penalties or yield maintenance payments received during the related Prepayment Period with respect to the Class F Mortgage Loans shall be distributed to the T2-Fixed-A Interest, and all other prepayment premiums or penalties or yield maintenance payments received during the related Prepayment Period shall be distributed to the T2-ARM Interest.

REMIC 3:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC 3, each of which (other than the R-3 Interest) is hereby designated as a regular interest in REMIC 3 (the “REMIC 3 Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
T3-1A-IO	$ 14,154,853.00	(1)
T3-2A-IO	$ 13,440,282.00	(1)
T3-3A-IO	$ 12,764,366.00	(1)
T3-4A-IO	$ 12,120,939.00	(1)
T3-5A-IO	$ 11,509,939.00	(1)
T3-6A-IO	$ 10,932,491.00	(1)
T3-7A-IO	$ 10,388,547.00	(1)
T3-8A-IO	$ 9,864,513.00	(1)
T3-9A-IO	$ 9,367,082.00	(1)
T3-10A-IO	$ 8,895,126.00	(1)
T3-11A-IO	$ 8,446,869.00	(1)
T3-12A-IO	$ 8,020,973.00	(1)
T3-13A-IO	$ 7,615,953.00	(1)
T3-14A-IO	$ 7,231,770.00	(1)
T3-15A-IO	$ 6,867,773.00	(1)
T3-16A-IO	$ 6,520,848.00	(1)
T3-17A-IO	$ 6,191,582.00	(1)
T3-18A-IO	$ 5,879,325.00	(1)
T3-19A-IO	$ 5,582,205.00	(1)
T3-20A-IO	$ 5,300,192.00	(1)
T3-21A-IO	$ 5,032,655.00	(1)
T3-22A-IO	$ 4,778,952.00	(1)
T3-23A-IO	$ 4,537,214.00	(1)
T3-24A-IO	$ 4,307,425.00	(1)
T3-25A-IO	$ 4,090,177.00	(1)
T3-26A-IO	$ 4,927,141.00	(1)
T3-27A-IO	$ 5,098,810.00	(1)
T3-28A-IO	$ 4,738,455.00	(1)
T3-29A-IO	$ 4,403,695.00	(1)
T3-30A-IO	$ 57,244,945.00	(1)
T3-Pool	$ 272,857,887.75	(1)
T3-F	(2)	(2)
R-3	(3)	(3)

(1)

This Interest shall bear interest at a per annum rate equal to the weighted average of the T2-ARM, T2-Fixed-A and T2-Fixed-B Interests for the related Accrual Period, weighted on the principal balances of such Interests.

(2)

The T3-F Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the T2-F Interest on such Distribution Date.

(3)

The R-3 Interest shall not have a principal amount and shall not bear interest.  The R-3 Interest is hereby designated as the sole class of residual interest in REMIC 3.

On each Distribution Date, interest distributable in respect of the REMIC 2 Regular Interests for such Distribution Date shall be distributed to the Interests in REMIC 3 at the rates shown above.

On each Distribution Date, all Realized Losses and all payments of principal shall be allocated to the T3-Pool Interest until such interest is reduced to zero.  After the T3-Pool Interest is reduced to zero, all Realized Losses and payments of principal shall be allocated to the outstanding T3-A-IO Interest with the lowest numerical denomination until such interest is reduced to zero.

On each Distribution Date, all prepayment premiums or penalties or yield maintenance payments received during the related Prepayment Period with respect to the Mortgage Loans shall be distributed to the T3-30A-IO Interest.

REMIC 4:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC 4, each of which (other than the R-4 Interest) is hereby designated as a regular interest in REMIC 4 (the “REMIC 4 Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate	Corresponding Class of Certificates
T4-A	$ 235,025,000.00	(1)	A
T4-M1	$ 13,133,500.00	(1)	M-1
T4-M2	$ 4,146,500.00	(1)	M-2
T4-M3	$ 6,912,000.00	(1)	M-3
T4-M4	$ 4,838,500.00	(1)	M-4
T4-B1	$ 6,221,000.00	(1)	B-1
T4-B2	$ 4,147,500.00	(1)	B-2
T4-Q	$ 278,688,984.75	(1)	X
T4-1A-IO	(2)	(2)	A-IO
T4-2A-IO	(2)	(2)	A-IO
T4-3A-IO	(2)	(2)	A-IO
T4-4A-IO	(2)	(2)	A-IO
T4-5A-IO	(2)	(2)	A-IO
T4-6A-IO	(2)	(2)	A-IO
T4-7A-IO	(2)	(2)	A-IO
T4-8A-IO	(2)	(2)	A-IO
T4-9A-IO	(2)	(2)	A-IO
T4-10A-IO	(2)	(2)	A-IO
T4-11A-IO	(2)	(2)	A-IO
T4-12A-IO	(2)	(2)	A-IO
T4-13A-IO	(2)	(2)	A-IO
T4-14A-IO	(2)	(2)	A-IO
T4-15A-IO	(2)	(2)	A-IO
T4-16A-IO	(2)	(2)	A-IO
T4-17A-IO	(2)	(2)	A-IO
T4-18A-IO	(2)	(2)	A-IO
T4-19A-IO	(2)	(2)	A-IO
T4-20A-IO	(2)	(2)	A-IO
T4-21A-IO	(2)	(2)	A-IO
T4-22A-IO	(2)	(2)	A-IO
T4-23A-IO	(2)	(2)	A-IO
T4-24A-IO	(2)	(2)	A-IO
T4-25A-IO	(2)	(2)	A-IO
T4-26A-IO	(2)	(2)	A-IO
T4-27A-IO	(2)	(2)	A-IO
T4-28A-IO	(2)	(2)	A-IO
T4-29A-IO	(2)	(2)	A-IO
T4-30A-IO	(2)	(2)	A-IO
T4-F	(3)	(3)	F
R-4	(4)	(4)	R

(1)

This interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC 4 Regular Interests is a per annum rate equal to the greater of (i) 0.00% and (ii) the weighted average of the interest rates on the each REMIC 3 Interest having an “A-IO” in its designation and T3-Pool Interest, computed after reducing the rate payable on each such REMIC 3 Interest having an “A-IO” in its Class designation by 3.50% for each Distribution Date up to and including the Distribution Date in November 2005, by 3.9375% for each Distribution Date commencing with the Distribution Date occurring in December 2005 up to and including the Distribution Date occurring in May 2007, and by 0.00% for each Distribution Date thereafter, for which interest is payable on its Corresponding REMIC 4 A-IO Interest (as described in footnote (2) below).

(2)

Each of these REMIC 4 Interests is an interest-only Interest and does not have a principal balance.  For each Distribution Date on the chart below, the REMIC 4 Interest corresponding to such Distribution Date shall be entitled to interest payable on the REMIC 3 Interest corresponding to such Distribution Date at a rate equal to the lesser of (i) 3.50% per annum if the Distribution Date is on or before the Distribution Date in November 2005, and 3.9375% if the Distribution Date is after the Distribution Date occurring in November 2005, but on or before the Distribution Date occurring in May 2007, and (ii) the interest  rate of the REMIC 3 Interest corresponding to such distribution date.  Each such REMIC 4 Interest shall be entitled to payments only for the Distribution Date to which it corresponds on the chart below.

Distribution Date occurring in	Corresponding REMIC 4 Interest	Corresponding REMIC 3 Interest
December 2004	T4-1A-IO	T3-1A-IO
January 2005	T4-2A-IO	T3-2A-IO
February 2005	T4-3A-IO	T3-3A-IO
March 2005	T4-4A-IO	T3-4A-IO
April 2005	T4-5A-IO	T3-5A-IO
May 2005	T4-6A-IO	T3-6A-IO
June 2005	T4-7A-IO	T3-7A-IO
July 2005	T4-8A-IO	T3-8A-IO
August 2005	T4-9A-IO	T3-9A-IO
September 2005	T4-10A-IO	T3-10A-IO
October 2005	T4-11A-IO	T3-11A-IO
November 2005	T4-12A-IO	T3-12A-IO
December 2005	T4-13A-IO	T3-13A-IO
January 2006	T4-14A-IO	T3-14A-IO
February 2006	T4-15A-IO	T3-15A-IO
March 2006	T4-16A-IO	T3-16A-IO
April 2006	T4-17A-IO	T3-17A-IO
May 2006	T4-18A-IO	T3-18A-IO
June 2006	T4-19A-IO	T3-19A-IO
July 2006	T4-20A-IO	T3-20A-IO
August 2006	T4-21A-IO	T3-21A-IO
September 2006	T4-22A-IO	T3-22A-IO
October 2006	T4-23A-IO	T3-23A-IO
November 2006	T4-24A-IO	T3-24A-IO
December 2006	T4-25A-IO	T3-25A-IO
January 2007	T4-26A-IO	T3-26A-IO
February 2007	T4-27A-IO	T3-27A-IO
March 2007	T4-28A-IO	T3-28A-IO
April 2007	T4-29A-IO	T3-29A-IO
May 2007	T4-30A-IO	T3-30A-IO

(3)

The T4-F Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the T3-F Interest on such Distribution Date.

(4)

The R-4 Interest shall not have a principal amount and shall not bear interest.  The R-4 interest is hereby designated as the sole class of residual interest in REMIC 4.

On each Distribution Date, interest distributable in respect of the REMIC 3 Regular Interests shall be distributed with respect to each of the Interests in REMIC 4 based on the above-described interest rates, provided however, that interest that accrues on the T4-Q Interest shall be deferred to the extent necessary to make the principal distributions described in priorities (i) through (vii) below for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the T4-Q Interest.

On each Distribution Date, the principal distributed on the REMIC 3 Regular Interests (together with an amount equal to the interest deferred on the Class T4-Q Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the Interests in REMIC 3 in the following order of priority:

(i)

first, to the T4-A Interest until its principal balance equals one-half of the Class Principal Balance of the Class A Certificates immediately after such Distribution Date;

(ii)

second, to the T4-M1 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-1 Certificates immediately after such Distribution Date;

(iii)

third, to the T4-M2 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-2 Certificates immediately after such Distribution Date;

(iv)

fourth, to the T4-M3 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-3 Certificates immediately after such Distribution Date;

(v)

fifth, to the T4-M4 Interest until its principal balance equals one-half of the Class Principal Balance of the Class M-4 Certificates immediately after such Distribution Date;

(vi)

sixth, to the T4-B1 Interest until its principal balance equals one-half of the Class Principal Balance of the Class B-1 Certificates immediately after such Distribution Date;

(vii)

seventh, to the T4-B2 Interest until its principal balance equals one-half of the Class Principal Balance of the Class B-2 Certificates immediately after such Distribution Date; and

(viii)

finally, to the Class T4-Q Interest, any remaining amounts.

On each Distribution Date, all prepayment premiums or penalties or yield maintenance payments received during the related Prepayment Period with respect to the Mortgage Loans shall be distributed to the T4-Q Interest.

REMIC 5:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC 5, each of which (other than the R-5 Interest) is hereby designated as a regular interest in REMIC 5 (the “REMIC 5 Regular Interests”):

REMIC Interests	Initial Balance	Interest Rate	Corresponding Class of Certificates
T5-A-IO	(1)	(1)	A-IO
T5-F	(2)	(2)	F
T5-A	$ 470,050,000.00	(3)	A
T5-M1	$ 26,267,000.00	(3)	M-1
T5-M2	$ 8,293,000.00	(3)	M-2
T5-M3	$ 13,824,000.00	(3)	M-3
T5-M4	$ 9,677,000.00	(3)	M-4
T5-B1	$ 12,442,000.00	(3)	B-1
T5-B2	$ 8,295,000.00	(3)	B-2
T5-X	(4)	(4)	X
T5-P	$ 100.00	(5)	P
R-5	(6)	(6)	R

(1)

The T5-A-IO Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on each REMIC 4 Regular Interest with the term “A-IO” in its designation.

(2)

The T5-F Interest shall not have a principal balance, but shall be entitled to receive, on each Distribution Date, 100% of the interest distributable on the T4-F Interest on such Distribution Date.

(3)

This Interest shall bear interest at the lesser of (i) the Interest Rate (determined without regard to the Class A Available Funds Cap or the Subordinate Available Funds Cap, as applicable) for the Corresponding Class of Certificates for such Interest and (ii) the weighted average of the interest rates of the T4-A, T4-M1, T4-M2, T4-M3, T4-M4, T4-B1, T4-B2 and T4-Q Interest, weighted on the principal balances of such Interests (the “REMIC 4 Net WAC Rate”).

(4)

The Class X Certificate shall be comprised of a principal-only component and an interest-only component.  The principal-only component shall have an initial principal balance of $4,264,984.75, but such amount shall not bear interest.  The interest-only component shall have a notional balance equal to the aggregate Stated Principal Balance of the Mortgage Loans.  The interest-only component shall bear interest at a rate equal to the excess, if any, of (i) the REMIC 4 Net WAC Rate over (ii) Adjusted Lower Tier WAC.  For any Distribution Date, interest that accrues on the Class X Certificate shall be deferred to the extent of any increase in the Overcollateralization Amount on such date.  Such deferred interest shall not itself bear interest.

(5)

The Class P Certificates will not be entitled to payments of interest, but will be entitled to receive all prepayment premiums or penalties or yield maintenance payments received in respect of the Mortgage Loans.

(6)

The R-5 Interest shall not have a principal amount and shall not bear interest.  The R-5 interest is hereby designated as the sole class of residual interest in REMIC 5.

On each Distribution Date, interest distributable in respect of the REMIC 4 Regular Interests for such Distribution Date shall be distributed to the Interests in REMIC 5 at the rates shown above.

On each Distribution Date, each REMIC 5 Regular Interest shall be allocated Realized Losses and principal in amounts equal to those allocated to the Corresponding Class of Certificates for each such REMIC 5 Regular Interest.

Certificates:

The following table sets forth certain characteristics of the Certificates, together with minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

Class Designation	Initial Class Principal Balance	Interest Rate (per annum)	Minimum Denomination	Integral Multiples in Excess of Minimum
Class A-IO	(1)	(2)	$1,000,000(3)	$1(3)
Class A	$ 470,050,000	(4)	$25,000	$1
Class M-1	$ 26,267,000	(5)	$25,000	$1
Class M-2	$ 8,293,000	(6)	$25,000	$1
Class M-3	$ 13,824,000	(7)	$25,000	$1
Class M-4	$ 9,677,000	(8)	$25,000	$1
Class B-1	$ 12,442,000	(9)	$25,000	$1
Class B-2	$ 8,295,000	(10)	$25,000	$1
Class X	(11)	(11)	(12)	(12)
Class F	(1)	(13)	(14)	(14)
Class P	$100	(15)	(15)	(15)
Class R	(16)	(16)	(17)	(17)

(1)

The Class A-IO and Class F Certificates shall accrue interest on the applicable Class Notional Balance.  The Class A-IO and Class F Certificates shall not be entitled to receive any distributions of principal.  For purposes of the REMIC Provisions, Class A-IO shall represent beneficial ownership of the T5-A-IO Interest in REMIC 5.

(2)

With respect to each Distribution Date up to and including the Distribution Date in November 2005 and the related Accrual Period, the lesser of (i) 3.5000% per annum and (ii) the Adjusted Net WAC; with respect to each Distribution Date, commencing with the Distribution Date occurring in December 2005 through and including the Distribution Date occurring in May 2007, the lesser of (1) 3.9375% per annum and (2) the Adjusted Net WAC; and with respect to any Distribution Date thereafter, 0.00%.

(3)

Minimum denomination is based on the Class Notional Balance of such Class.

(4)

The lesser of (i) LIBOR plus 0.390% and (ii) the Class A Available Funds Cap; provided, that if the assets of the Trust Fund are not sold in accordance to the bid procedures set forth in Section 10.02(a) on the Auction Call Date, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) will be LIBOR plus 0.585%.  For purposes of the REMIC Provisions, Class A shall represent beneficial ownership of the T5-A Interest in REMIC 5.  Any amount distributed on Class A on any Distribution Date in excess of the amount distributable on the T5-A Interest on such Distribution Date shall be treated as having been paid from the Reserve Fund, and any amount distributable on the T5-A Interest on such Distribution Date in excess of the amount distributable on Class A on such Distribution Date shall be treated as having been paid to the Reserve Fund, all pursuant to and as further described in Section 2.06(d) hereof.

(5)

The lesser of (i) LIBOR plus 0.630% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) will be LIBOR plus 0.945%.  For purposes of the REMIC Provisions, Class M1 shall represent beneficial ownership of the T5-M1 Interest in REMIC 5.  Any amount distributed on Class M1 on any Distribution Date in excess of the amount distributable on the T5-M1 Interest on such Distribution Date shall be treated as having been paid from the Reserve Fund, and any amount distributable on the T5-M1 Interest on such Distribution Date in excess of the amount distributable on Class M1 on such Distribution Date shall be treated as having been paid to the Reserve Fund, all pursuant to and as further described in Section 2.06(d) hereof.

(6)

The lesser of (i) LIBOR plus 0.670% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) will be LIBOR plus 1.005%.  For purposes of the REMIC Provisions, Class M2 shall represent beneficial ownership of the T5-M2 Interest in REMIC 5.  Any amount distributed on Class M2 on any Distribution Date in excess of the amount distributable on the T5-M2 Interest on such Distribution Date shall be treated as having been paid from the Reserve Fund, and any amount distributable on the T5-M2 Interest on such Distribution Date in excess of the amount distributable on Class M2 on such Distribution Date shall be treated as having been paid to the Reserve Fund, all pursuant to and as further described in Section 2.06(d) hereof.

(7)

The lesser of (i) LIBOR plus 1.050% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) will be LIBOR plus 1.575%.  For purposes of the REMIC Provisions, Class M3 shall represent beneficial ownership of the T5-M3 Interest in REMIC 5.  Any amount distributed on Class M3 on any Distribution Date in excess of the amount distributable on the T5-M3 Interest on such Distribution Date shall be treated as having been paid from the Reserve Fund, and any amount distributable on the T5-M3 Interest on such Distribution Date in excess of the amount distributable on Class M3 on such Distribution Date shall be treated as having been paid to the Reserve Fund, all pursuant to and as further described in Section 2.06(d) hereof.

(8)

The lesser of (i) LIBOR plus 1.250% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) will be LIBOR plus 1.875%.  For purposes of the REMIC Provisions, Class M4 shall represent beneficial ownership of the T5-M4 Interest in REMIC 5.  Any amount distributed on Class M4 on any Distribution Date in excess of the amount distributable on the T5-M4 Interest on such Distribution Date shall be treated as having been paid from the Reserve Fund, and any amount distributable on the T5-M4 Interest on such Distribution Date in excess of the amount distributable on Class M4 on such Distribution Date shall be treated as having been paid to the Reserve Fund, all pursuant to and as further described in Section 2.06(d) hereof.

(9)

The lesser of (i) LIBOR plus 1.900% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) will be LIBOR plus 2.850%.  For purposes of the REMIC Provisions, Class B-1 shall represent beneficial ownership of the T5-B1 Interest in REMIC 5.  Any amount distributed on Class B-1 on any Distribution Date in excess of the amount distributable on the T5-B1 Interest on such Distribution Date shall be treated as having been paid from the Reserve Fund, and any amount distributable on the T5-B1 Interest on such Distribution Date in excess of the amount distributable on Class B-1 on such Distribution Date shall be treated as having been paid to the Reserve Fund, all pursuant to and as further described in Section 2.06(d) hereof.

(10)

The lesser of (i) LIBOR plus 3.500% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) will be LIBOR plus 5.250%.  For purposes of the REMIC Provisions, Class B-2 shall represent beneficial ownership of the T5-B2 Interest in REMIC 5.  Any amount distributed on Class B-2 on any Distribution Date in excess of the amount distributable on the T5-B2 Interest on such Distribution Date shall be treated as having been paid from the Reserve Fund, and any amount distributable on the T5-B2 Interest on such Distribution Date in excess of the amount distributable on Class B-2 on such Distribution Date shall be treated as having been paid to the Reserve Fund, all pursuant to and as further described in Section 2.06(d) hereof.

(11)

The Class X Certificates will not have a principal balance and will not bear interest; the Class X Certificates shall be entitled solely to distributions made pursuant to Section 6.05(d)(ix) and (x) hereof.  For purposes of the REMIC Provisions, Class X shall represent (i) beneficial ownership of the T5-X Interest in REMIC 5; (ii) beneficial ownership of the Reserve Fund; (iii) beneficial ownership of the Cap Agreement and (iv) an interest in the notional principal contracts described in Section 2.06(d) hereof.

(12)

The Class X Certificates shall be issued in minimum denominations in Percentage Interest of 10%.

(13)

A per annum rate equal to the excess, if any, of (i) the lesser of 4.00% and the Class F Mortgage Loan Net WAC over (ii) LIBOR for such date.  For purposes of the REMIC Provisions, Class F shall represent beneficial ownership of the T5-F Interest in REMIC 5.  Any amount distributed on Class F on any Distribution Date in excess of the amount distributable on the T5-F Interest on such Distribution Date shall be treated as having been paid from the Reserve Fund, pursuant to and as further described in Section 2.06(d) hereof.

(14)

The Class F Certificates shall be issued in minimum denominations in Percentage Interest of 10%.

(15)

The Class P Certificates shall be issued without an Interest Rate, and shall be issued in minimum denominations in Percentage Interest of 10%.  For purposes of the REMIC Provisions, the Class P Certificates shall represent beneficial ownership of the T5-P Interest in REMIC 5.

(16)

The Class R Certificates will not have a principal balance and will not bear interest.  For purposes of the REMIC Provisions, the Class R Certificates shall represent beneficial ownership of the R-1, R-2, R-3, R-4 and R-5 Interests.

(17)

The Class R Certificates shall be issued as two separate certificates, one having a Percentage Interest of 99.99999% and the Tax Matters Person Certificate having a Percentage Interest of 0.00001%.

ARTICLE I

DEFINITIONS

Section 1.01.  Certain Defined Terms.

As used herein, the following terms shall have the following meanings:

60-Day Delinquency Rate:  With respect to any Due Period, the fraction, expressed as a percentage, (a) the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 days or more delinquent, all Mortgage Loans in foreclosure, and all Mortgage Loans relating to REO Property as of the close of business on the last day of such Due Period and (b) the denominator of which is the Pool Balance on the last day of such Due Period.

2003-G Re-sold Mortgage Loan:  Any Mortgage Loan assigned by the 2003-G Revolving Trust to BFPT II and subsequently assigned by BFPT II to the Depositor pursuant to the BFPT II Assignment Agreement and identified on Schedule II-A hereto.

2003-G Revolving Assignment Agreement:  The Assignment and Relinquishment of Security Interest Agreement dated as of November 1, 2004, by and among the 2003-G Revolving Trust, BFPT II and the Indenture Trustee, as such may be amended or supplemented from time to time.

2003-G Revolving Purchase Agreement:  The Mortgage Loan Purchase Agreement dated as of December 1, 2003, by and between the Seller and BFPT II, providing for the transfer of certain mortgage loans (including the 2003-G Re-sold Mortgage Loans) to BFPT II.

2003-G Revolving Trust:  Bayview Financial Revolving Asset Trust 2003-G.

2004-B Re-sold Mortgage Loan:  Any Mortgage Loan assigned by the 2004-B Revolving Trust to BFPT II and subsequently assigned by BFPT II to the Depositor pursuant to the BFPT II Assignment Agreement and identified on Schedule II-B hereto.

2004-B Revolving Assignment Agreement:  The Assignment and Relinquishment of Security Interest Agreement dated as of November 1, 2004, by and among the 2004-B Revolving Trust, BFPT II and the Indenture Trustee, as such may be amended or supplemented from time to time.

2004-B Revolving Purchase Agreement:  The Mortgage Loan Purchase Agreement dated as of April 1, 2004, by and between the Seller and BFPT II, providing for the transfer of certain mortgage loans (including the 2004-B Re-sold Mortgage Loans) to BFPT II.

2004-B Revolving Trust:  Bayview Financial Revolving Asset Trust 2004-B.

Accepted Master Servicing Practices:  With respect to any Mortgage Loan, those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer).

Accrual Period:  With respect to the Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day immediately preceding the current Distribution Date.  All calculations of interest on the Class A-IO Certificates shall be made on the basis of a 360-day year assumed to consist of twelve 30-day months, and all calculations of interest on the LIBOR Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

Additional Collateral:  With respect to any Additional Collateral Mortgage Loan, the marketable securities and other acceptable collateral pledged as collateral pursuant to the related pledge agreements.

Additional Collateral Mortgage Loan:  Each Mortgage Loan identified as such on the Mortgage Loan Schedule.

Adjustable Rate Mortgage Loan:  A Mortgage Loan that provides for the adjustment of the Mortgage Rate payable in respect thereto, identified as such on the Mortgage Loan Schedule.

Adjusted Class F Rate:  With respect to any Distribution Date, the product of (i) the fraction, expressed as a percentage, the numerator of which is the Class F Distribution Amount for such date and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the start of the related Due Period, and (ii) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Due Period.

Adjusted Lower Tier WAC:  For any Accrual Period, the product of (a) two and (b) the weighted average of the interest rates on the T4-Q, T4-A, T4-M1, T4-M2, T4-M3, T4-M4, T4-B1 and T4-B2 Interests determined for this purpose by first subjecting the rate payable on the T4-Q Interest to a cap of zero, and subjecting the rate payable on each of the T4-A, T4-M1, T4-M2, T4-M3, T4-M4, T4-B1 and T4-B2 Interests to a cap that corresponds to the Interest Rate for the Corresponding Class of Certificates; provided that, the Interest Rate of each such Class shall be determined by substituting the REMIC 4 Net WAC Rate for the Class A Available Funds Cap or the Subordinate Available Funds Cap, as applicable.

Adjusted Net WAC:  With respect to any Distribution Date, the weighted average (by Principal Balance) of the Net Mortgage Rates of the Mortgage Loans minus the Adjusted Class F Rate for such date.

Advances:  Delinquency Advances and Servicing Advances.

Adverse Claim:  Any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than any security interest created under this Agreement.

Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

AFC Shortfall:  As defined in Section 2.06(d) hereof.

Affiliate:  With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement:  This Pooling and Servicing Agreement, as amended from time to time, including all exhibits and schedules hereto.

Applied Loss Amount:  With respect to any Distribution Date, the amount, if any, by which (x) the aggregate principal balance of the LIBOR Certificates after giving effect to distributions on such date, but before giving effect to any application of the Applied Loss Amount, exceeds (y) the Pool Balance for such date.

Assignment:  With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage.

Assignment Agreement:  Each of the 2003-G Revolving Assignment Agreement and the 2004-B Revolving Assignment Agreement.

Authorized Officer:  With respect to any corporation or limited liability company, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or the members and manager of such limited liability company specifically authorized in resolutions of the Board of Directors of such corporation or limited liability company to sign agreements, instruments or other documents in connection with this Agreement on behalf of such corporation or limited liability company, as the case may be.  With respect to any trust, any Authorized Officer of the corporate trustee or any individual co-trustee.

Available Excess Interest:  Not applicable.

Balloon Loan:  A Mortgage Loan with a Monthly Payment that does not fully amortize the principal amount of such Mortgage Loan over its term to stated maturity and that requires a substantial principal payment at maturity.

Balloon Payment:  With respect to any Balloon Loan, a payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is greater than the preceding Monthly Payment.

Basic Documents:  This Agreement, the Purchase Agreement, the Servicing Agreements, the Assignment Agreements, the BFPT II Assignment Agreement, the Diligence Agreement, and any other agreements relating to the servicing of the Mortgage Loans, the Cap Agreement and any amendment or supplement to any such document.

Basis Risk Payment:  With respect to any Distribution Date and any Class of LIBOR Certificates, an amount equal to the sum of (i) any Basis Risk Shortfall, (ii) any Unpaid Basis Risk Shortfall, and (iii) any amount required to be deposited into the Reserve Fund in order to satisfy the Reserve Fund Requirement for such Distribution Date, less any amounts received by the Trust Fund pursuant to the Cap Agreement; provided, however, that the amount of the Basis Risk Payment for any Distribution Date shall not exceed the amount of Excess Cashflow otherwise distributable to the Class X Certificate pursuant to Section 6.05(d)(ix).

Basis Risk Shortfall:  With respect to any Distribution Date and any Class of LIBOR Certificates, the amount, if any, by which (i) the amount of interest for such Class calculated on the basis of the applicable Interest Rate but without regard to the Class A Available Funds Cap or the Subordinate Available Funds Cap, as applicable, exceeds (ii) the aggregate amount of interest distributable on such Class on such date, calculated on the basis of the Class A Available Funds Cap or the Subordinate Available Funds Cap, as applicable.

BFPT II:  Bayview Financial Property Trust II, a Delaware statutory trust.

BFPT II Assignment Agreement:  The assignment agreement dated as of November 1, 2004, between BFPT II and the Depositor, as such may be amended or supplemented from time to time.

BLS:  Bayview Loan Servicing, LLC, or any successor thereto.

BLS Servicing Agreement:  The Servicing Agreement dated as of November 1, 2004, entered into by BLS, or any successor Servicing Agreement pursuant to which Mortgage Loans initially serviced by BLS are being serviced.

Book-Entry Certificate:  Any Certificate registered in the name of the Depository or its nominee.

Business Day:  Any day other than a Saturday or a Sunday, or another day on which banks in the State of Maryland, the State of Minnesota, the State of North Carolina or the State of New York (or such other states in which the Corporate Trust Office or the principal offices of the Master Servicer or any Servicer are subsequently located, as specified in writing by such party to the other parties hereto) are required, or authorized by law, to close.

Cap Agreement:  The interest rate cap agreement entered into by the Trustee on behalf of Certificateholders, which agreement provides for payment by the Cap Provider to the Trust Fund subject to the conditions provided therein, together with any schedules or other agreements relating thereto, attached hereto as part of Exhibit G (as such may be modified or replaced in connection with the sale of any Excess Cap Amount).

Cap Provider:  The counterparty (or any guarantor) to the Trustee required to make payments to the Trust Fund under the Cap Agreement.

Carryforward Interest:  With respect to any Distribution Date and to each Class of Certificates other than the Residual Certificates, the amount, if any, by which (i) the sum of (x) Current Interest for such Class for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (ii) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date.

CERCLA:  The Comprehensive Environmental Response, Compensation and Liability Act of 1980.

Certificate:  Any of the Certificates issued pursuant to this Agreement, substantially in the forms attached hereto as Exhibit A.

Certificate Distribution Account:  The separate Eligible Account established and maintained by the Trustee pursuant to Section 6.02(a).

Certificate Owner or Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books and records of the Depository or on the books of a Direct Participant or on the books of an Indirect Participant for which a Direct Participant acts as agent.

Certificate Register:  The register maintained pursuant to Section 5.02 hereof.

Certificate Registrar:  The registrar specified in Section 5.02 hereof.

Certificateholder or Holder.  The person in whose name a Certificate is registered in the Certificate Register.

Civil Relief Act:  The Servicemembers Civil Relief and similar state laws, as amended.

Class:  Any Certificates having the same class designation.

Class A Available Funds Cap:  With respect to the Class A Certificates and any Distribution Date, (A)(1)(a)(i) the aggregate of interest accrued (whether or not collected or advanced) for the related Due Period on all the Mortgage Loans at the applicable Net Mortgage Rates minus (ii) the aggregate of interest accrued for the related Accrual Period on all Classes of Senior Certificates having a higher priority of distribution with respect to interest than the Class A Certificates, multiplied by (b) the Class A Available Funds Cap Percentage divided by (2) the Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Class A Available Funds Cap Percentage:  With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Balance of the Class A Certificates and the denominator of which is the aggregate Class Principal Balance of the LIBOR Certificates, in each case immediately prior to that Distribution Date.

Class A-IO Termination Amount:  With respect to the Class A-IO Certificates and the date of termination of the Trust Fund pursuant to Section 10.02(a) or (b), an amount equal to the sum of (i) an amount equal to the present value of the remaining scheduled distributions on the Class A-IO Certificates, calculated on the basis of a discount rate equal to 4.25% per annum and (ii) the aggregate amount of any Carryforward Interest for such Class remaining unpaid.

Class F Distribution Amount:  With respect to any Distribution Date (I) on or prior to November 2008, an amount equal to (A) the excess, if any, of  (i) the lesser of 4.00% and the Class F Mortgage Loan Net WAC over (ii) LIBOR for the related Accrual Period, multiplied by (B) a fraction, expressed as a percentage, the numerator of which is the actual number of days in the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first period) and ending on the day immediately preceding such Distribution Date, and the denominator of which is 360, multiplied by (C) the total Principal Balance of the Class F Mortgage Loans as of the first day of the related Due Period and (II) thereafter, $0.

Class F Mortgage Loan:  Each Mortgage Loan identified on Schedule I-F hereto, the Principal Balance of which is reflected in the Class Notional Balance of the Class F Certificates.

Class F Mortgage Loan Net WAC:  With respect to any Distribution Date, the weighted average (by Principal Balance) of the Net Mortgage Rates of the Class F Mortgage Loans for such Distribution Date.

Class F Shortfall:  With respect to any Distribution Date and the Class F Certificates, the amount, if any, by which the Class F Distribution Amount, calculated without regard to the Class F Mortgage Loan Net WAC, exceeds the amount distributable on such Class on such date.

Class Notional Balance:  With respect to each Distribution Date and the related Accrual Period, and (i) the Class A-IO Certificates, the lesser of (a) the Pool Balance for such Distribution Date and (b) the amount set forth on Exhibit F for such Distribution Date; and (ii) the Class F Certificates (a) for each Distribution Date through November 2008, the aggregate Principal Balance of the Class F Mortgage Loans, as of the first day of the related Due Period and (b) for each Distribution Date thereafter, $0.

Class P Distribution Amount:  With respect to each Distribution Date, all prepayment premiums or penalties or yield maintenance payments received by the Servicers with respect to the Mortgage Loans so identified on the Mortgage Loan Schedule and remitted to the Master Servicer as provided in the applicable Servicing Agreement during the related Prepayment Period in connection with any Prepayments in Full or partial Principal Prepayments.

Class Principal Balance:  With respect to any Class of Certificates entitled to distributions in respect of principal and any date, the initial aggregate principal balance of the Certificates of such Class less the sum of (i) all amounts previously distributed to Holders of the Certificates of such Class with respect to principal pursuant to Section 6.05 hereof and (ii) all Applied Loss Amounts previously allocated to such Class pursuant to Section 6.07; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Class Principal Balance of any Class of Subordinate Certificates then outstanding to which an Applied Loss Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) any Deferred Principal Amount for each such Class immediately prior to such Distribution Date and (ii) the total amount of any Subsequent Recovery distributed on such date to Certificateholders, after application (for this purpose) to more senior Classes of Subordinate Certificates.

Class X Distributable Amount:  On any Distribution Date, the amount of interest that has accrued on the Class X Notional Balance, as described in the Preliminary Statement to this Agreement, but that has not been distributed prior to such date.  In addition, such amount shall include the initial Overcollateralization Amount of $4,265,084.75 (less $100 of such amount allocated to the Class P Certificates) to the extent such amount has not been distributed on an earlier Distribution Date as part of the Overcollateralization Release Amount.

Class X Excess Cap Amount:  As defined in Section 6.12(b).

Closing Date:  December 14, 2004.

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The separate Eligible Account established and maintained by the Master Servicer, on behalf of the Trustee, pursuant to Section 4.07.

Combined Loan-to-Value Ratio:  With respect to any Junior Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the Principal Balance of such Mortgage Loan as of the Cut-off Date, plus the aggregate outstanding principal balance of the mortgage loan senior thereto, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of (i) the lesser of the appraised value at origination or the sales price of such Mortgaged Property or (ii) a broker price opinion prepared after origination.

Commission:  As defined in Section 4.31(a) hereof.

Compensating Interest:  With respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Master Servicing Fees payable to the Master Servicer with respect to all Mortgage Loans for such Distribution Date and (ii) the aggregate of prepayment interest shortfalls with respect to Prepayments in Full on any Non-Servicer Obligated Mortgage Loans for such Distribution Date.

Control:  The meaning specified in Section 8-106 of the New York UCC.

Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan listed, together with the applicable purchase price percentage, on Schedule I-D hereto, which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Corporate Trust Office:  401 S. Tryon Street, Charlotte, North Carolina 28288-1179.

Corresponding Class:  The Class of Certificates that corresponds to a class of interests in REMIC 4 or REMIC 5, as applicable.

Corresponding REMIC 4 IO:  With respect to each Lower Tier Interest in REMIC 3 having an “A-IO” in its Class designation, the Class of Lower Tier Interest in REMIC 4 having an “A-IO” in its Class designation that has the same numeric designation.

Cross-Collateralized Mortgage Loan:  Any Mortgage Loan identified on the Mortgage Loan Schedule as cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (i) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (ii) the Cut-off Date Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Loss Percentage

December 2007 through November 2008	2.20% for the first month plus an additional 1/12 of 0.55% for each month thereafter

December 2008 through November 2009	2.75% for the first month plus an additional 1/12 of 0.36% for each month thereafter

December 2009 through November 2010	3.11% for the first month plus an additional 1/12 of 0.14% for each month thereafter

December 2010 and thereafter	3.25%

Cumulative Realized Loss Percentage:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses on the Mortgage Loans as of such Distribution Date and the denominator of which is the Cut-off Date Pool Balance.

Current Interest: With respect to each Class of Certificates other than the Residual Certificates and the Class X and Class P Certificates and any Distribution Date, the aggregate amount of interest accrued during the applicable Accrual Period at the applicable Interest Rate on the Class Principal Balance or Class Notional Balance of such Class immediately prior to such Distribution Date.

Current Overcollateralization Percentage:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Overcollateralization Amount for such Distribution Date and the denominator of which is the Pool Balance for such date.

Custodial Account:  The custodial account maintained by a Servicer pursuant to a Servicing Agreement.

Cut-off Date:  November 1, 2004.

Cut-off Date Pool Balance:  $553,112,984.75.

Debt:  For any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

Deferred Principal Amount:  With respect to any Distribution Date and to any Class of Subordinate Certificates, the amount, if any, by which (i) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (ii) the sum of (a) the aggregate of amounts previously distributed on such Class in reimbursement of such amounts and (b) the amount by which the Class Principal Balance of such Class has been increased due to any Subsequent Recovery.

Deficient Valuation:  With respect to any Mortgage Loan, the dollar amount of any reduction in the principal balance owed by the related Mortgagor, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Mortgagor.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Delinquency Advance:  With respect to the Master Servicer, as defined in Section 4.26(a) hereof, and with respect to any Servicer, any advance of funds in respect of a delinquent Monthly Payment made pursuant to the terms of the applicable Servicing Agreement.

Delinquency Event:  A Delinquency Event will have occurred with respect to any Distribution Date if the 60-Day Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 14.00%.

Depositor:  Bayview Financial Securities Company, LLC, a Delaware limited liability company, and its successors and assigns.

Depository:  The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

Determination Date:  With respect to any Distribution Date, the 18th day of the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

Diligence Agreement:  The mortgage loan diligence agreement dated December 7, 2004, between the Seller, as agent, and the Depositor, as such may be amended or supplemented from time to time, relating to the Re-sold Mortgage Loans.

Direct Participant:  Any broker-dealer, bank or other financial institution for which the Depository holds the Book-Entry Certificates from time to time as a securities depository.

Directly Operate:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulation Section 1.512(b)-1(c)(5)) customarily provided to the tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business, in each case other than through an Independent Contractor; provided, however, that the Servicer shall not be considered to Directly Operate an REO Property solely because the Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property or take other activities consistent with Section 1.856-4(b)(5)(iii) of the Treasury Regulations.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Date:  The 28th calendar day of each month (or the immediately succeeding Business Day if such day is not a Business Day), commencing in December 2004.

Dollar and $:  Lawful currency of the United States of America.

Due Date:  The day of the calendar month in which the Monthly Payment on a Mortgage Loan is due.

Due Period:  The period from and including the second day of the calendar month preceding the calendar month in which any Distribution Date occurs to and including the first day of the calendar month in which such Distribution Date occurs, or in the case of Mortgage Loans serviced by Washington Mutual Bank, FA, the calendar month immediately preceding the month in which such Distribution Date occurs.

Effective Loan-to-Value Ratio:  A fraction, expressed as a percentage, the numerator of which is equal to the Principal Balance of such Mortgage Loan as of the Cut-off Date, less the amount of Additional Collateral required to secure such Mortgage Loan at the time of origination, if any, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of (i) the lesser of the appraised value at origination or the sales price of such Mortgaged Property or (ii) a broker price opinion prepared after origination.

Electronic Ledger:  The electronic master record of the Mortgage Loans maintained by the Master Servicer or any Servicer.

Eligible Account:  (i) An account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's, A-1+ by S&P and F-1+ by Fitch at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee.  Eligible Accounts may bear interest.

Eligible Investments:  Any of the following (which may be purchased by or through the Trustee, the Master Servicer or any of their respective Affiliates):

(i)

obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(ii)

repurchase agreements on obligations specified in clause (a);  provided, that the short-term debt obligations of the party agreeing to repurchase are rated no less than F1 by Fitch, A-1 by S&P and P-1 by Moody’s;

(iii)

federal funds, certificates of deposit, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such depository institution or trust company are rated no less than F1 by Fitch, A-1 by S&P and P-1 by Moody’s;

(iv)

commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated no less than F1 by Fitch, A-1 by S&P and P-1 by Moody’s;

(v)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a short-term credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, no less than F1 by Fitch, A-1 by S&P and P-1 by Moody’s; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the Pool Balance; provided, further, that such securities will not be Eligible Investments if they are identified as being under review with negative implications from either Rating Agency;

(vi)

securities of money market funds or mutual funds rated AAAm or AAAm-G by S&P, AAA or better by Fitch (if rated by Fitch) and Aa1 by Moody’s (including any such funds for which the Trustee in its individual capacity or the Master Servicer, or any of their respective Affiliates, receives compensation as administrator, sponsor, agent or the like); and

(vii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security, or other investment rated in the highest rating category by each Rating Agency or otherwise approved in writing by each Rating Agency;

provided that (A) such obligation or security is held for a temporary period pursuant to Treasury Regulation Section 1.860G-2(g)(1) and (B) no instrument described above is permitted to evidence either the right to receive (a) only interest or only principal with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

Enhancement Percentage:  With respect to each Class of LIBOR Certificates and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Class Principal Balance of each Class of Subordinate Certificates having a lower priority of distribution than such Class, (ii) the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero unless the Class Principal Balance of each Class of Subordinate Certificates has been reduced to zero) and shall be calculated on the basis of the assumption that the Principal Distribution Amount has been distributed on such Distribution Date and no Trigger Event has occurred), and (iii) amounts on deposit in the Reserve Fund after giving effect to withdrawals therefrom on such date, in each case after giving effect to distributions on such Distribution Date, and the denominator of which is the Pool Balance for such date.

Entitlement Holder:  The meaning specified in Section 8-102(a)(7) of the New York UCC.

Entitlement Order:  The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificates:  Each Class of Certificates other than the Class A and Class A-IO Certificates.

Event of Master Servicer Default:  As defined in Section 4.17.

Excess Cap Amount:  As of any date on which the notional balance of the Cap Agreement exceeds the aggregate Principal Balance of the Fixed Rate Mortgage Loans, the amount payable under such Cap Agreement in respect of such excess on such date.

Excess Cashflow:  With respect to any Distribution Date, the sum of (a) Excess Interest for such date and (b) the Overcollateralization Release Amount for such date.

Excess Interest:  With respect to any Distribution Date, the amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (ix) of Section 6.05(b) on such date.

Exchange Act:  The Securities and Exchange Act of 1934, as amended.

Excluded Servicing Obligations:  As defined in Section 4.01 hereof.

Excluded Trust Assets:  As defined in the Preliminary Statement to this Agreement.

Fannie Mae:  Fannie Mae, the entity formerly known as the Federal National Mortgage Association.

FDIC:  The Federal Deposit Insurance Corporation.

FHA:  The Federal Housing Administration.

FHA Approved Mortgagee:  A corporation or other entity approved as a mortgagee by FHA under the Housing Act and applicable FHA Regulations, and eligible to own and service, as applicable, loans insured by the FHA.

FHA Insurance:  An insurance policy granted by the FHA with respect to any Mortgage Loan.

FHA Mortgage Loan:  At any time, any Mortgage Loan that is subject to FHA Insurance and eligible for reimbursement thereunder.

FHA Regulations:  Regulations promulgated by HUD under the Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA, including, without limitation, related handbooks, circulars, notices and mortgagee letters.

FHA/VA Claim Proceeds:  Either (i) the amount of insurance proceeds received from the FHA under FHA Insurance in the event of a default with respect to an FHA Mortgage Loan or (ii) the amount of proceeds received from the VA under a VA Guaranty in the event of a default with respect to a VA Mortgage Loan.

Final Scheduled Distribution Date:  With respect to each Class of Certificates (other than the Class A-IO and Class F Certificates), the Distribution Date in August 2044, in the case of the Class A-IO Certificates, the Distribution Date in May 2007, and in the case of the Class F Certificates, the Distribution Date in November 2008.

Financial Asset:  The meaning specified in Section 8-102(a)(9) of the New York UCC.

Fitch:  Fitch, Inc. or any successor thereto.

Fixed Rate Mortgage Loan:  A Mortgage Loan that has a fixed Mortgage Rate, identified as such on the Mortgage Loan Schedule.

Foreclosure Restricted Loan:  Each Mortgage Loan listed on Schedule I-H hereto and with respect to which foreclosure (or deed-in-lieu of foreclosure or similar) proceedings are instituted on or before the first anniversary of the Closing Date.

Freddie Mac:  Freddie Mac, the entity formerly known as the Federal Home Loan Mortgage Corporation.

Full Recourse Servicing Agreement:  Any Servicing Agreement that obligates the related Servicer to make delinquency advances in respect of FHA Mortgage Loans or VA Mortgage Loans without regard to recoverability thereof from the proceeds of the related Mortgage Loans, or to pay buydown amounts or realized loss amounts with respect to the related Mortgage Loans from its own funds.

GAAP:  Generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

Governmental Authority:  The United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

Gross Prepayment Interest Excess:  With respect to any Distribution Date and the Non-Servicer Obligated Mortgage Loans, the excess of (x) the aggregate amount of interest paid in respect of any such Mortgage Loans that were the subject of a Prepayment in Full during the related Prepayment Period and any other amounts allocable to interest received in respect of such Mortgage Loans that are distributable on such Distribution Date over (y) the interest portion of the Monthly Payment due on such Mortgage Loans during the related Due Period.

Gross Prepayment Interest Shortfall:  With respect to any Distribution Date and the Non-Servicer Obligated Mortgage Loans, the excess of (x) the interest portion of the Monthly Payment due on any such Mortgage Loans during the related Due Period that were the subject of a Prepayment in Full during the related Prepayment Period over (y) the aggregate amount of interest paid by related Mortgagors in respect of the amounts of such Prepayments in Full and any other amounts allocable to interest received from such Mortgagors that are distributable on such Distribution Date.  A Gross Prepayment Interest Shortfall will not result from a partial prepayment of a Mortgage Loan.

Holdback Amount:  With respect to any Holdback Mortgage Loan, any portion of the indebtedness evidenced by the related Mortgage Note that is not disbursed to the related Mortgagor, and is held in a custodial account established by the Servicer for the benefit of the Trustee, as identified on Schedule I-E attached hereto.

Holdback Mortgage Loan:  Not Applicable.

Housing Act:  The National Housing Act of 1934, as amended.

HUD:  United States Department of Housing and Urban Development.

Independent Contractor:  (i) Any Person (other than the Subservicer) that would be an “independent contractor” within the meaning of Section 856(d)(3) of the Code if the Servicer were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class, or 35% or more of the aggregate of all Classes of the Certificates), so long as the Servicer does not receive or derive any income from such Person and provided that the relationship between such Person and the Servicer is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Subservicer) if the Servicer has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Servicer, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

Independent Public Accountant:  Any of (a) Deloitte & Touche LLP, (b) PricewaterhouseCoopers, (c) Ernst & Young LLP and (d) KPMG LLP (and any successors of the foregoing); provided, that such firm must be independent with respect to the Master Servicer or any Servicer, as the case may be, within the meaning of the Securities Act.

Index:  With respect to each Adjustable Rate Mortgage Loan, the index specified in the related Mortgage Note or installment sale contract that, when added to the gross margin specified therein, equals the Mortgage Rate thereon.

Indirect Participant:  Any financial institution for which any Direct Participant holds an interest in a Book-Entry Certificate.

Initial Aggregate Certificate Principal Balance:  $548,848,100.

Insurance Fee Rate:  Not applicable.

Insurance Policy:  Any hazard, title, flood, environmental or primary mortgage or other insurance policy, including any Primary Mortgage Insurance Policy, relating to a Mortgage Loan.

Insurance Proceeds:  With respect to any Distribution Date, all insurance proceeds received by the Master Servicer or any Servicer during the related Prepayment Period (including, without limitation, the proceeds of any hazard insurance, flood insurance or title insurance policies, or Primary Mortgage Insurance Policies, and payments made by the Master Servicer or any Servicer pursuant hereto in respect of a deductible clause in any blanket policy) that are not Liquidation Proceeds, that are not applied to the restoration or repair of the related Property or other servicing expenses or released to the related Mortgagor in accordance with the normal servicing procedures of the Master Servicer or such Servicer, and were applied by the Master Servicer or such Servicer to reduce the Principal Balance of the related Mortgage Loan or to pay interest on the related Mortgage Loan.

Interest:  Each interest in a REMIC as designated in the Preliminary Statement to this Agreement.

Interest Rate:  With respect to each Class of Certificates other than the Class X, Class P and Class R Certificates, the per annum rate of interest applicable to Certificates of such Class, as specified in the Preliminary Statement to this Agreement.

Interest Remittance Amount:  With respect to any Distribution Date, to the extent conveyed to the Trustee hereunder and received by the Master Servicer and to the extent provided in this Agreement and the applicable Servicing Agreement, (a) the sum of (i) all interest collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments during the related Due Period, other than any prepayment premiums or yield maintenance payments, which will be distributed to the Class P Certificate and will not be available to make payments on any other Class of Certificates, less (x) the Master Servicing Fee, the applicable Servicing Fees, the premium for any lender-paid Primary Mortgage Insurance and the Retained Interest Rate, if any, (y) Outstanding Advances and other amounts due to the Master Servicer, the Servicers, the Trustee (other than the Trustee Fee), to the extent allocable to interest, and (z) any Net Prepayment Interest Excess for such Distribution Date, (ii) any Compensating Interest paid by the Master Servicer and any amounts paid by any Servicer in respect of prepayment interest shortfalls with respect to such Distribution Date, (iii) the portion of the Purchase Price allocable to interest (less Outstanding Advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers, the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period, (iv) the portion of any Substitution Amount allocable to interest paid during the related Prepayment Period and (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected and remittances made during the related Prepayment Period (including proceeds of Additional Collateral), to the extent allocable to interest, less Outstanding Advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers, the Trustee, to the extent allocable to interest, as reduced by (b) any expenses of the Trustee reimbursable pursuant to this Agreement and not reimbursed pursuant to clauses (a)(i), (a)(iii) or (a)(v) above.

Investment Company Act:  The Investment Company Act of 1940, as amended.

Junior Mortgage Loan:  Not applicable.

Latest Possible Maturity Date:  The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Closing Date.

LIBOR:  As to any Accrual Period other than the initial Accrual Period, the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the related LIBOR Rate Adjustment Date.  “Telerate Screen Page 3750” means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the Master Servicer), the rate will be the Reference Bank Rate.  The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of the LIBOR Certificates then outstanding.  The Master Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations.  If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Master Servicer as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.  If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

LIBOR for the initial Accrual Period shall be 2.3975%.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England or in the city of New York, New York are required or authorized by law to be closed.

LIBOR Certificate:  Any of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 or Class B-2 Certificates.

LIBOR Rate Adjustment Date:  With respect to any Accrual Period (other than the initial Accrual Period), the second LIBOR Business Day immediately prior to the commencement of such Accrual Period.

Liquidated Mortgage Loan:  As to any Distribution Date, any Mortgage Loan in respect of which the related Servicer or the Master Servicer, as applicable, has determined, in accordance with the servicing procedures specified herein and in the applicable Servicing Agreement, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

Liquidation Expenses:  Customary and reasonable out-of-pocket expenses exclusive of overhead which are incurred by a Servicer or the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any Outstanding Advances expended by any Servicer or the Master Servicer with respect to such Mortgage Loan.

Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy and the proceeds from the sale of REO Property, and including any FHA/VA Claim Proceeds not retained by the applicable Servicer pursuant to the related Servicing Agreement) recovered by the Master Servicer or any Servicer in connection with such Liquidated Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

Loan Collateral:  With respect to any Mortgage Loan, the related Mortgaged Property and any personal property securing the related Mortgage Loan, including any lessor’s interest in such property, whether characterized or recharacterized as an ownership or security interest, and including any accounts or deposits pledged to secure such Mortgage Loan, and any Additional Collateral.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the Principal Balance of such Mortgage Loan as of the Cut-off Date, and the denominator of which is equal to the value of the related Mortgaged Property on the basis of (i) the lesser of the appraised value at origination or the sales price of such Mortgaged Property or (ii) a broker price opinion prepared after origination.

Loss Amount:  With respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate of Realized Losses incurred during the related Prepayment Period and (ii) funds remaining on deposit in the Reserve Fund after application pursuant to Section 6.05(d)(iii).

Management Agreement:  The management agreement dated the Closing Date between the Manager, the Depositor and the Trustee, as such may be amended or supplemented from time to time.

Manager:  Bayview Financial, L.P., as manager under the Management Agreement.

Manufactured Home:  A new or used unit of manufactured housing.

Manufactured Housing Loan:  A Mortgage Loan made to finance the purchase of a Manufactured Home.

Master Servicer:  Wells Fargo Bank, N.A., or any successor or permitted assign under the terms of this Agreement.

Master Servicer Remittance Date:  With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

Master Servicer’s Monthly Report:  The report containing the information described in Section 4.27 hereof.

Master Servicing Fee:  Subject to Section 4.13, with respect to each Distribution Date and each Mortgage Loan, the product of the Master Servicing Fee Rate and the Principal Balance or principal amount of such Mortgage Loan as of the start of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

Master Servicing Fee Rate:  Subject to Section 4.13, 0.015% per annum.

Maximum Master Servicing Fee Rate:  0.035% per annum.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

Minimum Bid Price:  An amount equal to the sum of (i) the aggregate unpaid principal balance of the Mortgage Loans plus any accrued and unpaid interest thereon from the date as to which interest was last paid to (but not including) the date of purchase, calculated at the Mortgage Rate thereon, (ii) the fair market value of all other property of the Trust Fund as determined by a third party appraisal (on all property other than cash) which appraisal may be relied upon by the Trustee, (iii) any unpaid Servicing Advances, fees and expenses of the Master Servicer, the Servicers, the Trustee and any Pool PMI Insurer (including indemnities), (iv) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any predatory or abusive lending law arising from or in connection with the origination of such Mortgage Loan and (v) the Class A-IO Termination Amount.

Mixed Use Property:  A property occupied for both residential and commercial purposes.

Monthly Payment:  The scheduled monthly principal and interest payment on a Mortgage Loan for any month, as such monthly payment may have been reduced by any Deficient Valuation.  The Monthly Payment on each Balloon Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.  The Monthly Payment for any Non-Monthly Mortgage Loan that provides for payments at two-week intervals shall be deemed to include all bi-weekly payments due on such Mortgage Loan during the related Due Period.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.

Mortgage:  The written instrument creating a valid lien on real property or a Manufactured Home, which instrument may be in the form of a mortgage, deed of trust, deed to secure debt or security deed, certificate of title or other instrument creating a lien on or interest in the Loan Collateral; or, in the case of a Cooperative Loan, the Security Agreement.

Mortgage File:  As defined in Section 2.01 hereof.

Mortgage Loan:

(a)

either

(i)

a fixed rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn and a Holdback Mortgage Loan under which Holdback Amounts may be disbursed or applied to principal) mortgage loan and promissory note or installment sale contract, including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the Mortgage Loan Schedule and included as part of the Trust Fund; or

(ii)

an adjustable rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn and a Holdback Mortgage Loan under which Holdback Amounts may be disbursed or applied to principal) mortgage loan and promissory note or installment sale contract, including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the Mortgage Loan Schedule and included as part of the Trust Fund;

(b)

all security interests or liens and real and personal property subject thereto from time to time purporting to secure payment by the related Mortgagor;

(c)

all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, Uniform Commercial Code financing statements, certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Mortgage Loan;

(d)

all collections with respect to any of the foregoing;

(e)

all Records with respect to any of the foregoing; and

(f)

all proceeds of any of the foregoing.

Mortgage Loan Certificate:  With respect to each Mortgage Loan with FHA Insurance, the mortgage insurance certificate evidencing such insurance.

Mortgage Loan Negative Amortization:  With respect to any Adjustable Rate Mortgage Loan that provides for negative amortization, an amount added to the principal balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note, generally equal to the excess, if any, of interest accrued at the Mortgage Rate for any month over the greater of (a) the amount of the Monthly Payment for such month and (b) the amount of interest received in respect of such month from the related Mortgagor.

Mortgage Loan Schedule:  As of any date, the list of Mortgage Loans included in the Trust Fund, attached hereto as Schedule I (and subdivided into Schedule I-A, Schedule I-B, Schedule I-C, Schedule I-D, Schedule I-E, Schedule I-F, Schedule I-G and Schedule I-H).  The Mortgage Loan Schedule shall be prepared by or on behalf of the Depositor and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the city, state and zip code;

(iv)

a code indicating whether the Mortgaged Property is owner-occupied;

(v)

the type of residential dwelling, if any, constituting the Mortgaged Property;

(vi)

the lien position of such Mortgage Loan;

(vii)

whether such Mortgage Loan is a Balloon Loan;

(viii)

whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(ix)

the original term to maturity (from origination or, if such Mortgage Loan has been modified, from modification);

(x)

the stated remaining months to maturity from the Cut-off Date based on the amortization schedule;

(xi)

the Loan-to-Value Ratio or, in the case of Junior Mortgage Loans, the Combined Loan-to-Value Ratio, at origination;

(xii)

the current Loan-to-Value Ratio or, in the case of Junior Mortgage Loans, the current Combined Loan-to-Value Ratio;

(xiii)

the Mortgage Rate as of the Cut-off Date;

(xiv)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(xv)

the Due Date currently in effect;

(xvi)

the stated maturity date;

(xvii)

the amount of the Monthly Payment due on the first Due Date on or after the Cut-off Date;

(xviii)

the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance;

(xix)

the original principal amount of the Mortgage Loan;

(xx)

the outstanding scheduled principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xxi)

in the case of each Adjustable Rate Mortgage Loan, the gross margin;

(xxii)

a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xxiii)

in the case of each Adjustable Rate Mortgage Loan, the maximum mortgage rate;

(xxiv)

in the case of each Adjustable Rate Mortgage Loan, the minimum mortgage rate;

(xxv)

the Mortgage Rate at origination;

(xxvi)

in the case of each Adjustable Rate Mortgage Loan, the periodic rate cap;

(xxvii)

in the case of each Adjustable Rate Mortgage Loan, the Index;

(xxviii)

 in the case of each Adjustable Rate Mortgage Loan, the first adjustment date immediately following the Cut-off Date;

(xxix)

in the case of each Adjustable Rate Mortgage Loan, the rounding code (nearest 0.125%);

(xxx)

a code indicating the Servicer and related Servicing Fee Rate;

(xxxi)

a code indicating whether such Mortgage Loan is a Pool PMI-Insured Mortgage Loan;

(xxxii)

a code identifying the Pool PMI Insurer, if any;

(xxxiii)

whether such Mortgage Loan provides for negative amortization;

(xxxiv)

 in the case of a Holdback Mortgage Loan, the related Holdback Amount;

(xxxv)

whether prepayment premiums or penalties or yield maintenance payments are to be retained by the related Servicer or allocated to the Class P Certificate;

(xxxvi)

if such Mortgage Loan is a Retained Interest Mortgage Loan, the Retained Interest Rate;

(xxxvii)

a code identifying if such Mortgage Loan is a Cross-Collateralized Mortgage Loan, and the related Mortgage Loan(s); and

(xxxviii)

a code identifying if such Mortgage Loan is an Additional Collateral Mortgage Loan.

Mortgage Note:  The original executed promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or if such Mortgage is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Mortgagor under such Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note, which is set forth in such Mortgage Note.

Mortgaged Property:  Any of (x) the fee simple interest (or, in the case of certain commercial real estate, leasehold interest) in real property, together with improvements thereto and any fixtures, leases and other real or personal property securing the related Mortgage Note, (y) the related Manufactured Home or (z) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor:  With respect to any Mortgage Loan, the Person or Persons primarily obligated to make payments in respect thereto.

M&T Mortgage:  M&T Mortgage Corporation, or any successor thereto.

Multifamily Property:  A multifamily residential rental property consisting of five or more dwelling units.

Net Insurance Proceeds:  As to any Mortgage Loan, any Insurance Proceeds received with respect thereto net of amounts payable therefrom to the Master Servicer or any Servicer in respect of Outstanding Advances relating to such Mortgage Loan.

Net Liquidation Proceeds:  As to any Liquidated Mortgage Loan, Liquidation Proceeds net of amounts payable therefrom to the Master Servicer or any Servicer in respect of Liquidation Expenses and Outstanding Advances relating to such Mortgage Loan.

Net Mortgage Rate:  As to each Mortgage Loan, with respect to any date of determination, a rate per annum equal to the excess of the Mortgage Rate in effect as of the Due Date in the preceding calendar month over the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate, any lender-paid primary mortgage insurance premium expressed as an annual rate and, in the case of a Pool PMI-Insured Mortgage Loan, the Insurance Fee Rate, and, with respect to Mortgage Loans identified on the Mortgage Loan Schedule as “Retained Interest Mortgage Loans,” the applicable Retained Interest Rate.

Net Prepayment Interest Excess:  With respect to any Distribution Date, the excess, if any, of the Gross Prepayment Interest Excess with respect to the Non-Servicer Obligated Mortgage Loans for such Distribution Date over the Gross Prepayment Interest Shortfall with respect to such Mortgage Loans for such Distribution Date.

New York UCC:  The Uniform Commercial Code as in effect in the State of New York.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Non-Monthly Mortgage Loan:  Each Mortgage Loan listed on Schedule I-C hereto.

Non-permitted Foreign Holder:  Any Person other than (A) a Person who is not a Non-U.S. Person or (B) a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code.

Non-Recoverable Advance:  Any Advance which a Servicer (or subservicer, to the extent such subservicer makes Advances on behalf of a Servicer), the Master Servicer or the Trustee, as applicable, has determined in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by such Servicer (or subservicer), the Master Servicer or the Trustee from late payments, Insurance Proceeds, Liquidation Proceeds and other collections or recoveries in respect of the related Mortgage Loan or REO Property.  The determination by a Servicer (or subservicer) or the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Trustee and the Depositor (and in the case of a Servicer (or subservicer), the Master Servicer) setting forth such determination and the procedures and considerations of such Servicer (or subservicer) or the Master Servicer forming the basis of such determination, which shall include a copy of any information or reports obtained by a Servicer (or subservicer) or the Master Servicer which may support such determination.

Non-Servicer Obligated Mortgage Loans:  Each Mortgage Loan identified on Exhibit J hereto.

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Officer’s Certificate:  With respect to any Person, a certificate signed by an Authorized Officer of such Person or, in the case of the Master Servicer or a Servicer, by a Servicing Officer.

Opinion of Counsel:  A written opinion of counsel (who may be counsel to the Seller, the Depositor, the Master Servicer or a Servicer), which opinion is reasonably acceptable to the Trustee.  With respect to any opinion dealing with federal income tax matters and as otherwise set forth in this Agreement, such counsel must (i) in fact be independent of the Seller, the Depositor, the Master Servicer, the Trustee and each Servicer, (ii) not have any direct financial interest in the Seller, the Depositor, the Master Servicer, the Trustee or a Servicer or in any Affiliate of any of them and (iii) not be connected with the Seller, the Depositor, the Master Servicer, the Trustee or a Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Originator:  The Person that originated the Mortgage Loan pursuant to a written agreement with the related Mortgagor.

Outstanding Advances:  As of any date with respect to a Mortgage Loan, the total amount of Advances made on such Mortgage Loan for which the Master Servicer or any Servicer (or subservicer, to the extent such subservicer makes Advances on behalf of the Servicer) has not been reimbursed, to the extent that the Master Servicer is entitled to reimbursement hereunder or such Servicer is entitled to reimbursement therefor pursuant to the applicable Servicing Agreement.

Overcollateralization Amount:  With respect to any Distribution Date, the amount, if any, by which (a) the Pool Balance for such date exceeds (b) the aggregate Class Principal Balance of the LIBOR Certificates on such date after giving effect to distributions on such Distribution Date.

Overcollateralization Release Amount:  With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the Class Principal Balances of the LIBOR Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such date.

Ownership Interest:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Payahead:  With respect to any Mortgage Loan and any Due Date therefor, any Monthly Payment received by the applicable Servicer during any Due Period in addition to the Monthly Payment due on such Due Date and intended by the Mortgagor to be applied at a future Due Date.

Percentage Interest:  The percentage interest (which may be expressed as a fraction) evidenced by any Certificate, which is equal (i) with respect to any Certificate other than a Class X, Class P or Class R Certificate to a fraction, the numerator of which is the initial principal (or notional) balance of such Certificate, and the denominator of which is the initial Class Principal Balance (or Class Notional Balance) of all Certificates of the same Class, and (ii) with respect to any Class X, Class P or Class R Certificate, the percentage interest specified thereon.

Permitted Transferee:  As defined in Section 5.02(d)(ii) hereof.

Person:  An individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Policy:  With respect to any FHA Mortgage Loan or VA Mortgage Loan, the applicable FHA Insurance or VA Guaranty.

Pool Balance:  With respect to any Distribution Date, the aggregate of the Principal Balances of the Mortgage Loans for such date.

Pool PMI Insurance Policy:  Not applicable.

Pool PMI Insurance Premium:  Not applicable.

Pool PMI-Insured Mortgage Loan:  Not applicable.

Pool PMI Insurer:  Not applicable.

Prepayment in Full:  With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such Mortgage Loan, together with interest thereon at the related Mortgage Rate to the date of such prepayment, and resulting in the full satisfaction of such Mortgage Loan.

Prepayment Period:  As to any Distribution Date, the calendar month immediately preceding the month of such Distribution Date (or such other period as specified in the applicable Servicing Agreement).

Preservation Expenses:  Reasonable and customary expenditures made by the Master Servicer or a Servicer (or subservicer, to the extent such subservicer makes such expenditures on behalf of a Servicer) in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes and assessments, payments to senior lienholders or holders of any ground lease, hazard insurance premiums, property restoration or preservation.

Primary Mortgage Insurance Policy:  Any Pool PMI Insurance Policy, and any other policy of primary mortgage guaranty insurance issued by an insurance company, FHA Insurance or a VA Guaranty with respect to any Mortgage Loan.

Principal Balance:  With respect to any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor as of the Cut-off Date after deduction of all Monthly Payments due on or before the Cut-off Date, plus any Mortgage Loan Negative Amortization, minus the sum of (i) all principal collected or advanced in respect of Monthly Payments due after the Cut-off Date through the last day of the related Due Period and (ii) all Principal Prepayments received, and the principal portion of all Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries collected (other than Subsequent Recoveries), through the last day of the related Prepayment Period.

Principal Distribution Amount:  With respect to any Distribution Date, the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Prepayment:  With respect to any Mortgage Loan, any payment of principal made by the related Mortgagor in advance of the Due Date therefor other than the principal portion of (i) Monthly Payments other than Balloon Payments and (ii) Payaheads.

Principal Remittance Amount:  With respect to any Distribution Date, to the extent conveyed to the Trustee hereunder and received by the Master Servicer, the sum of (i) all principal collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments during the related Due Period, (ii) all Prepayments in Full or partial Principal Prepayments received (or Prepayments in Full on Non-Servicer Obligated Mortgage Loans remitted by the related Servicer to the Master Servicer on a daily basis, which are deemed by the Master Servicer to have been received) during the applicable Prepayment Period, (iii) the portion of the Purchase Price of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period allocable to principal, (iv) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period, (v) all Net Liquidation Proceeds, including Subsequent Recoveries, Insurance Proceeds and other recoveries collected and remittances made during the related Prepayment Period (including proceeds of Additional Collateral), to the extent allocable to principal, and (vi) any Holdback Amount applied in reduction of the principal balance of a Mortgage Loan during the applicable Prepayment Period, as reduced, in each case, to the extent provided in this Agreement or the applicable Servicing Agreement, by Outstanding Advances, to the extent allocable to principal, and other amounts due to the Master Servicer, the Servicers or the Trustee, hereunder or under the Servicing Agreements, to the extent not reimbursed from the Interest Remittance Amount for such Distribution Date.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated November 19, 2004, together with the accompanying prospectus dated August 6, 2004, relating to the Class A-IO Certificates and the LIBOR Certificates, together with any supplement thereto.

Purchase Agreement:  The Mortgage Loan Purchase Agreement dated as of November 1, 2004, by and between the Seller and the Depositor, providing for the transfer of the Mortgage Loans (other than the Re-sold Mortgage Loans) to the Depositor.

Purchase Price:  With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan immediately prior to the repurchase date, (ii) any accrued and unpaid interest thereon from the date as to which interest was last paid to (but not including) the date of purchase, calculated at the Mortgage Rate thereon, (iii) any unreimbursed Servicing Advances with respect to such Mortgage Loan, and (iv) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any predatory or abusive lending law arising from or in connection with the origination of such Mortgage Loan.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) in the case of any Adjustable Rate Mortgage Loan, have a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) in the case of any Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) in the case of any Adjustable Rate Mortgage Loan, have a gross margin equal to the gross margin of the Deleted Mortgage Loan, (vi) in the case of any Adjustable Rate Mortgage Loan, have a next adjustment date not more than two months later than the next adjustment date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio (or a Combined Loan-to-Value Ratio, as applicable) and an Effective Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and Effective Loan-to-Value Ratio, respectively (or Combined Loan-to-Value Ratio, as applicable) of the Deleted Mortgage Loan as of such date, (x) be an FHA Mortgage Loan if the Deleted Mortgage Loan was an FHA Mortgage Loan and be a VA Mortgage Loan if the Deleted Mortgage Loan was a VA Mortgage Loan, (xi) not be more than 29 days delinquent in payment, (xii) be a Pool PMI-Insured Mortgage Loan if the Deleted Mortgage Loan was a Pool PMI-Insured Mortgage Loan and (xiii) conform to the representations and warranties set forth in Section 6 of the Purchase Agreement or Section 6 of the related Revolving Purchase Agreement applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios (or Combined Loan-to-Value Ratios, as applicable) described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency:  Each of Fitch, Moody’s and S&P.

Ratings Requirement:  Not applicable.

Readjustment Act:  The Serviceman’s Readjustment Act of 1944, as amended.

Real Estate:  All Loan Collateral as to which perfection is governed by state real estate statutes or other state real estate law.

Realized Loss:  An amount determined by the applicable Servicer and evidenced by an Officer’s Certificate of such Servicer delivered to the Master Servicer pursuant to the applicable Servicing Agreement, in connection with any Mortgage Loan equal to (a) with respect to any Liquidated Mortgage Loan (other than a Liquidated Mortgage Loan with respect to which a Deficient Valuation has occurred), the excess of the Principal Balance of such Liquidated Mortgage Loan plus interest thereon at a rate equal to the sum of the applicable Mortgage Rate less the Servicing Fee Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the related Servicer or the Master Servicer from the related Custodial Account or the Collection Account with respect to such Mortgage Loan, or (b) with respect to any Mortgage Loan which has become the subject of a Deficient Valuation, the excess of the Principal Balance of the Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation.

Recognition Agreement:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date:  With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.

Records:  All documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Servicers and the Master Servicer or by or on behalf of the Seller with respect to the Mortgage Loans and the related Mortgagors.

Regulations:  FHA Regulations or VA Regulations, as the case may be.

Relevant UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

REMIC:  A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC 1:  As described in the Preliminary Statement to this Agreement.

REMIC 2:  As described in the Preliminary Statement to this Agreement.

REMIC 3:  As described in the Preliminary Statement to this Agreement.

REMIC 4:  As described in the Preliminary Statement to this Agreement.

REMIC 4 Net WAC Rate:  As described in the Preliminary Statement to this Agreement at footnote (4) under the table describing REMIC 5.

REMIC 5:  As described in the Preliminary Statement to this Agreement.

REMIC Change of Law:  Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Removable Mortgage Loan:  Any Mortgage Loan as to which the related Mortgagor fails to make the first Monthly Payment of principal and interest due after the Closing Date.

Rents from Real Property:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

REO Imputed Payment:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, an amount equal to the scheduled Monthly Payment that would have been due on the related Mortgage Loan were such Mortgage Loan still outstanding, after giving effect to any adjustment of the Mortgage Rate, if applicable.

REO Property:  Loan Collateral acquired by the Trustee, or by the Master Servicer or any Servicer (or agent or nominee thereof) on behalf of the Trustee, through foreclosure or deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

Request For Release:  The form set forth as Exhibit E hereto.

Required Certificateholders:  Holders who hold Certificates evidencing not less than 51% of the aggregate Voting Rights of the Certificates; provided, however, that for purposes of Section 10.05(b), such percentage shall be increased to 66-2/3%.

Reserve Fund:  The reserve fund established and maintained by the Trustee as an Eligible Account pursuant to Section 6.02(a) of this Agreement, which reserve fund is an asset of the Trust Fund but not of any REMIC.

Reserve Fund Requirement:  With respect to any Distribution Date, the greater of (i) the Targeted Overcollateralization Amount for such date minus the Overcollateralization Amount for such date and (ii) zero.

Residual Certificate:  Any Class R Certificate.

Re-sold Mortgage Loan:  Any 2003-G Re-sold Mortgage Loan or 2004-B Re-sold Mortgage Loan.

Responsible Officer:  Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Certificate:  Each Class F, Class X, Class P and Class R Certificate.

Retained Interest:  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as a “Retained Interest Mortgage Loan,” interest in respect of each such Mortgage Loan retained by any Retained Interest Holder at the related Retained Interest Rate and remitted to such Retained Interest Holder pursuant to the related Servicing Agreement or pursuant to Section 4.08, as applicable.

Retained Interest Holder:  M&T Mortgage.

Retained Interest Rate:  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as a “Retained Interest Mortgage Loan,” the per annum rate so specified thereon.

Revolving Purchase Agreement:  Each of the 2003-G Revolving Purchase Agreement and the 2004-B Revolving Purchase Agreement.

Revolving Trust:  Each of the 2003-G Revolving Trust and the 2004-B Revolving Trust.

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Securities Act:  The Securities Act of 1933, as amended.

Securities Intermediary:  The Person acting as Securities Intermediary under this Agreement (which is Wachovia Bank, National Association), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.02(c).

Security Agreement:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Loan that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Security Entitlement:  The meaning specified in Section 8-102(a)(17) of the New York UCC.

Seller:  Bayview Financial, L.P., as seller under the Purchase Agreement.

Seller Retained Interest Rate:  Not applicable.

Senior Certificate:  Any Class A-IO, Class A or Class F Certificate.

Servicer:  The Servicers shall be BLS, M&T Mortgage, ABN AMRO Mortgage Group, Inc., Aurora Loan Services Inc., Bank of America, N.A., Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, Residential Funding Corporation, Washington Mutual Bank, FA, Washington Mutual Mortgage Securities Corp, and Wells Fargo Bank, N.A and their respective successors and assigns.

Servicer Remittance Date:  As defined in the applicable Servicing Agreement.

Servicing Advance:  The reasonable “out-of-pocket” costs and expenses incurred by the Servicers (or any subservicer, to the extent such subservicer incurs such costs and expenses on behalf of a Servicer) or the Master Servicer in connection with a default, delinquency or other unanticipated event in the performance of their respective servicing obligations or master servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) all Preservation Expenses.  Servicing Fees and Master Servicing Fees, to the extent not paid when due, shall be deemed, and shall be reimbursable as, a Servicing Advance.

Servicing Agreement:  Any written contract for the servicing of the Mortgage Loans to which the Trustee is either a party or a third party beneficiary.  A list of the Servicing Agreements (including servicing acknowledgement agreements, if any) with respect to the Servicers as of the Closing Date is attached hereto as Exhibit H.

Servicing Fee:  With respect to each Distribution Date and each Mortgage Loan, the product of the applicable per annum Servicing Fee Rate and the Principal Balance or the unpaid principal balance, as applicable, of such Mortgage Loan immediately preceding the applicable Servicer Remittance Date.

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate specified in the related Servicing Agreement and the Mortgage Loan Schedule.  In the event that servicing is transferred to a successor Servicer, the Servicing Fee Rate may be increased or decreased, but in no event shall the Servicing Fee Rate be greater than 75 basis points (0.75%) per annum.

Servicing Officer:  Any officer or employee of the Servicer or Master Servicer involved in, or responsible for, the administration and servicing or master servicing, respectively, of Mortgage Loans whose name appears on a list of servicing officers attached to Officer’s Certificates furnished to the Master Servicer and the Trustee, respectively, as such lists may be amended from time to time.

Servicing Rights Owner:  The owner of the servicing rights under any Servicing Agreement.

Servicing Standard:  Shall have the meaning assigned thereto in each Servicing Agreement.

Simple Interest Mortgage Loans:  The Mortgage Loans listed in Schedule I-A attached hereto.

Stepdown Date:  The latest to occur of (i) the Distribution Date in December 2007, (ii) the first Distribution Date on which the Pool Balance is equal to or less than 50.00% of the Cut-off Date Pool Balance and (iii) the first Distribution Date on which the Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) for each Class of LIBOR Certificates is greater than or equal to the applicable percentage set forth below:

Class	Percentage

A	32.50%
M-1	23.00%
M-2	20.00%
M-3	15.00%
M-4	11.50%
B-1	7.00%
B-2	4.00%

Subordinate Certificate:  Any Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 or Class B-2 Certificate.

Subordinate Available Funds Cap:  With respect to each Class of Subordinate Certificates that is a Class of LIBOR Certificates, (A)(1)(a) the aggregate of interest accrued (whether or not collected or advanced) for the related Due Period on all Mortgage Loans at the applicable Net Mortgage Rates minus (b) the aggregate of interest accrued for the related Accrual Period on the Senior Certificates, divided by (2) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates immediately prior to such Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Subordination Trigger Event:  A Subordination Trigger Event will have occurred with respect to any Distribution Date if the Enhancement Percentage for any Class of LIBOR Certificates for the immediately preceding Distribution Date is less than the applicable percentage set forth below:

Class	Percentage

A	32.50%
M-1	23.00%
M-2	20.00%
M-3	15.00%
M-4	11.50%
B-1	7.00%
B-2	4.00%

Subsequent Recoveries:  With respect to any Mortgage Loan, any collection or other recovery of amounts owed thereunder after such Mortgage Loan becomes a Liquidated Mortgage Loan.

Substitution Amount:  As defined in Section 2.03(d).

Successor Master Servicer:  Any successor to the Master Servicer, which successor shall be an FHA Approved Mortgagee.

Targeted Overcollateralization Amount:  With respect to any Distribution Date (i) prior to the Stepdown Date and with respect to any Distribution Date thereafter as to which a Trigger Event is not in effect, the product of 2.00% and the Cut-off Date Pool Balance, (ii) on and after the Stepdown Date if a Trigger Event is not in effect, the greater of (a) the product of 0.50% and the Cut-off Date Pool Balance and (b) the product of 4.00% and the Pool Balance for such Distribution Date, and (iii) on and after the Stepdown Date if a Trigger Event is in effect, the amount calculated under this definition for the immediately preceding Distribution Date.

Tax or Taxes:  All taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

Tax Matters Person:  The Person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)1T.  Initially, the Tax Matters Person shall be the Trustee.

Tax Matters Person Certificate:  The Class R Certificate with a Denomination of 0.00001%.

Termination Date:  As defined in Section 10.01.

Termination Price:  As defined in Section 10.02(b).

Three Month Average 60-Day Delinquency Rate:  Not applicable.

Total Distribution Amount:  With respect to any Distribution Date, the sum (without duplication) of the Interest Remittance Amount and the Principal Remittance Amount for such date.

Trigger Event:  A Trigger Event will be in effect with respect to any Distribution Date if a Delinquency Event, a Cumulative Loss Trigger Event or a Subordination Trigger Event has occurred with respect to such Distribution Date.

Trust Account:  As defined in Section 6.02(b).

Trust Account Property:  The Trust Accounts, all amounts and investments held from time to time in the Trust Accounts (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Fund:  The corpus of the trust created hereunder, consisting of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following:  (a)(i) the Mortgage Loans (other than the related servicing rights), listed in the Mortgage Loan Schedules attached hereto as Schedule I (and subdivided into Schedule I-A, Schedule I-B, Schedule I-C, Schedule I-D, Schedule I-E, Schedule I-F, Schedule I-G and Schedule I-H) and Schedule II (and subdivided into Schedule II-A and Schedule II-B), including all payments of interest (other than any Retained Interest), all prepayment premiums or penalties or yield maintenance payments received or receivable by the Depositor on or with respect to the Mortgage Loans listed on Schedule I-B hereto, and all principal and other amounts received or receivable on or with respect to the Mortgage Loans on or after the Cut-off Date (other than payments due on or prior to such date) and all payments due after such date but received prior to such date, (ii) the related Mortgage Files and all rights of the Depositor in the Loan Collateral, (iii) any Insurance Policies and (iv) any Insurance Proceeds, REO Property, Liquidation Proceeds and other recoveries (in each case, subject to clause (i) above), (b) the Collection Account, the Certificate Distribution Account and the Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (c) any Eligible Investments held or amounts on deposit in any Trust Account, (d) the Cap Agreement and all payments received from the Cap Provider thereunder (to the extent provided herein), (e) the rights of the Depositor under the Purchase Agreement, the Assignment Agreements, the BFPT II Assignment Agreement, each Servicing Agreement, the Diligence Agreement and the Management Agreement, (f) the rights of the Trustee under each Servicing Agreement, (g) all Holdback Amounts on deposit in custodial accounts established by BLS for the benefit of the Trust Fund, and (h) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

Trustee:  Wachovia Bank, National Association, a national banking association, and any successor in interest, in its capacity as Trustee hereunder.

Trustee Fee:  With respect to each Distribution Date, the product of the Trustee Fee Rate and the Pool Balance as of the opening of business on the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date).

Trustee Fee Rate:  0.0075% per annum.

Underwriter:  Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Lehman Brothers Inc.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Basis Risk Shortfall:  With respect to any Distribution Date and any Class of LIBOR Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Interest Rate (calculated without giving effect to the Class A Available Funds Cap or the Subordinate Available Funds Cap, as applicable).

Unpaid Class F Shortfall:  With respect to any Distribution Date and the Class F Certificates, the aggregate of all Class F Shortfalls with respect to such Class remaining unpaid from previous Distribution Dates, together with interest accrued thereon at a rate calculated pursuant to clause (a) of the definition of “Class F Distribution Amount” but without regard to the Class F Mortgage Loan Net WAC.

Upper Tier REMIC:  REMIC 5.

U.S. Person:  A person who is a “United States person” within the meaning of Section 7701(a)(30) of the Code. VA Guaranty:  A guaranty granted by the VA with respect to any Mortgage Loan.

VA:  The U.S. Department of Veterans Affairs.

VA Loan Guaranty Certificate:  With respect to each Mortgage Loan with a VA Guaranty, the loan guaranty certificate evidencing such guaranty.

VA Mortgage Loan:  At any time, any Mortgage Loan that is subject to a VA Guaranty and eligible for reimbursement thereunder.

VA Regulations:  Regulations promulgated by the VA pursuant to the Readjustment Act, codified in 38 Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA, including, without limitation, related handbooks, circulars, notices and mortgage letters.

Voting Rights:  The portion of the aggregate voting rights of all the Certificates evidenced by a Certificate.  90% of all voting rights under this Agreement shall be allocated among all holders of the LIBOR Certificates, in proportion to their then outstanding Class Principal Balances; 2% of all voting rights shall be allocated to the holders of the Class F Certificates; 2% of all voting rights shall be allocated to the holders of the Class X Certificates; and 6% of all voting rights shall be allocated to the holders of the Residual Certificates.  The Class A-IO and Class P Certificates shall not have voting rights.

Section 1.02.  Provisions of General Application.

(a)

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(ii)

All terms used in Article 8 and Article 9 of the New York UCC, and not specifically defined herein, are used herein as defined in such Article.

(iii)

The terms defined in this Article include the plural as well as the singular.

(iv)

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole.  All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(v)

References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations (including, when consistent with market practice, proposed regulations) promulgated pursuant to such statutes.

(vi)

Except with respect to accrued interest on the LIBOR Certificates or as otherwise specified herein, all per annum percentage rate calculations hereunder shall be based upon a 360-day year consisting of twelve 30-day months.

(b)

This Agreement is a “declaration of trust” for purposes of FHA Regulations.

ARTICLE II

TRANSFER OF ASSETS

Section 2.01.  Conveyance of Mortgage Loans.

On the Closing Date, the Depositor, in exchange for the delivery to the Depositor or its designee(s) of the Certificates, registered in such names as the Depositor shall designate, concurrently with the execution and delivery of this Agreement and on the terms set forth herein does hereby grant, transfer, assign, set over and otherwise convey to the Trustee, without recourse (except to the extent specified herein), all right, title and interest of the Depositor in, to and under the assets constituting the Trust Fund.

In connection with such transfer and assignment, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of the Depositor’s rights, but none of its obligations, under the Purchase Agreement (other than its rights to indemnification thereunder), the Servicing Agreements, the BFPT II Assignment Agreement, the Assignment Agreements and the Diligence Agreement.  The Trustee hereby accepts such transfer and assignment of rights under such agreements, and, subject to the provisions hereof, shall be entitled to exercise all of the rights of the Depositor under such agreements as if, for such purpose, it were the Depositor.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, Trustee for the benefit of Certificateholders and the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)

(A) the original Mortgage Note, endorsed in the following form:  “Pay to the order of Wachovia Bank, National Association, as Trustee (Bayview),” or in blank, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (B) an original or copy of the installment sale contract for the purchase of the related Mortgaged Property;

(ii)

with respect to each Mortgage Loan, (A) the original Mortgage or copy of the Mortgage with evidence of recording thereon (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by the applicable notary) and (B) the original or a copy of recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)

with respect to each Non-MERS Mortgage Loan, an original Assignment of the Mortgage executed in the following form:  “Wachovia Bank, National Association, as Trustee (Bayview),” or in blank;

(iv)

with respect to each Non-MERS Mortgage Loan, the original Assignment or Assignments of the Mortgage and if such Assignment of Mortgage is not executed in blank, originals or copies of all intervening assignments showing a complete chain of assignment from the originator (or, if applicable, from the U.S. Department of Housing and Urban Development) to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), or, in the case of a Cooperative Loan, an original Assignment of the Security Agreement; provided, however, that such Assignment or Assignments of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(vi)

with respect to each Mortgage Loan other than a Cooperative Loan, the original lender’s title insurance policy or attorney’s opinion of title or a copy thereof certified as true and correct by the applicable insurer, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or junior lien, as applicable, on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date;

(vii)

with respect to any Cooperative Loan, the following documents: the Security Agreement; a stock certificate evidencing the Cooperative Shares and related stock power; Proprietary Lease; and Recognition Agreement;

(viii)

with respect to each Mortgage Loan insured by the FHA, the original or a copy of the Mortgage Loan Certificate, and as to any Mortgage Loan guaranteed by the VA, the original VA Loan Guaranty Certificate, or in each case a “duplicate original” thereof in accordance with applicable Regulations; and

(ix)

if any assignment of leases is separate from the Mortgage, the original or copy thereof, together with an executed reassignment of such instrument to the Trustee.

With respect to each Mortgage Loan other than a MERS Mortgage Loan, the Depositor shall either (i) deliver an Opinion of Counsel (which must be independent counsel) acceptable to the Trustee and the Rating Agencies, to the effect that recording in related jurisdiction is not required to protect the Trustee’s interest in the related Mortgage Loan or (ii) promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording, at the Depositor’s own expense, in the appropriate public office, each Assignment referred to in Sections 2.01(iii) or (iv) above.  In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

In connection with the assignment of any MERS Mortgage Loan, the Depositor further agrees that it will cause, at the Depositor’s expense, within 30 Business Days after the Closing Date, the MERS system to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files (a) the code in the field that identifies the Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued.  The Depositor further agrees that, within 30 Business Days after the Closing Date, it will provide evidence satisfactory to the Trustee that the requirements set forth in the immediately preceding sentence have been complied with and that it will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

If any original Mortgage Note referred to in Section 2.01(i)(A) cannot be located, the obligation of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of an original affidavit certifying that the original Mortgage Note has been lost, misplaced or destroyed.  If any of the documents referred to in Section 2.01(i)(B) or Section 2.01(iii) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  Notice shall be provided to the Trustee and the Rating Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date.  If the original lender’s title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender’s title insurance policy.  The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Seller, the Depositor, the Servicers or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the related Servicer.

The Depositor shall cooperate with the Trustee in providing any required transfer documentation with respect to such conveyance.  Any payment received by the Depositor that shall be due to the Trust Fund hereunder shall be paid immediately to the Trustee.

In addition, the Depositor herewith delivers to the Trustee an executed copy of the Purchase Agreement, the BFPT II Assignment Agreement, the Assignment Agreements and the Diligence Agreement.

Section 2.02.  Acceptance and Acknowledgement by Trustee.

Subject to the provisions of Section 2.01, the Trustee acknowledges receipt of the assets transferred by the Depositor to be included in the Trust Fund and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of “Trust Fund” be delivered to the Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt by it of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)), the Cap Agreement and all other assets included in the definition of “Trust Fund,” and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” from time to time in trust for the benefit of all present and future Certificateholders.

At or prior to the Closing Date, the Trustee shall certify in substantially the form attached hereto as Exhibit B that with respect to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification) the related Mortgage File contains the documents specified in Exhibit B.

The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 45 days after the Closing Date (or, with respect to any document delivered after the Closing Date, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof) and to certify, in substantially the form attached hereto as Exhibit C that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) of the definition of Mortgage Loan Schedule contained herein accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Trustee is not under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.  In addition, the Trustee makes no representation or warranty regarding collectibility, insurability, effectiveness or suitability of any Mortgage Loan.

Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor.  In addition, upon the discovery by the Trustee, the Depositor or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the related Revolving Purchase Agreement in respect of any Re-sold Mortgage Loan or in the Purchase Agreement in respect of any other Mortgage Loan or by the Depositor in this Agreement which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03.  Repurchase or Substitution of Mortgage Loans by the Seller or the Depositor.

(a)

Pursuant to the Purchase Agreement, the Seller has made certain representations and warranties as to the characteristics of the Mortgage Loans as of the Closing Date, including representations and warranties that no Mortgage Loan is a “high-cost home loan” as defined under any local, state, or federal laws, and the Seller, the Depositor and the Trustee intend that the Mortgage Loans (including any Qualified Substitute Mortgage Loans) included in the Trust Fund satisfy such representations and warranties.  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the related Revolving Purchase Agreement or the Diligence Agreement in respect of any Re-sold Mortgage Loan or the Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the related Revolving Purchase Agreement or the Diligence Agreement or the Purchase Agreement (i) in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the related Revolving Purchase Agreement, the Diligence Agreement or the Purchase Agreement, (ii) in connection with any such breach (subject to clause (i) above) or any missing or defective document required to be delivered pursuant to Section 2.01(i) or 2.01(ii)(A), to purchase such Mortgage Loan from the Trust Fund  at the Purchase Price within 120 days after the date on which the Seller was notified of such breach, and (iii) in connection with any other document required to be delivered pursuant to Section 2.01 hereof that is missing or defective, notwithstanding any delivery of an affidavit with respect to a missing Mortgage Note pursuant to Section 2.01, to purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 10 Business Days after receipt of notification from the Trustee that the absence of such document or defect with respect thereto has materially impaired the ability of the Trustee to enforce the related Mortgage Note or Mortgage, in each case if and to the extent that the Seller is obligated to do so under the related Revolving Purchase Agreement, the Diligence Agreement or the Purchase Agreement, as applicable.  The Trustee shall also enforce the Seller’s indemnification obligations under the related Revolving Purchase Agreement, the Diligence Agreement or the Purchase Agreement, if applicable.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of purchasing any such Mortgage Loan as provided above, if so provided in the related Revolving Purchase Agreement, the Diligence Agreement or the Purchase Agreement, as applicable, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  It is understood and agreed that the obligation of the Seller to cure, repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing, or to indemnify the Trust Fund or the Trustee, shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

In addition, if the Value of REO Property from Foreclosure Restricted Loans would equal or exceed 0.75% of the aggregate Principal Balance of the Mortgage Loans as of the end of any Due Period, the Seller, in accordance with the Purchase Agreement, shall purchase at fair market value on or prior to the related Distribution Date sufficient REO Property related to Foreclosure Restricted Loans or Foreclosure Restricted Loans which are in default to cause the Trustee to hold REO Property related to Foreclosure Restricted Loans with a Value of less than 0.75% of the aggregate Principal Balance of the Mortgage Loans and such proceeds shall be treated as received during the related Prepayment Period.  For purposes of this paragraph, the “Value” of REO Property related to a Foreclosure Restricted Loan shall be treated as equal to the Principal Balance of the related Foreclosure Restricted Loan plus interest that had accrued on such Mortgage Loan as of the date of acquisition of the REO Property by the Trustee.  The Trustee shall enforce the Seller’s obligations under this paragraph in accordance with the provision of the preceding paragraph of this Section with respect to breaches of representations and warranties.

In the event that the purchase of a Foreclosure Restricted Loan cannot be effected prior to the acquisition of title to (or beneficial ownership interest in) the related REO Property and the acquisition of such title (or such beneficial ownership interest) would cause the limit described in the preceding paragraph to be exceeded, the Seller’s purchase of the related REO Property shall be deemed to have occurred on the date of (and immediately prior to) such acquisition of title or beneficial ownership interest and the fair market value for such Foreclosure Restricted Loan (which shall be computed as of such date) shall be paid by the Seller promptly upon notice from the Trustee that such title or beneficial ownership interest has been acquired.

The Seller shall have the right, and the obligation, to repurchase Mortgage Loans from the Trust Fund to the limited extent provided in Section 7 of the Purchase Agreement or the Revolving Purchase Agreements, as applicable, and in this Section.  Any repurchase of a Mortgage Loan by the Seller pursuant to Section 7 of the Purchase Agreement or a Revolving Purchase Agreement shall be effected in accordance with the provisions of this Section.

The Seller shall have the option, but not the obligation, to substitute a Qualified Substitute Mortgage Loan for a Removable Mortgage Loan in the manner and subject to the limitations set forth in Section 2.03(d).  The Seller’s option shall be exercisable on the date that such Mortgage Loan becomes 30 days delinquent, provided that in no event shall any such substitution occur more than 90 days following the Closing Date, unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause each REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.  If the Seller exercises such option with respect to any Removable Mortgage Loan, such Mortgage Loan shall be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan).  Without regard to whether the related Mortgagor subsequently makes a late Monthly Payment, the Seller shall retain its right to exercise the option described above.

(b)

Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 3.03 with respect to any Mortgage Loan, which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, and that does not also constitute a breach of a representation or warranty of the Seller in the related Revolving Purchase Agreement, the Depositor shall (i) cure such breach in all material respects, (ii) repurchase the Mortgage Loan from the Trustee at the Purchase Price or (iii) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d).  The Purchase Price for any repurchased Mortgage Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall at the Depositor’s direction release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto.

(c)

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 3.01 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

(d)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date that is two years after the Closing Date, unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not result in an Adverse REMIC Event.

As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, by delivering to the Trustee in exchange for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officer’s Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount, if any, in connection with such substitution.  The Trustee shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within 45 Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit D hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the Due Period of substitution will not be part of the Trust Fund and will be retained by the Depositor or the Seller, as the case may be.  For the Due Period of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in such Due Period and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and to the Master Servicer.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute a Mortgage Loan hereunder and shall be subject in all respects to the terms of this Agreement and the related Revolving Purchase Agreement if such Qualified Substitute Mortgage Loan will replace a Re-sold Mortgage Loan or and the Purchase Agreement if the Qualified Substitution Mortgage Loan will replace any other Mortgage Loan, including all applicable representations and warranties thereof included in the Purchase Agreement or the related Revolving Purchase Agreement, as applicable, as of the date of substitution.  In the case of any substitution effected by the Depositor, the Qualified Substitute Mortgage Loan shall have been acquired by the Depositor from the Seller pursuant to the Purchase Agreement and Depositor shall assign to the Trustee the representations and warranties made by the Seller with respect to such Qualified Substitute Mortgage Loan.

For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Depositor or the Seller, as applicable, will determine the amount (the “Substitution Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Mortgage Rate.  On the date of such substitution, the Depositor or the Seller, as the case may be, will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

Notwithstanding anything to the contrary set forth in this Agreement, upon discovery by the Depositor, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties.  In connection therewith, the Trustee shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a Qualified Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to this Section 2.03.  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in this Section 2.03.

Section 2.04.  Grant of Security Interest; Intended Characterization.

(a)

It is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans and other assets in the Trust Fund, as provided for in Section 2.01, be construed as a sale by the Depositor to the Trustee of such assets for the benefit of the Certificateholders.  Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Fund, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) any Eligible Investments held in any Trust Account, (D) the Cap Agreement, (E) all Holdback Amounts and (F) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Trust Accounts, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C), (D), (E) and (F); (c) the possession by the Trustee or any agent of the Trustee on behalf of Certificateholders of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee on behalf of Certificateholders for the purpose of perfecting such security interest under applicable law.

(b)

The Depositor and, at the Depositor’s direction, the Trustee on behalf of Certificateholders shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans as evidenced by an Officer’s Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

The Depositor shall not organize under the law of any jurisdiction other than the State under which it is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Trustee.  Before effecting such change, the Depositor shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by the Basic Documents, the Depositor authorizes its immediate or mediate transferee, including the Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.04(b).

(c)

The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Trust Fund is held by the Trustee on behalf of Certificateholders.  In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Trustee on behalf of the Certificateholders.

Section 2.05.  Transmission of Mortgage Files.

Written instructions as to the method of shipment and shipper(s) the Trustee is directed to utilize in connection with transmission of files and loan documents in the performance of the Trustee’s duties hereunder shall be delivered by the applicable Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) to the Trustee prior to any shipment of any Mortgage Files and loan documents hereunder.  In the event that the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) fails to provide such written instructions, the Trustee shall be hereby authorized to use a nationally recognized courier servicer.  The Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) will arrange for the provision of such services at its sole cost and expense (or, at the Trustee’s option, reimburse the Trustee for all costs and expenses incurred by the Trustee consistent with such instructions or for having used an overnight courier service) and will maintain such insurance in connection with shipment of the Mortgage Files against loss or damage to files and loan documents as the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer) deems appropriate.  Without limiting the generality of the provisions of Section 8.04(a) hereof, it is expressly agreed that in no event shall the Trustee have any liability for any losses or damages to any Person with respect to the Mortgage Files arising out of actions of the Trustee consistent with instructions of the Servicer (or if the related Mortgage Loan is being serviced directly by the Master Servicer, the Master Servicer).

Section 2.06.  REMIC Matters.

(a)

The Preliminary Statement to this Agreement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests in each of the REMICs created hereby.  The “tax matters person” with respect to each REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate.  Each REMIC’s fiscal year shall be the calendar year.

(b)

The Trustee shall treat the Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Class X Certificateholders and that is not an asset of any REMIC.  For federal and state income tax purposes, the Class X Certificateholders shall be deemed to be the owners of the Reserve Fund.  Upon the termination of the Trust, all amounts remaining on deposit in the Reserve Fund will be released from the lien of the Trust and distributed to the Class X Certificateholders or their designees.

(c)

The Trustee shall treat all withdrawals from the Reserve Fund in respect of Loss Amounts and Deferred Principal Amounts as payments made pursuant to a “credit enhancement contract” within the meaning of Treasury Regulation Section 1.860G-2(c) that is owned by REMIC 1.

(d)

The Trustee shall treat the rights of the LIBOR Certificateholders to receive any interest payments in excess of the interest payable on the Interest in REMIC 5 corresponding to such Class of LIBOR Certificates as rights in an interest rate cap contract written by the Class X Certificateholders in favor of the LIBOR Certificateholders.  In addition, the Trustee shall treat the holders of LIBOR Certificates as having entered into a notional principal contract with respect to the holders of the Class X Certificates.  Pursuant to each such notional principal contract, all holders of LIBOR Certificates will be treated as having agreed to pay, on each Distribution Date, to the holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on the Interest in REMIC 5 corresponding to such Class of LIBOR Certificates on such Distribution Date over (ii) the amount payable on such Class of LIBOR Certificates on such Distribution Date (such excess, an “AFC Shortfall”).  Any payments to the LIBOR Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the LIBOR Certificates of an AFC Shortfall shall be treated for tax purposes as having been received by the holders of such Certificates in respect of their Interests in REMIC 5 and as having been paid by such holders to the Reserve Fund pursuant to the notional principal contract.

The Trustee shall treat the rights of the Class F Certificateholders to receive any interest payments in excess of the interest payable on the Interest in REMIC 5 corresponding to such Class F Certificates as rights in an interest rate cap contract written by the Class X Certificateholders in favor of the Class F Certificateholders.  Any payment to the Class F Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  Thus, each Class F Certificate shall be treated as representing not only ownership of a regular interest in REMIC 5, but also rights with respect to a notional principal contract.  For tax purposes, this notional principal contract will be deemed to have a value of $5,000.

(e)

Thus, each LIBOR Certificate shall be treated as representing not only ownership of a regular interest in REMIC 5, but also rights and obligations with respect to a notional principal contract.  For tax purposes, this notional principal contract will be deemed to have a value of $1,251,978.18 in respect of Class A, a value of $208,144.96 in respect of Class M-1, $65,629.14 in respect of Class M-2, a value of $108,058.06 in respect of Class M-3, a value of $75,154.49 in respect of Class M-4, a value of $94,630.12 in respect of Class B-1, and a value of $59,978.66 in respect of Class B-2.

(f)

Notwithstanding the priority and sources of payments set forth in Article VI hereof or otherwise, the Trustee shall account for all distributions on the Certificates as set forth in this section.  In no event shall any payments provided for in this section be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

(g)

Following the Closing Date, none of the Depositor, the Trustee or the Master Servicer shall accept any contributions of assets to any REMIC created hereunder unless the Depositor, the Trustee or the Master Servicer shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in a REMIC will not cause an Adverse REMIC Event.

(h)

None of the Depositor, the Trustee or the Master Servicer shall enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(i)

None of the Depositor, Trustee or the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement or (iii) a purchase of Mortgage Loans pursuant to Article II of this Agreement) nor acquire any assets for a REMIC, nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain to the extent such action would result in a tax under Section 860F(a)(2) nor accept any contributions to a REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of any REMIC created hereunder as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against any resulting tax.

(j)

The Trustee and each beneficial owner of a Class F Certificate, by its acquisition thereof, agree to treat any Class A-IO Termination Amount paid to such beneficial owner as a payment made pursuant to a contract for the transfer of such Class A-IO Certificate in connection with the termination of the Trust Fund and to treat such payment as having been made by the purchaser of the assets of the Trust Fund.  For federal income tax purposes, this contract will be deemed to have a value of $5,000.00.  No Class A-IO Termination Amount will be treated as having been made by any REMIC created hereby, and no Class A-IO Termination Amount will be treated as an amount paid on a REMIC regular interest.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.  Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Depositor and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that, as of the Closing Date:

(i)

The Master Servicer is duly organized, validly existing and in good standing under the laws of the United States as a national banking association, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

(ii)

The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Master Servicer.

(iii)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)

The Master Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or the Mortgage Loans or would materially and adversely affect its performance hereunder.  The execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Master Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any lien or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

(v)

No litigation, actions, proceedings or investigations are pending or, to the best of the Master Servicer’s knowledge threatened, against the Master Servicer which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or would materially and adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation of any of the transactions contemplated by this Agreement.

(vi)

No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Master Servicer contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report, in light of the circumstances under which it was or will be made, not misleading.

(vii)

No consent, approval, authorization, license or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained.

(viii)

The Master Servicer, or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae and Freddie Mac approved seller/servicer, an FHA Approved Mortgagee and VA-approved lender, and no event has occurred, including, but not limited to, a change in insurance coverage, which would make the Master Servicer unable to comply with Fannie Mae, Freddie Mac FHA or VA eligibility requirements or which would require notification to any of Fannie Mae, Freddie Mac, FHA or VA.

(ix)

The Master Servicer has obtained an errors and omissions insurance policy and a fidelity bond, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in this Section which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

Section 3.02.  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that as of the Closing Date:

(i)

The Depositor is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

(ii)

The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary trust action on the part of the Depositor.

(iii)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)

The Depositor is not in violation of, and the execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder.  The execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the governing instrument of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

(v)

No litigation, actions, proceedings or investigations are pending or, to the best of the Depositor’s knowledge, threatened against the Depositor which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation of any of the transactions contemplated by this Agreement.

(vi)

No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report, in light of the circumstances in which it was made or will be made, not misleading.

(vii)

All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Depositor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement.

(viii)

The Depositor is conveying to the Trustee the entire interest in the Mortgage Loans, which the Depositor has acquired from the Seller and from BFPT II, as applicable, free and clear of any Adverse Claims created by, or for the benefit of, the Depositor.

Section 3.03.  Representations and Warranties of the Depositor with respect to the Mortgage Notes.

With respect to the Mortgage Notes, the Depositor hereby represents and warrants to the Master Servicer and the Trustee for their own benefit and for the benefit of the Holders of the Certificates that as of the Closing Date:

(i)

The Mortgage Notes constitute “instruments” within the meaning of the Relevant UCC;

(ii)

The Depositor owns and has good title to the Mortgage Notes free and clear of any lien, claim or encumbrance of any Person;

(iii)

The Depositor has received all consents and approvals required by the terms of the Mortgage Notes to the transfer of the Mortgage Notes hereunder to the Trustee;

(iv)

All original executed copies of each Mortgage Note have been or will be delivered to the Trustee, as set forth in this Agreement;

(v)

The Depositor has received a written acknowledgement from the Trustee that the Trustee is holding the Mortgage Notes solely on behalf and for the benefit of the Certificateholders;

(vi)

Other than the transfer to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of the collateral covering the Mortgage Notes other than a financing statement relating to the transfer to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor; and

(vii)

None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee on behalf of Certificateholders.

The representations and warranties set forth in this Section shall survive the Closing Date and shall not be waived.

ARTICLE IV

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

Section 4.01.  Duties of the Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements, except the activities of the Servicers with respect to Mortgage Loans that are in default, including collection activity, modification of Mortgage Loans, foreclosure, and disposition of REO Property, the processing of any FHA or VA claims and the activities of any subservicers (“Excluded Servicing Obligations”), and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices.  Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall, from time to time, receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall otherwise exercise its reasonable best efforts to cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis (except in the case of any Mortgage Loan serviced by Residential Funding Corporation or Washington Mutual Mortgage Securities Corp.) and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the report specified in Section 4.27 and any other information, statements and reports required hereunder.  Notwithstanding anything in this Agreement or any Servicing Agreement to the contrary, the Master Servicer shall have no duty or obligation to supervise, monitor or oversee the activities of any Servicer or to enforce the obligations of any Servicer under its Servicing Agreement with respect to (i) calculation of payments due under any Simple Interest Mortgage Loans or any Non-Monthly Mortgage Loans, (ii) the collection of amounts with respect to the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I-B hereto representing principal and/or interest due and owing on any such Mortgage Loan prior to the Cut-off Date or (iii) any Additional Collateral or any limited purpose surety bond relating thereto, including, without limitation, the collection of any amounts owing to the Trust Fund in respect thereof (unless and until the Master Servicer shall have assumed the obligations of such Servicer as successor servicer under the related Servicing Agreement, in which case, as successor servicer, it shall be bound to serve and administer the Additional Collateral and any related limited purpose surety bond in accordance with the provisions of such Servicing Agreement) or.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Servicing Agreements, except that the Master Servicer shall have no obligation to reconcile any loan-level calculations provided by Residential Funding Corporation or Washington Mutual Mortgage Securities Corp.).

To the extent applicable to the obligations of the Master Servicer under this agreement, the Master Servicer shall at all times comply with the Housing Act, FHA Regulations, the Readjustment Act, VA Regulations, and any administrative guidelines issued thereunder.

Section 4.02.  Monitoring of Servicers’ Performance.

Subject to Section 4.01, the Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its reasonable judgment, determines that it requires reports from any Servicer in addition to the reports such Servicer is required to deliver to the Master Servicer pursuant to the applicable Servicing Agreement and the Master Servicer is obligated to reimburse the Servicer for the cost of such additional reports, the Master Servicer shall be reimbursed for such amounts from the Collection Account.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and, absent instructions to the contrary from the Trustee within five days of the delivery of such notice, the Master Servicer shall issue such notice or take such other action as it deems appropriate.

Subject to the provisions of Section 4.01 hereof, the Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

Each Servicing Agreement shall include provisions to the effect that no modification, waiver or variance of the terms of a Mortgage Loan will (a) change the Mortgage Rate on any Mortgage Loan, (b) defer or forgive the payment of principal or interest of any Mortgage Loan, (c) reduce or increase the outstanding principal balance of the Mortgage Loan (except for actual payments of principal) or (d) change the final maturity date of any Mortgage Loan, unless the Servicer has determined, after consultation with its counsel, that such a modification would not be treated as a “substantial modification” that would cause a deemed exchange under Section 1001(a) of the Code or applicable temporary or final regulations thereunder at any time when the Mortgage Loan is held by any REMIC created pursuant to this Agreement, unless such Mortgage Loan is in default or default is reasonably foreseeable.

Section 4.03.  Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder.  The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 4.04.  Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee each Rating Agency and the Depositor a copy of the Master Servicer’s annual unaudited financial statements on or prior to May 31 of each year, which may be in the form of the consolidated financial statements of the Master Servicer’s corporate parent.  Such financial statements shall include a balance sheet, income statement and statement of retained earnings.

Section 4.05.  Power to Act; Procedures.

(a)

The Master Servicer shall master service the Mortgage Loans as provided in this Agreement and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney or other such documents by the Master Servicer or any Servicer).  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.08 of this Agreement.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

(b)

In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Master Servicing Practices.

Section 4.06.  Servicing Agreements; Enforcement of Servicers’ Obligations.

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, in each case subject to Section 4.02, terminate the rights and obligations of such Servicer thereunder and either service the related Mortgage Loans in accordance with the terms and provisions of the related Servicing Agreement or enter into a Servicing Agreement with a successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement from its own funds, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action or such amounts are permitted to be withdrawn from the Collection Account.

With respect to Excluded Servicing Obligations, the obligation of the Master Servicer to terminate the rights and obligations of the applicable Servicer is conditioned upon the Master Servicer having notice or actual knowledge of such Servicer’s failure to comply with the requirements of such sections.

In the event that the rights and obligations of the Servicer with respect to any Mortgage Loan listed on Schedule I-G hereto are terminated as provided in this Section, the Master Servicer shall, to the extent consistent with this Agreement and the applicable Servicing Agreement, appoint M&T Mortgage as successor Servicer.

The parties acknowledge that there will be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer.  To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer are not fully and timely reimbursed by the Seller or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

In the event that the Seller receives any amounts from a Servicer relating to a Mortgage Loan and such amounts constitute part of the Trust Fund, the Seller shall immediately notify the Master Servicer and transfer such amounts to the Collection Account by wire transfer of immediately available funds.

Section 4.07.  Collection Account.

(a)

On the Closing Date, the Master Servicer shall open and shall thereafter maintain an account held in trust (the “Collection Account”), entitled “Wachovia Bank, National Association, as trustee, in trust for the benefit of the Holders of Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D.”  The Collection Account shall relate solely to the Certificates issued by the Trustee hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b)

The Collection Account shall be an Eligible Account.  If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

(c)

The Master Servicer will give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account.  The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Trustee (subject to such Master Servicer’s right to direct payments and investments and its rights of withdrawal) under this Agreement.  The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Distribution Account.

(d)

The Master Servicer shall deposit into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Monthly Payments on the Mortgage Loans due after the Cut-off Date and received by the Master Servicer on or before the Closing Date.  Thereafter, promptly upon receipt, the Master Servicer shall deposit or cause to be deposited in the Collection Account all amounts remitted to it by the Servicers in respect of the Mortgage Loans (which deposits may be net of the Master Servicing Fees).  Funds in the Collection Account may be invested in Eligible Investments (selected by and at the direction of the Master Servicer) which shall mature not later than the Master Servicer Remittance Date (except that if such Eligible Investment is an obligation of the Trustee and such Collection Account is maintained with the Trustee, then such Eligible Investment shall mature not later than such applicable Distribution Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity.  In the absence of direction by the Master Servicer, all funds in the Collection Account shall remain uninvested.  All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee.  All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Fund.  The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized.  The Trustee has no duty with respect to and shall not be held liable by reason of any insufficiency in the Collection Account resulting from any investment loss on any investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).  The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or, to the extent provided in the applicable Servicing Agreement, the applicable Servicer as additional servicing compensation.  If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

Section 4.08.  Application of Funds in the Collection Account.

The Master Servicer shall, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes, in the following order of priority:

(i)

to withdraw funds deposited in error in the Collection Account;

(ii)

to make distributions of the Retained Interest to any Retained Interest Holder on each Distribution Date, to the extent not previously made by the applicable Servicer;

(iii)

to pay to itself income earned, net of losses incurred, on the investment of funds deposited in the Collection Account and any Net Prepayment Interest Excess;

(iv)

to reimburse itself or any Servicer for previously Outstanding Advances made by it or by such Servicer (or by a subservicer) pursuant to Section 4.26 or otherwise reimbursable pursuant to the terms of this Agreement or any Servicing Agreement; it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be limited to collections on the Mortgage Loans to which such Outstanding Advances relate and shall be prior to the rights of the Certificateholders;

(v)

to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan, for any amounts that represent Non-Recoverable Advances, it being understood, in the case of any such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(vi)

to reimburse itself or the applicable Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 4.23 and 4.25(a) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Master Servicing Fee Rate and the Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(vii)

in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

(viii)

to reimburse itself for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to Sections 4.02, 4.05, 4.06, 4.19, 4.25(a) or 4.33, or any other provision of this Agreement, to the extent expressly permitted thereunder;

(ix)

to reimburse the Trustee for (a) all reasonable ordinary out-of-pocket expenses incurred or made by it under this Agreement, including costs of collection, in addition to the compensation for its services, including the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts and (b) all expenses and indemnities reimbursable from the Trust Fund under the Management Agreement and Section 9.05 of this Agreement (including any expenses incurred in connection with the enforcement thereof).

(x)

to reimburse a Successor Master Servicer (solely in its capacity as Successor Master Servicer), for any fee, expense or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a Successor Master Servicer appointed by the Trustee pursuant to Section 4.13 or 4.17, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders;

(xi)

to make payment to itself and others pursuant to any provision of this Agreement, to the extent expressly provided thereunder;

(xii)

to pay to itself, a Servicer, the Seller, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Sections 2.03 or 10.02, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Principal Balance or Purchase Price is determined;

(xiii)

to reimburse any Servicer for such amounts as are due thereto from the Trust Fund pursuant to this Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement, or to reimburse any expenses of the Trust Fund or the Trustee expressly provided for in the Servicing Agreement;

(xiv)

to make payments to the Trustee for deposit into the Certificate Distribution Account in the amounts and in the manner provided for in Section 6.04; and

(xv)

to clear and terminate any Collection Account pursuant to Section 10.02.

Section 4.09.  Determination of LIBOR.

(a)

On each LIBOR Rate Adjustment Date the Master Servicer shall determine LIBOR on the basis of the provisions of the definition of “LIBOR.”

(b)

The establishment of LIBOR by the Master Servicer and the Master Servicer’s subsequent calculation of the Interest Rate or Rates applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, shall be final and binding.  In all cases, absent manifest error, the Master Servicer may conclusively rely on quotations of LIBOR as such quotations appear on Telerate Screen Page 3750.

Section 4.10.  Termination of Servicing Agreements; Successor Servicers.

(a)

The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and this Agreement.  In such event, within 90 days of such termination, the Master Servicer shall, subject to Section 4.06, appoint a successor Servicer or shall itself (or through an Affiliate) act as servicer of the related Mortgage Loans; provided, however, that for so long as the Seller is the Servicing Rights Owner under any such Servicing Agreement, the Seller shall have the right to appoint a successor Servicer within thirty (30) days of the Master Servicer providing notice to the Trustee of its intent to terminate such Servicer, subject to the provisions of Section 4.34 hereof.  If the Master Servicer assumes the role of successor Servicer, or until a successor Servicer is appointed, the Master Servicer shall (i) immediately make Advances and (ii) perform all responsibilities, duties and liabilities of the Servicer; provided, however, that for the first 90-day period following a termination of a Servicer, the Master Servicer, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

(b)

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.  The Master Servicer shall, however, be deemed to have made the representations contained in Section 3.01 hereof as of the assumption by the Master Servicer of the duties of the applicable Servicer.  The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans.

(c)

In the event that the Master Servicer terminates the rights and obligations of any Servicer under a Full Recourse Servicing Agreement pursuant to this Section, the Master Servicer shall use its reasonable best efforts to appoint a successor Servicer that will service the related Mortgage Loans in accordance with the provisions of the applicable Full Recourse Servicing Agreement.  If the Master Servicer is unable to appoint such a successor Servicer, the Master Servicer shall modify the provisions of such Full Recourse Servicing Agreement as it deems appropriate, in its reasonable best judgment and with the consent of the Depositor, and shall either appoint a successor Servicer or service such Mortgage Loans itself (or through an Affiliate) as provided herein.  In no event shall the Master Servicer or any of its Affiliates be required to service any Mortgage Loans pursuant to any Full Recourse Servicing Agreement in the absence of such modification.

(d)

In no event shall the Master Servicer be responsible for monitoring, supervising or overseeing the obligations of any subservicer under any subservicing agreement.

Section 4.11.  Master Servicer Liable for Enforcement.

The Master Servicer shall, subject to the provisions hereof, enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders.

Section 4.12.  No Contractual Relationship Between Servicers and Master Servicer or Depositor.

Any Servicing Agreement (or subservicing agreement) that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Servicer shall be deemed to be between such Servicer and the other parties thereto (and to the extent the Trustee is assigned rights thereunder or made third-party beneficiaries thereof, the Trustee) and the Depositor and the Master Servicer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicing Agreement (except as set forth in this Article IV) or subservicing agreement.

Section 4.13.  Assumption by Trustee.

(a)

In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Master Servicer Default under this Agreement), the Trustee shall have the right to appoint a Successor Master Servicer, who shall assume all of the Master Servicer’s rights, duties and obligations hereunder.  Until such Successor Master Servicer is appointed, the Trustee shall assume all of the rights and obligations of the Master Servicer hereunder (including the right to receive the Master Servicing Fee hereunder) in accordance with Section 4.17(a); provided, however, the Trustee shall not be required to make any of the representations or warranties in Section 3.01 hereof.  The Trustee, its designee or any Successor Master Servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein.

The Trustee shall determine the Master Servicing Fee Rate applicable to a Successor Master Servicer (other than the Trustee in such capacity), such Master Servicing Fee Rate not to exceed the Maximum Master Servicing Fee Rate.

(b)

In the event the Master Servicer is terminated, the Master Servicer shall, (i) upon request of the Trustee but at the expense of such Master Servicer, timely deliver to the assuming party all documents and records (including, without limitation, computer tapes, disks and other electronic or magnetic media, in each case in readable format) in its possession relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient assumption of its duties as Master Servicer to the assuming party and (ii) make such reimbursements as are required under Section 4.08(x) hereof.

(c)

The Master Servicer shall be entitled to terminate the rights and obligations of the Seller under the applicable Servicing Agreement, to the extent provided therein, in accordance with the terms and conditions of such Servicing Agreement and this Agreement.  In such event, the applicable Servicer shall assume such rights and obligations to the extent provided in the applicable Servicing Agreement.

Section 4.14.  “Due-on-Sale” Clauses; “Due-on-Encumbrance” Clauses, Assumption Agreements; Release of Collateral.

(a)

To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause the Servicers to enforce due-on-sale clauses with respect to the Mortgage Loans in accordance with the applicable Servicing Agreement, to the extent such clauses are enforceable.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

(b)

If any Mortgage Loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, the Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer, on behalf of the Trustee, to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in accordance with the applicable Servicing Standard.

(c)

The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, and certified to the Trustee, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectibility of, such Mortgage Loan would not be adversely affected thereby.  Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such Servicer as additional servicing compensation.

Section 4.15.  Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement, promptly notify the Trustee by a certification substantially in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.07 have been or will be so deposited) of a Servicing Officer and shall request the Trustee to deliver to the applicable Servicer the related Mortgage File.  Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, each Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that (unless otherwise expressly provided in the related Servicing Agreement) no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account or any Custodial Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Standard and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee shall, upon the request of a Servicer or the Master Servicer, and delivery to the Trustee of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit E, release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer.  Such Request for Release shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be delivered by the Trustee to the Servicer or the Master Servicer.

Section 4.16.  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)

The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee.  Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement.  The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation in its possession regarding the Mortgage Loans to the Trustee and the Depositor, their agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority.  Such access shall be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trust Fund; provided, however, that the Master Servicer and each Servicer shall be entitled to deduct from any such funds any amounts that are permitted to be withdrawn by the Master Servicer pursuant to Section 4.08 hereof or by such Servicer under the applicable Servicing Agreement.

(c)

The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, the Master Servicer that are collected by the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under its Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer shall be held by the Master Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by relevant Uniform Commercial Code or other laws.

(d)

The Master Servicer agrees that it shall not create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan, except as otherwise expressly provided herein.

Section 4.17.  Removal of Master Servicer; Resignation of Master Servicer; Term of Servicing.

(a)

If any of the following events (each, an “Event of Master Servicer Default”) shall occur and be continuing:

(i)

Any failure by the Master Servicer (x) to deposit to the Collection Account all collections received by the Master Servicer directly within two Business Days following the Business Day on which such amounts are deposited by the Master Servicer to its general account (which shall be within one Business Day following receipt of such amount) and are determined by the Master Servicer to relate to the Mortgage Loans or (y) to remit to the Trustee for deposit in the Certificate Distribution Account any amount required to be deposited therein pursuant to Section 6.04(c) hereof by the related Master Servicer Remittance Date; or

(ii)

Failure on the part of the Master Servicer to observe or perform any term, covenant or agreement in this Agreement (other than those covered by clause (i) above) or a failure to comply with the provisions of Accepted Master Servicing Practices, which failure materially and adversely affects the rights of the Holders of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee or the Certificateholders who, in the aggregate, hold Certificates evidencing Voting Rights of 10% or more; or

(iii)

Any proceeding shall be instituted against the Master Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(iv)

The commencement by the Master Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Master Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Master Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Master Servicer in furtherance of any such action; or

(v)

The Master Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Depositor or the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Master Servicer’s failure to provide such information is for cause or inability beyond its control and the Master Servicer provides the Trustee and the Depositor with an Officer’s Certificate of the Master Servicer to such effect);

then the Trustee at the direction of the Required Certificateholders shall, in each case by delivery to the Master Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the responsibilities of the Master Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Master Servicer; provided, that, in the event any of the events described in subsections (i)(y), (iii) or (iv) shall have occurred, termination of the duties and responsibilities of the Master Servicer and the Trustee’s assumption all of the Master Servicer’s rights, duties and obligations hereunder shall automatically occur, without demand, protest, or further notice of any kind, all of which are expressly waived by the Master Servicer; provided that in the case of a proceeding described in subsection (iii) brought by a third party and not consented to by the Master Servicer, an Event of Master Servicer Default shall not be deemed to have occurred until the earliest to occur of (A) the failure of the relevant court to grant the Master Servicer’s motion to dismiss such proceeding within 90 days of the filing of such motion, (B) the denial of the Master Servicer’s motion to dismiss such proceeding by the relevant court, (C) the failure of the Master Servicer to file such a motion within 30 days of the notice of the proceeding and (D) the subsequent withdrawal by the Master Servicer of its motion to dismiss such proceeding.

If an Event of Master Servicer Default occurs and is continuing and if the Trustee has actual knowledge or has received notice thereof, the Trustee shall give prompt written notice of thereof to the Depositor, the Master Servicer, the Rating Agencies and each Certificateholder.

(b)

The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except with the consent of the Depositor and the Trustee or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement.  Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to the effect that such duties are not so permissible (the cost of which shall be borne by the Master Servicer) to such effect which shall be delivered to the Trustee, the Depositor, the Rating Agencies and the Certificateholders.

(c)

Except as may be required by law, no resignation of the Master Servicer shall become effective until a Successor Master Servicer shall have assumed all of the Master Servicer’s responsibilities and obligations hereunder.

(d)

If the Master Servicer is removed or resigns and the Trustee does not appoint a Successor Master Servicer in accordance with Section 4.13 hereof, then the Trustee shall become the Successor Master Servicer.  The Trustee shall be entitled to reimbursement from the predecessor Master Servicer for the costs and expenses of the Trustee related to a termination of the Master Servicer, the appointment of a successor Master Servicer or the transfer and assumption of servicing by the Trustee, as Successor Master Servicer, each due to an Event of Master Servicer Default.  To the extent that such costs and expenses of the Trustee are not fully and timely reimbursed by the predecessor Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Collection Account in accordance with Section 4.08(x).

(e)

Any collections received by the Master Servicer after removal or resignation shall be endorsed by it and remitted directly and immediately to the Successor Master Servicer.  The Master Servicer shall be entitled to receive the Master Servicing Fee through the day on which it is terminated as Master Servicer (which may be pro rated for a partial month).

To the extent that the Master Servicer, at the time of its removal or resignation, has theretofore expended any amounts as Advances with respect to any Mortgage Loan, which Advances remain Outstanding Advances as of such date, the Master Servicer shall thereafter be entitled to receive from the Successor Master Servicer, monthly, such information as may be generated by the Successor Master Servicer as may be reasonably necessary to enable the Master Servicer to monitor the recovery of, and collection efforts undertaken with respect to, such Outstanding Advances, which information will include details of collection activities, payment records and trial balances.  To the extent that the Successor Master Servicer receives any amounts which relate to reimbursement for Outstanding Advances made by the prior Master Servicer, such amounts shall be remitted to the prior Master Servicer on the related Distribution Date.  To the extent that the Master Servicer, based upon the information supplied by the Successor Master Servicer, believes that any discrepancies exist between actual Outstanding Advances received by the Successor Master Servicer and the amounts forwarded to the Master Servicer as recovered Outstanding Advances, the Master Servicer and the Successor Master Servicer shall attempt in good faith to reconcile such discrepancies.

(f)

The Master Servicer agrees to cooperate reasonably with the Successor Master Servicer in effecting the termination of the Master Servicer’s servicing responsibilities and rights hereunder and shall promptly provide to the Successor Master Servicer all documents and records reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and shall promptly also transfer to the Successor Master Servicer all amounts which then have been or should have been deposited in the Collection Account, or which are thereafter received with respect to the Mortgage Loans.  The Successor Master Servicer shall not be held liable for any acts or omissions of the prior Master Servicer or by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.  The Master Servicer shall reimburse the Successor Master Servicer for its reasonable costs and expenses associated with the transfer of the master servicing following resignation of the Master Servicer or termination of the Master Servicer pursuant to this Section 4.17.

Section 4.18.  Cross-Collateralized Mortgage Loans.

The Master Servicer shall administer any Cross-Collateralized Mortgage Loans that are cross-collateralized with each other in accordance with this Agreement, as a single Mortgage Loan.

All amounts collected in respect of any related Cross-Collateralized Mortgage Loans shall be applied between or among such Mortgage Loans in accordance with the express provisions of the related loan documents or, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then due as to each of such Mortgage Loans.

Notwithstanding anything to the contrary herein, the Master Servicer shall not waive any right that it has, or grant any consent it is otherwise entitled to withhold, under any related due-on-sale clause governing the transfer of any Mortgaged Property that secures Cross-Collateralized Mortgage Loans unless all of the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans are transferred simultaneously to the same transferee.

Section 4.19.  Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreement.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on any REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.07, any amounts collected by the Master Servicer, or remitted to the Master Servicer by any Servicer, under any insurance policies maintained pursuant to this Section 4.19 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.08.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.08.

Section 4.20.  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (subject to Section 4.01 and to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim and compliance with any applicable requirements of FHA or VA) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 4.21.  Maintenance of the Primary Mortgage Insurance Policies.

(a)

Subject to Section 4.01, the Master Servicer shall not take, or knowingly permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall, subject to Section 4.01, use its reasonable best efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not knowingly permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees, subject to Section 4.01,  to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Section 4.07, any amounts collected by the Master Servicer or remitted to the Master Servicer by any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.08.

Section 4.22.  Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificates of insurance, if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Mortgage Notes have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.  The Master Servicer shall promptly deliver or cause to be delivered to the Trustee upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 4.23.  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall, subject to Section 4.01, cause each Servicer (to the extent required under the related Servicing Agreement) to use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 4.24.  Compensation to the Master Servicer.

The Master Servicer shall be entitled either (a) to pay itself the Master Servicing Fee in respect of remittances from the Servicers prior to the deposit of such payment in the Collection Account or (b) to withdraw from the Collection Account, subject to Section 4.08, the Master Servicing Fee.  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty or yield maintenance payment) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account.  In addition, the Master Servicer will be entitled to retain any Net Prepayment Interest Excess.  If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Certificate Distribution Account to the extent that payments have been received with respect to the applicable Mortgage Loan.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.  Pursuant to Section 4.07 all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation.

The Master Servicing Fee for each Distribution Date shall be reduced as provided in Section 6.10.

Section 4.25.  REO Property.

(a)

In the event the Trustee acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders.  The Master Servicer shall use its reasonable best efforts, subject to Section 4.01 and to the extent provided in the applicable Servicing Agreement, to cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall, subject to Section 4.01, cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement.

Each Servicing Agreement shall include provisions to the effect that (i) the Servicer shall sell each REO Property in any event within three years after title has been taken to such REO Property and (ii) the Servicer shall not Directly Operate any REO Property, but shall employ an Independent Contractor to operate REO Property.

(b)

The Master Servicer shall, subject to Section 4.01 and to the extent required by the related Servicing Agreement, cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Collection Account.

(c)

The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related Outstanding Advances and other unreimbursed advances from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such Outstanding Advances may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Distribution Account on the next succeeding Master Servicer Remittance Date.

(e)

REO Property acquired by or on behalf of the Trust Fund may be purchased by an Affiliate of the Depositor, provided that sale of each such REO Property maximizes proceeds to the Trust Fund.  In order to ensure that any such sale is a bona fide arms’ length transaction, (i) the price paid by such affiliated purchaser shall be not less than the higher of two broker price opinions obtained from parties satisfactory to the applicable Servicer and (ii) the applicable Servicer (or subservicer) must solicit bids in a commercially reasonable manner for the purchase of each such REO Property, and the price paid by such affiliated purchaser shall be higher than any other bid received.

Section 4.26.  Delinquency Advances and Servicing Advances.

(a)

Not later than 12:00 noon Charlotte, North Carolina time on each Master Servicer Remittance Date, the Master Servicer, except as otherwise stated herein, shall advance funds (each such advance, a “Delinquency Advance”) to the Certificate Distribution Account in the amount of any Monthly Payment that is due during the related Due Period and not received by the Master Servicer from the related Servicer as of the related Determination Date; provided, however, that the Master Servicer will not be required to make any such Delinquency Advance (i) if the related Mortgage Loan is a Non-Servicer Obligated Mortgage Loan or (ii) if the Master Servicer determines in reasonable good faith that such Delinquency Advance would be a Non-Recoverable Advance.  Such determination by the Master Servicer will be evidenced by a certificate signed by a Servicing Officer delivered to the Trustee no later than such Master Servicer Remittance Date for the related Distribution Date.  Each Delinquency Advance shall increase the Outstanding Advances with respect to the related Mortgage Loan.  The Master Servicer shall be permitted to fund Delinquency Advances from its own funds, and from amounts then on deposit in the Collection Account in excess of the Total Distribution Amount for the related Master Servicer Remittance Date.

(b)

The Master Servicer may recover Delinquency Advances (i) from the Collection Account out of collections on the Mortgage Loan whose delinquency gave rise to such Delinquency Advance subsequent to the related Due Period, from Liquidation Proceeds and/or Insurance Proceeds recovered on account of such Mortgage Loan to the extent of the amount of such Delinquency Advance prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account and (ii) from the Collection Account generally, if such Delinquency Advance has been determined to be a Non-Recoverable Advance.

(c)

The Master Servicer, to the extent the Master Servicer becomes the successor to a Servicer pursuant to Section 4.10 and to the extent required by the related Servicing Agreement, will advance all “out-of-pocket” costs and expenses incurred in the performance of its servicing obligations with respect to defaulted Mortgage Loans, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by a Mortgagor of any claim or defense that the Mortgagor may have had against the originator in connection with the sale, financing or construction of such Mortgagor’s home and which the Mortgagor asserts against the Master Servicer and (iii) the management and liquidation of REO Property, but shall only pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan.  Each such expenditure, if customary and reasonable, and exclusive of overhead, will constitute a “Servicing Advance.”  The Master Servicer may recover a Servicing Advance from the Mortgagor to the extent permitted by the related Mortgage Loan, from the Collection Account out of collections on the related Mortgage Loan, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds collected with respect to the related Mortgage Loan prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account or, if such Liquidation Proceeds and Insurance Proceeds are insufficient to reimburse the Master Servicer for such Servicing Advance, from the Collection Account.

Section 4.27.  Master Servicer Reports.

To the extent the Master Servicer receives timely information from each Servicer not later than 2:00 p.m. Charlotte, North Carolina time two Business Days prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, the Seller and the Depositor the related Master Servicer’s Monthly Report which shall contain (i) a summary report of Mortgage Loan payment activity for such month, (ii) delinquency summary reports for Mortgage Loans with respect to which scheduled payments due in such month were not made, (iii) an itemization by category of all amounts to be paid on the Distribution Date, (iv) the aggregate principal balance of all Foreclosure Restricted Loans that are subject to foreclosure proceedings in such month and (v) such other information as is necessary for the Trustee to report items in Sections 6.08(a) and (b); provided, however, that the Master Servicer shall provide the information detailed in clauses (iii), (iv) and (v) above with respect to the assets of the Trust Fund other than the Mortgage Loans only to the extent that it receives such information in a timely manner from the parties that are required to provide such information to the Master Servicer.  In the event the Master Servicer does not receive timely information from each Servicer, the Master Servicer shall deliver or cause to be delivered the Master Servicer’s Monthly Report to the Trustee within one Business Day following the Master Servicer’s receipt of the necessary information.

Section 4.28.  Annual Officer’s Certificate as to Compliance.

(a)

The Master Servicer shall deliver to the Depositor no later than five Business Days after the 15th of March of each calendar year, commencing in March 2005, an Officer’s Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of such Servicer’s annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

(b)

Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 4.29.  Annual Independent Accountants’ Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of Independent Public Accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before March 15 of each year, commencing in 2005, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing, transfer and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report.  Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).  If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 4.30.  Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae, Freddie Mac, FHA and VA and shall have a net worth of not less than $15,000,000.

Section 4.31.  Reports filed with the Securities and Exchange Commission.

(a)

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, with respect to each Distribution Date, within 15 days after such Distribution Date or, if shorter, within the period of time required under the rules of the Securities and Exchange Commission (the “Commission”), the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K (or such other form prescribed by the Commission) with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Such Form-8-K (or other prescribed form) shall also include any information that the Depositor may provide for inclusion therein.  Prior to January 30, 2005, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable.  The Master Servicer shall, as promptly as practicable, prepare and deliver to the Depositor (or such Person as the Depositor shall designate) a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund.  Prior to March 30, 2005 (provided that the executed Form 10-K and Form 10-K Certification are timely returned to it by the signing party), the Master Servicer shall file (but will not execute) such Form 10-K.  The Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Exchange Act (the “Form 10-K Certification”) signed by an appropriate party or parties (which Form 10-K Certification the Master Servicer shall not be required to sign).  The Depositor agrees to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Master Servicer shall have no responsibility to file any items other than those specified in this Section.

(b)

If so requested, the Master Servicer shall sign a certification (in the form attached hereto as Exhibit M) for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Master Servicer shall not be required to undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K).

Section 4.32.  Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder.  In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder.  Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee.  If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a Successor Master Servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto after the date of such transfer, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 4.24 hereof, shall thereafter be payable to such Successor Master Servicer.

Section 4.33.  Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Depositor or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided in Section 4.08.

The Master Servicer shall not be liable, and shall be indemnified from the Trust Fund, for any acts or omissions of any Servicer except to the extent the Trust Fund incurs damages or expenses as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers in accordance with Section 4.01 hereof.

Section 4.34.  Transfer of Servicing.

The Servicing Rights Owner shall provide written notice to the Trustee and the Master Servicer thirty days prior to any transfer or assignment by the Servicing Rights Owner of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person.  In addition, the transfer or assignment of rights and delegation of duties under any Servicing Agreement or the transfer of the servicing thereunder to a successor servicer (whether by the Servicing Rights Owner or the Master Servicer) shall be subject to the following conditions:

(a)

Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement and any applicable Pool PMI Insurance Policy and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(b)

Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under the applicable Servicing Agreement;

(c)

There must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; provided, however, that this requirement shall not apply to any transfer of servicing to M&T Mortgage or to a successor servicer that is, prior to the date of such transfer, a Servicer of Mortgage Loans;

(d)

The Servicing Rights Owner shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to such successor servicer, including, but not limited to, the following: (i) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Servicing Rights Owner shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (ii) prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (iii) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to deliver to the successor servicer all related loan documents and any related records or materials; (iv) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Master Servicer Remittance Date, to the Master Servicer, all funds held by the Servicer in respect of the Mortgage Loans; (v) on or prior to the effective date of such transfer of servicing, the Servicing Rights Owner shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (vi) the Servicing Rights Owner shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request;

(e)

In the event that the Servicing Rights Owner transfers its servicing rights under the applicable Servicing Agreement, any successor Servicing Rights Owner of the servicing rights shall acknowledge in writing that it is subject to the provisions of Section 4.06 in respect of the obligations of the Seller thereunder and Section 4.34 of this Agreement; and

(f)

Prior to amending any Servicing Agreement or consenting to any amendment or modification thereof, the Servicing Rights Owner shall obtain the prior written consent of the Master Servicer and the Trustee (such consent to be not unreasonably withheld) and shall obtain the consent of any Pool PMI Insurer, to the extent that such consent is required under the related Pool PMI Insurance Policy.

Section 4.35.  Master Servicer Exchange Act Reporting Requirements.

Notwithstanding any other provision of this Agreement, to the extent that, following the Closing Date, the contents of Forms 8-K, 10-K or other Forms required by the Exchange Act and the rules and regulations of the Commission, or the time by which such Forms are required to be filed, differ from the provisions of this Agreement, the Master Servicer hereby agrees that it shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 10.05) in order to comply with such amended reporting requirements.  Any such amendment to this Agreement may result in the reduction or increase of the reports filed under the Exchange Act.  Notwithstanding the foregoing, the Master Servicer shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

ARTICLE V

THE CERTIFICATES

Section 5.01.  The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibit A.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement to this Agreement.

Subject to Section 10.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds or by check, as provided in Section 6.06.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02.  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b), (c) and (d) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided; provided, however, that the Class R Certificates shall be issued and maintained in fully registered form.  Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.  The Trustee initially shall be the “Certificate Registrar.”

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)

No transfer of a Restricted Certificate shall be made unless the Trustee shall have received from the transferee a certification in substantially the form set forth in Exhibit K hereto, addressed to the Trustee and the Certificate Registrar and any of their respective successors, to the effect that:

(i)

Such Person is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

(ii)

Such Person is duly authorized to purchase the Restricted Certificates and its purchase of investments having the characteristics of the Restricted Certificates is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the investor; and

(iii)

Such Person understands that each holder of a Certificate, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of this Agreement.

In the event that a Certificate is transferred to a Person that does not meet the requirements of this Section 5.02, such transfer will be of no force and effect, will be void ab initio, and will not operate to transfer any rights to such Person, notwithstanding any instructions to the contrary to the Issuer, the Trustee or any intermediary; and the Trustee shall not make any distributions on such Certificate for as long as such Person is the Holder of such Certificate and the Trustee shall have the right to compel such Person to transfer such Certificate to a Person who does meet the requirements of this Section 5.02.

Each Holder of a Restricted Certificate (or Certificate Owner) desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws and any other restrictions specified in this Section 5.02.  Each holder of a Book-Entry Certificate shall be deemed to have consented to such transfer restrictions.

The Trustee shall cause each Certificate to contain a legend substantially similar to the applicable legend provided in Exhibit A hereto stating that transfer of such Certificates is subject to certain restrictions as set forth herein.

(c)

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (A) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (substantially in the form of Exhibits K and L, or in the event such ERISA-Restricted Certificate is a Residual Certificate substantially in the form of Exhibit O), to the effect that (i) such transferee is neither a Plan nor a person acting for, on behalf of, or with the assets of, any such Plan to effect such transfer or (ii) if the ERISA-Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section (V)(e) of prohibited transaction class exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of ERISA-Restricted  Certificates are covered under Sections I and III of PTCE 95-60; or (B) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a person acting for, on behalf of, or with the assets of, a Plan, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of any of the Trustee, the Depositor, the Master Servicer, any Servicer, the Seller or the Trust Fund, addressed to the Trustee to the effect that the purchase and holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Master Servicer, any Servicer or the Seller to any obligation in addition to those expressly undertaken in this Agreement.  For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee of an Opinion of Counsel or representation letter satisfactory to the Trustee as described above shall be void and of no effect.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(d)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit of the transferor in the form attached hereto as Exhibit N (a “Transferor Affidavit”) and of the proposed transferee in the form attached hereto as Exhibit O (a “Transferee Affidavit”), representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”); provided that no such affidavit shall be required to register on the Closing Date an Ownership Interest of the Seller (or an Affiliate thereof) or the Trustee in a Residual Certificate.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transferee Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transferee Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(d) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(c) and this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transferor Affidavit, Transferee Affidavit and either the Rule 144A Letter or the Investment Letter.  The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on transfers of a Residual Certificate set forth in this Section 5.02(d) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause an Adverse REMIC Event, or the imposition of any tax on a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(e)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(f)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

(g)

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) after the occurrence of an Event of Master Servicer Default, Certificate Owners representing at least 51 % of the aggregate Class Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.03.  [Reserved]

Section 5.04.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.05.  Persons Deemed Owners.

The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

Section 5.06.  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.07.  Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange.  The Trustee initially designates its Corporate Trust Office for such purposes.  The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

DEPOSITS AND DISTRIBUTIONS

Section 6.01.  Rights of the Holders.

Amounts held by the Trustee for future distribution to the Certificateholders, including, without limitation, amounts in the Collection Account, the Reserve Fund and the Certificate Distribution Account, shall not be distributed except in accordance with the terms of this Agreement.

Section 6.02.  Establishment of Trust Accounts.

(a)(i) The Master Servicer shall establish and maintain in the name of the Trustee the Collection Account as provided in Section 4.07, which account shall be property of the Trust Fund.

(ii)

The Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee an Eligible Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

(iii)

The Trustee, for the benefit of the holders of the LIBOR Certificates and the Class X Certificates, shall establish and maintain in the name of the Trustee an Eligible Account (the “Reserve Fund”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the above-referenced Certificateholders.

(b)(i) Funds on deposit in the Collection Account and the Certificate Distribution Account (each, a “Trust Account”) may be invested, and if invested shall be invested in Eligible Investments at the direction of the Master Servicer, in the case of the Collection Account, and otherwise at the direction of the Depositor, and such investments shall not be sold or disposed of prior to their maturity.  All such investments shall be made in the name of the Trustee in the manner provided herein.  Subject to paragraph (b)(ii) below, funds on deposit in the Trust Accounts, if invested, shall be invested (1) in Eligible Investments selected (x) in the case of the Collection Account, by the Master Servicer and (y) in the case of the Certificate Distribution Account, by the Depositor or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Master Servicer, in the case of the Collection Account, and by the Depositor, in the case of the Certificate Distribution Account, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, and (C) any investment so selected by such investment manager shall be made in the name of the Trustee and shall be settled by a delivery to the Trustee that complies with the terms of this Agreement as it relates to investing such funds.  It is understood and agreed that the Trustee shall not be liable for any loss arising from an investment made in accordance with this Section 6.02(b).  All such investments shall be held by the Trustee for the benefit of the Certificateholders; provided, that amounts on deposit in the Collection Account shall be applied as provided in the last sentence of this paragraph.  Other than as permitted by each Rating Agency, funds on deposit in the Trust Accounts, if invested, shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Distribution Date (or on such next Distribution Date if either (x) such investment is held in the trust department of the institution with which the Trust Accounts is then maintained and is invested in a time deposit of the Trustee rated at least A-1 (or the equivalent) by each Rating Agency (such account being maintained within the trust department of the Trustee) or (y) the Trustee (so long as the short-term unsecured debt obligations of the Trustee are either (A) rated at least A-1 (or the equivalent) by each Rating Agency on the date such investment is made or (B) guaranteed by an entity whose short-term unsecured debt obligations are rated at least A-1 (or the equivalent) by each Rating Agency on the date such investment is made) has agreed to advance funds on such Distribution Date to such Trust Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date).  For the purposes of the foregoing, unless the Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance and it shall not be responsible to make such advance.  The Master Servicer shall deposit into the Collection Account an amount equal to any loss realized on any investment of funds in the Collection Account immediately as any such loss is realized.  The Depositor shall deposit in the Certificate Distribution Account, an amount equal to any loss realized on any investment of funds in such account immediately as any such loss is realized.  Funds on deposit in the Collection Account shall be withdrawn therefrom by the Master Servicer on the Master Servicer Remittance Date immediately preceding each Distribution Date to make deposits and distributions on each such date in the manner and priorities set forth in Section 4.08.

(ii)

Funds on deposit in the Reserve Fund shall be invested only in Eligible Investments specified in clause (i) of the definition thereof.  Such investments shall not be sold or disposed of prior to their maturity.  All such Eligible Investments shall be made in the name of the Trustee in its capacity as such) or its nominee.  All income and gain realized from such investments shall be applied as provided in Section 6.12.  The Trustee shall not in any way be held liable by reason of any insufficiency in the Reserve Fund resulting from any investment loss on any investment made hereunder.

(c)

The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Fund.  The Trust Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders.  If, at any time, any of the Trust Accounts ceases to be an Eligible Account, the Trustee (or the Master Servicer on its behalf) shall within 30 Business Days establish a new Trust Account as applicable, as an Eligible Account and shall transfer any cash and/or any investments to such new account.

The Depositor and the Trustee hereby appoint Wachovia Bank, National Association as Securities Intermediary with respect to the Trust Accounts and the Trustee shall hold, for the benefit of the Certificateholders, the Certificate Distribution Account and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Accounts and all proceeds thereof.  Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Trustee for the benefit of the Certificateholders.  Upon the termination of the Trust Fund the Trustee shall inform the Securities Intermediary of such termination.  By acceptance of their Certificates or interests therein, the Certificateholders shall be deemed to have appointed Wachovia Bank, National Association as Securities Intermediary.  Wachovia Bank, National Association hereby accepts such appointment as Securities Intermediary.

(i)

With respect to the Trust Account Property credited to the Trust Accounts, the Securities Intermediary agrees that:

(A)

with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(B)

the sole assets permitted in the Trust Accounts shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(C)

any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

(ii)

The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) all Trust Account Property in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trust Account shall be registered in the name of the Seller or the Depositor, payable to the order of the Seller or the Depositor or specially endorsed to the Seller or the Depositor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(iii)

The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account shall be treated as a Financial Asset;

(iv)

If at any time the Securities Intermediary shall receive any order from the Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Seller, the Depositor or any other Person;

(v)

In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the ownership interest of the Trustee.  The Financial Assets credited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts, and (ii) the face amount of any checks which have been credited to any Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(vi)

There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor with respect to any Trust Account.  In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(vii)

The rights and powers granted herein to the Trustee have been granted in order to perfect its ownership interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the dissolution or bankruptcy of the Depositor nor by the lapse of time.  The obligations of the Securities Intermediary hereunder shall continue in effect until the ownership interest of the Trustee in the Trust Accounts, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Trustee has notified the Securities Intermediary of such termination in writing; and

(viii)

Notwithstanding anything else contained herein, the Depositor and the Trustee agree that the Trust Accounts will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:  (1) it will comply with Entitlement Orders related to the Trust Accounts issued by the Trustee without further consent by the Seller or the Depositor; (2) until termination of the Trust Fund, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Trustee; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.

(d)

Notwithstanding the foregoing, the Depositor shall have the power, revocable by the Trustee, to instruct the Trustee and the Master Servicer to make withdrawals and distributions from the Trust Accounts for the purpose of permitting the Master Servicer, the Trustee or the Depositor to carry out its respective duties hereunder.

(e)

The Depositor agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Trustee on behalf of Certificateholders and otherwise fully to effectuate the purposes, terms and conditions of this Section.  The Depositor shall:

(i)

promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee’s ownership interest in the Trust Account Property; and

(ii)

make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following:  (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Trustee of any such filings.

The Depositor shall not organize under the law of any jurisdiction other than the State under which it is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Trustee.  Before effecting such change, the Depositor shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Trust Account Property.  In connection with the transactions contemplated by the Basic Documents relating to the Trust Account Property, the Depositor authorizes its immediate or mediate transferee, including the Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 6.02(e).

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Trustee or the Certificateholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder.  The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.  The Trust Fund shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct.  The foregoing indemnification shall survive any termination of this Agreement.

Section 6.03.  Investment of Amounts.

To the extent there are uninvested amounts in the Certificate Distribution Account prior to 3:00 p.m. New York City time on any Business Day, the Trustee shall invest such amounts in Eligible Investments of the type described in subsection (i) of the definition of Eligible Investments.  All such investments shall be made in the name of the Trustee.  The Depositor shall be entitled to any income on such investments and shall be liable for any losses thereon.

Section 6.04.  Collections.

(a)

The Master Servicer shall provide each Servicer with such instructions as are necessary to permit the transfer by wire transfer in immediately available funds of all amounts on deposit in the Custodial Accounts which constitute collections to the Collection Account on the Servicer Remittance Date specified in the related Servicing Agreement.

(b)

On or prior to each Master Servicer Remittance Date, the Master Servicer shall determine the Interest Remittance Amount, the Principal Remittance Amount, the Principal Distribution Amount, the Total Distribution Amount and the Trustee Fee, in each case for the related Distribution Date.  For purposes of this Section 6.04 and Section 6.08, with respect to any Distribution Date, in determining the amount received from the Cap Provider, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information provided to it by the Cap Provider or by the Trustee, as applicable, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such amount.

(c)

On each Master Servicer Remittance Date, the Master Servicer shall remit the Total Distribution Amount for the related Distribution Date, exclusive of any amounts received with respect to the related Distribution Date under the Cap Agreement that have not been deposited in the Collection Account, to the Certificate Distribution Account.  Prior to disbursing the Total Distribution Amount, the Trustee shall withdraw from the Certificate Distribution Account on each Distribution Date and pay, solely from and in reduction of the Interest Remittance Amount, (i) to itself, the Trustee Fee for such Distribution Date, (ii) to the applicable Retained Interest Holder, any Retained Interest not paid thereto by the applicable Servicer (including the remittance to the Seller of the Seller’s Retained Interest with respect to Mortgage Loans identified on the Mortgage Loan Schedule as “Seller Retained Interest Mortgage Loans,” at the applicable Seller Retained Interest Rate specified in the Mortgage Loan Schedule), and (iii) to any Pool PMI Insurer, the related Pool PMI Insurance Premium for such Distribution Date.

(d)

The Trustee shall deposit into the Certificate Distribution Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any payments or distributions are received by the Trustee with respect to the Cap Agreement, all such amounts.

Section 6.05.  Flow of Funds.

(a)

On each Distribution Date, the Trustee shall retain in the Certificate Distribution Account, and shall distribute, the Total Distribution Amount (net of the Trustee Fee, any Retained Interest and the Pool PMI Insurance Premiums (and related amounts, which will generally not exceed 0.01% of the monthly premium)) to Holders of the Certificates, in the amounts and priorities specified in this Section and shall allocate such amount to the Interests issued in respect of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and REMIC 5 as set forth in the Preliminary Statement to this Agreement.

(b)

On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

(i)

to the Class F Certificates, the Class F Distribution Amount for such Distribution Date;

(ii)

to the Class A-IO Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(iii)

to the Class A Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(iv)

to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(v)

to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vi)

to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vii)

to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(viii)

to the Class B-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(ix)

to the Class B-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(x)

for application as part of Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (ix) above.

(c)

On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount in the following order of priority:

(i)

for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, until the aggregate Class Principal Balance of the LIBOR Certificates equals the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

(A)

to the Class A Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(B)

to the Class M-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(C)

to the Class M-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(D)

to the Class M-3 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(E)

to the Class M-4 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(F)

to the Class B-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(G)

to the Class B-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero; and

(H)

any remaining amount, for application as part of Excess Cashflow pursuant to Section 6.05(d); and

(ii)

for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, until the aggregate Class Principal Balance of the LIBOR Certificates equals the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

(A)

concurrently, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero; and

(B)

any remaining amount, for application as part of Excess Cashflow pursuant to Section 6.05(d).

(d)

On each Distribution Date, the Trustee shall distribute the Excess Cashflow, together with (to the extent specified below) amounts received in respect of the Cap Agreement for such Distribution Date and amounts on deposit in the Reserve Fund, in the following order of priority:

(i)

to the extent of Excess Interest for such Distribution Date, for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, until (after giving effect to distributions of principal made pursuant to Section 6.05(c) hereof for such date) the aggregate Class Principal Balance of the LIBOR Certificates equals the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

(A)

to the Reserve Fund, the amount of any Class F Shortfall or Unpaid Class F Shortfall, and then such amounts from the Reserve Fund to the Class F Certificates;

(B)

to the Class A Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(C)

to the Class M-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(D)

to the Class M-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(E)

to the Class M-3 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(F)

to the Class M-4 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(G)

to the Class B-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero; and

(H)

to the Class B-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance of such Class has been reduced to zero;

(ii)

to the extent of Excess Interest for such Distribution Date, for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, until (after giving effect to distributions of principal made pursuant to Section 6.05(c) hereof for such date) the aggregate Class Principal Balance of the LIBOR Certificates equals the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

(A)

to the Reserve Fund, the amount of any Class F Shortfall or Unpaid Class F Shortfall, and then such amounts from the Reserve Fund to the Class F Certificates; and

(B)

concurrently, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, in proportion to their respective Class Principal Balances, in reduction thereof, until the Class Principal Balance of each such Class has been reduced to zero;

(iii)

to the extent of any amounts received in respect of the Cap Agreement for such Distribution Date, to the Reserve Fund, the amount of any Carryforward Interest remaining unpaid, and then from the Reserve Fund to the LIBOR Certificates in order of priority of distribution of interest, any such unpaid Carryforward Interest for such Class for such date;

(iv)

to the extent of any remaining amounts received in respect of the Cap Agreement for such Distribution Date, to the Reserve Fund, the amount of any Loss Amount for such Distribution Date, and then from the Reserve Fund to the LIBOR Certificates, in reduction of their respective Class Principal Balances, in the order of priority specified in clauses (i) and (ii), as applicable, of this Section 6.05(d);

(v)

to the extent of Excess Interest for such Distribution Date and any remaining amounts received in respect of the Cap Agreement for such Distribution Date, to the Reserve Fund, the amount of any Basis Risk Payment, and then from the Reserve Fund to the LIBOR Certificates in order of priority of distribution of interest, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class for such date;

(vi)

to the extent of Excess Interest for such Distribution Date and any remaining amounts received in respect of the Cap Agreement for such Distribution Date, to the Reserve Fund, the amount of any Deferred Principal Amount, and then from the Reserve Fund to the Subordinate Certificates, in order of seniority, any Deferred Principal Amount for such Class for such date;

(vii)

on the Distribution Date in November 2011, $100.00 to the Class P Certificate in reduction of its Class Principal Balance;

(viii)

to pay any up-front fee payable to any substitute Cap Provider as provided in Section 6.13(d);

(ix)

to the Class X Certificates, the sum of (A) any amounts remaining in the Reserve Fund after taking into account distributions pursuant to clauses (i) through (viii) above, in excess of the Reserve Fund Requirement for such Distribution Date, and (B) any amounts payable under the Cap Agreement and distributable to the Class X Certificates under Section 6.12(b);

(x)

to the Class X Certificates, the Class X Distributable Amount for such Distribution Date and any amount distributable to the Class X Certificates pursuant to Section 6.11(b); and

(xi)

to the Residual Certificate, any remaining amount.

(e)

On each Distribution Date, the Trustee shall distribute from amounts remaining in the Reserve Fund after application pursuant to Section 6.05(d) the amount of any Loss Amount not distributed pursuant to Section 6.05(d)(iv), to the LIBOR Certificates, in reduction of their respective Class Principal Balances, in the order of priority specified in clauses (i) and (ii), as applicable, of Section 6.05(d).

(f)

On each Distribution Date, the Trustee shall distribute the Class P Distribution Amount for such date to the Class P Certificates.

(g)

On the Termination Date, the Trustee shall distribute to each Class of Certificates the amounts set forth in Section 10.02 hereof as follows:

(i)

The Trustee shall distribute the Class A-IO Termination Amount to the Class A-IO Certificates if the Trust Fund is terminated pursuant to Section 10.02(a) or (b);

(ii)

The Trustee shall distribute the amount of the Minimum Bid Price or the Termination Price, as applicable, allocable to interest in the following order of priority:

(A)

to the Class F Certificates, the Class F Distribution Amount for the Termination Date;

(B)

to the Class A-IO Certificates, any accrued and unpaid interest on the outstanding Class Notional Amount thereof;

(C)

concurrently, to the Class A Certificates, any accrued and unpaid interest on the outstanding Class Principal Balance thereof;

(D)

to the Class M-1 Certificates, any accrued and unpaid interest on the outstanding Class Principal Balance thereof;

(E)

 to the Class M-2 Certificates, any accrued and unpaid interest on the outstanding Class Principal Balance thereof;

(F)

to the Class M-3 Certificates, any accrued and unpaid interest on the outstanding Class Principal Balance thereof;

(G)

to the Class M-4 Certificates, any accrued and unpaid interest on the outstanding Class Principal Balance thereof;

(H)

to the Class B-1 Certificates, any accrued and unpaid interest on the outstanding Class Principal Balance thereof;

(I)

to the Class B-2 Certificates, any accrued and unpaid interest on the outstanding Class Principal Balance thereof; and

(J)

any remaining amount, for application as part of Excess Cashflow pursuant to Section 6.05(d);

(iii)

The Trustee shall distribute the amount of the Minimum Bid Price or the Termination Price, as applicable, allocable to principal in the following order of priority:

(A)

to the Class A Certificates, until the Class Principal Balance for such Class has been reduced to zero;

(B)

to the Class M-1 Certificates, until the Class Principal Balance for such Class has been reduced to zero;

(C)

 to the Class M-2 Certificates, until the Class Principal Balance for such Class has been reduced to zero;

(D)

to the Class M-3 Certificates, until the Class Principal Balance for such Class has been reduced to zero;

(E)

to the Class M-4 Certificates, until the Class Principal Balance for such Class has been reduced to zero;

(F)

to the Class B-1 Certificates, until the Class Principal Balance for such Class has been reduced to zero;

(G)

to the Class B-2 Certificates, until the Class Principal Balance for such Class has been reduced to zero; and

(H)

any remaining amount, for application as part of Excess Cashflow pursuant to Section 6.05(d).

Section 6.06.  Disbursement of Funds.

All distributions shall be made pursuant to Section 6.05 by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date; provided, that, a Certificateholder shall only be entitled to receive distributions by wire transfer if such Certificateholder is the registered Holder of Certificates having an initial aggregate principal amount equal to or in excess of $5,000,000 or a Percentage Interest equal to or in excess of 25%; and in all other cases by check mailed to each such Certificateholder at such Holder’s address appearing in the Certificate Register.

Section 6.07.  Allocation of Losses.

(a)

On each Distribution Date, the Class Principal Balance of each Class of Subordinate Certificates shall be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

(i)

in reduction of the Class Principal Balance of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(ii)

in reduction of the Class Principal Balance of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(iii)

in reduction of the Class Principal Balance of the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(iv)

in reduction of the Class Principal Balance of the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(v)

in reduction of the Class Principal Balance of the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

(vi)

in reduction of the Class Principal Balance of the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero.

(b)

Any Realized Losses so allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective principal balances.  Any allocation of an Applied Loss Amount pursuant to this Section shall be accomplished by reducing the Class Principal Balance of the applicable Class and the principal balance of each related Certificate on the applicable Distribution Date.

Section 6.08.  Reports to Certificateholders.

(a)

On each Distribution Date, concurrently with the distribution to the Certificateholders, the Trustee shall furnish to the Certificateholders, the Seller, the Depositor and each Rating Agency, a report, based solely on information provided to the Trustee by the Master Servicer and in the Master Servicer’s Monthly Report, containing the following information:

(i)

the amount of the distribution on such Distribution Date with respect to each Class of Certificates;

(ii)

the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included therein;

(iii)

the amount of such distributions allocable to interest;

(iv)

the Class Principal Balance (or Class Notional Balance) for each Class of Certificates as of such Distribution Date together with the principal amount or notional amount of the Certificates of the related Class (based on a Certificate in the original principal amount or notional amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

(v)

the level of LIBOR and the Interest Rates applicable to the LIBOR Certificates for such Distribution Date;

(vi)

if applicable, a statement that interest distributable on one or more Classes of Certificates on such Distribution Date represents interest accrued on such Classes at a rate equal to the Class A Available Funds Cap or the Subordinate Available Funds Cap, as applicable;

(vii)

the Pool Balance as of such Distribution Date;

(viii)

the Overcollateralization Amount for such Distribution Date;

(ix)

the amount of any Delinquency Advances for such Distribution Date, and the amount of any Outstanding Advances in respect of Delinquency Advances remaining after such Distribution Date; the amount of any Purchase Prices deposited into the Collection Account;

(x)

the amount of current and cumulative Realized Losses on the Mortgage Loans;

(xi)

the number of Mortgagor bankruptcies;

(xii)

the number of Mortgage Loans and the aggregate Principal Balance thereof that were repurchased by the Seller or Depositor pursuant Section 2.03 hereof during the one-month period immediately preceding the related Determination Date;

(xiii)

the amount of any Realized Losses applied to any Class of Certificates on such Distribution Date;

(xiv)

the amount of any Basis Risk Shortfall with respect to any Class of Certificates;

(xv)

the amount of any Class F Shortfall;

(xvi)

the amount of any shortfalls in distributions of interest with respect to each Class of Certificates on such Distribution Date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior Distribution Dates;

(xvii)

the amount of Servicing Fees, the Master Servicing Fee, the Trustee Fee and the Pool PMI Insurance Premium paid with respect to such Distribution Date; and

(xviii)

the amount of any payments received under the Cap Agreement.

Items (i) through (iii) above shall, with respect to the Certificates be presented on the basis of a Certificate having an original $1,000 denomination and on an aggregate basis.  The Trustee may, at its option, make the information set forth above available each month to Certificateholders and the parties to this Agreement via the Trustee’s internet website.  Access to this service shall be limited to Persons with valid passwords.  The Trustee shall provide such information by mail to any Certificateholder that requests paper copies.  Each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to items (i), (ii) and (iii) above with respect to the related Certificates for such calendar year.

(b)

In addition, on each Distribution Date the Trustee will distribute to each Certificateholder (which shall be the Depository Trust Company as long as the Certificates are in book-entry form), the following information (based upon information provided to the Trustee by the Master Servicer) as of the close of business on the last business day of the prior calendar month:

(i)

the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

(ii)

the number and aggregate principal balance of Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

(iii)

the number and aggregate principal balance of all Mortgage Loans relating to REO Properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clauses (i) and (ii)).

(c)

Annually, in January of each year, the Trustee shall furnish to each Person that was a Certificateholder during the prior calendar year a statement showing the aggregate interest and the aggregate principal received by such Person with respect to the Certificates during the prior calendar year, together with any standard federal income tax reporting form for such information, and information furnished by the Trustee upon request pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Certificateholders in computing their market discount.

Section 6.09.  Presentation of Certificates.

Upon receipt of notice of the final Distribution Date with respect to any Class, the Trustee will notify each affected Certificateholder that the next Distribution Date will be the final Distribution Date.  In the event that a Certificateholder fails to deliver its Certificate(s) for cancellation on the final Distribution Date, by its purchase of a Certificate it agrees to indemnify the Depositor, the Master Servicer, the Trustee and the Trust Fund against all claims with respect to such Certificate arising following such Distribution Date.  Claims against the Trust for payment on such Certificate shall be void unless made within three years from the Termination Date.

Section 6.10.  Compensating Interest.

Prior to each Distribution Date, the Master Servicer shall deposit into the Certificate Distribution Account from its own funds, but not in excess of the amount of the Master Servicing Fee for such date, the amount of any Compensating Interest for such date.

Section 6.11.  Certain Provisions With Respect to the Cap Agreement.

(a)

If the Master Servicer or the Trustee shall not have received a payment with respect to the Cap Agreement by the date on which such payment was due and payable pursuant to the terms thereof, the Trustee shall make demand upon the Cap Provider, as applicable, for immediate payment, and may, and at the direction of a majority (by Voting Rights) of the Certificateholders) shall, take any available legal action, including the prosecution of any claims in connection therewith.  The Depositor shall cooperate with the Trustee in connection with any such demand or action to the extent reasonably requested by the Trustee.  The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Trustee from the Trust Fund.

(b)

The Cap Agreement shall be the property of the Trust Fund.  The Manager shall be authorized as provided in the Management Agreement to sell all or part of any Excess Cap Amount on behalf of the Trustee in accordance with the provisions of the Basic Documents.  The proceeds of the sale of any Excess Cap Amount shall remain the property of the Trust Fund and shall be distributed to the Class X Certificates.

Section 6.12.  The Reserve Fund.

(a)

On the Closing Date, the Seller shall deposit $1,000 into the Reserve Fund.  In addition, the Trustee shall hold the Cap Agreement as an asset in the Reserve Fund.  The Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b)

On each Distribution Date on which there is a payment received by the Trustee under the Cap Agreement that is based on a notional amount in excess of the aggregate Class Principal Balance of the LIBOR Certificates (such amount, the “Class X Excess Cap Amount”), the Trustee shall not treat such  payments as amounts on deposit in the Reserve Fund for purposes of determining the Reserve Fund Requirement for any Distribution Date.  Any such Class X Excess Cap Amount shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class X Certificateholders, and the Trustee shall distribute such amount to the Class X Certificateholders pursuant to Section 6.05(d)(ix).

On each Distribution Date the Trustee shall distribute in the order of priority and to the extent specified in Section 6.05(d) and (e) of this Agreement the sum of (without duplication) (i) any payments made by the Cap Provider to the Trust Fund for such Distribution Date with respect to the Cap Agreement, (ii) any amounts then on deposit in the Reserve Fund, including any earnings thereon, in respect of the Cap Agreement (iii) any amounts in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, (iv) any amounts in respect of Loss Amounts, (v) any amounts in respect of Deferred Principal Amounts and (vi) any amounts in respect of Class F Shortfalls and Unpaid Class F Shortfalls.  On each Distribution Date, any amounts that the Trustee is not required to distribute from the Reserve Fund pursuant to Section 6.05(d) and (e) of this Agreement shall remain on deposit in the Reserve Fund and shall be invested as provided in this Agreement.

(c)

The Class X Certificate shall evidence ownership of the Reserve Fund for federal income tax purposes.

Section 6.13.  Substitution of Cap Providers.

(a)

The Trustee, on behalf of the Trust Fund, shall maintain in effect Cap Agreements, on substantially the same terms and conditions as the related Cap Agreement in effect on the Closing Date, with Cap Providers or substitute Cap Providers (1) whose long-term senior unsecured debt obligations are rated at least "Aa3" by Moody's and at least "AA-" by S&P and “A+” by Fitch and whose short-term unsecured debt obligations are rated at least "A-1" by S&P and “F-1” by Fitch or (2) with respect to any such substitute Cap Provider not rated at least "Aa3" by Moody's and at least "AA-" by S&P and “A+” by Fitch, a Cap Provider whose obligations in respect of any Cap Agreement are absolutely and unconditionally guaranteed by an Affiliate of such Cap Provider, so long as such Affiliate's long-term senior unsecured debt obligations are rated at least "A1" by Moody's and so long as such Affiliate's short-term unsecured debt obligations are rated at least "A-1" by S&P and long-term senior unsecured debt obligations are rated at least A+ by Fitch.

(b)

At any time when the Trustee, on behalf of the Trust Fund, is permitted to terminate a Cap Agreement pursuant to the terms of such Cap Agreement (whether due to the occurrence of an event of default, a termination event or otherwise), the Trustee, on behalf of the Trust Fund, shall terminate such Cap Agreement (i) subject to satisfaction of the Ratings Requirement or (ii) at the written direction of the Rating Agencies; provided that prior to or simultaneously with any termination of the Cap Agreement by the Trustee as a result of any downgrade of the ratings of the Cap Provider or the Credit Support Provider, the Trustee, on behalf of the Trust Fund, shall have entered into a substitute Cap Agreement.

(c)

In the event of an early termination of a Cap Agreement, the Trustee, on behalf of the Trust Fund, shall enter into a substitute Cap Agreement (i) within 20 days after the termination of such existing Cap Agreement or (ii) prior to or simultaneously with the termination of the existing Cap Agreement as described in Section 6.13(b), with a substitute counterparty meeting the eligibility requirements set forth in Section 6.13(a) hereof.  The Depositor, on behalf of the Trustee Fund, shall send written notice to the Trustee and the Rating Agencies, within 10 days of the termination of the existing Cap Agreement, identifying a proposed counterparty with respect to the substitute Cap Agreement.  Any proposed substitute counterparty shall be subject to the prior written approval of the Rating Agencies.  Prior to the effectiveness of any assignment, amendment or substitution of a Cap Agreement, the Rating Agency Condition shall have been satisfied.

(d)

Any up-front fee payable to a replacement Cap Provider or other cost or expense associated with the Trustee entering into a new Cap Agreement pursuant to this Section 6.13 shall be payable by or on behalf of the Trust Fund from any payment received under such Cap Agreement in connection with any termination of the existing Cap Agreement; provided, however, if such amount received is not sufficient to pay such up-front fee, the difference shall be paid pursuant to Section 6.05(d)(viii).

(e)

Promptly upon termination of a Cap Agreement, the Trustee shall mail notice thereof by first-class mail, postage prepaid, to each Rating Agency and the Certificateholders at their last addresses appearing upon the Certificate Register.

ARTICLE VII

REMEDIES

Section 7.01.  Limitation on Suits.

No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)

there is a continuing Event of Master Servicer Default and such Certificateholder has previously given written notice to the Trustee of a continuing Event of Master Servicer Default;

(ii)

the Required Certificateholders shall have made written request to the Trustee to institute proceedings in respect of such Event of Master Servicer Default in its own name as Trustee hereunder;

(iii)

such Certificateholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)

the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(v)

no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Required Certificateholders;

it being understood and intended that no one or more Certificateholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Certificateholders, or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Agreement, except in the manner herein provided and for the ratable benefit of all the Certificateholders as provided herein.

Notwithstanding anything to the contrary herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right by virtue of or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law against FHA or HUD upon or under or with respect to any policy of FHA Insurance applicable to a Mortgage Loan or any purported rights thereunder.  All such direct rights against FHA or HUD shall be held by the Trustee as the designated mortgagee of record with respect to the FHA Mortgage Loans and shall include, without limitation, the right to enforce such policy of FHA Insurance against FHA or HUD and require the payment by FHA or HUD of any amount due thereunder.

Section 7.02.  Restoration of Rights and Remedies.

If the Trustee or any Certificateholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Certificateholder, then and in every such case, subject to any determination in such proceeding, the Seller, the Trustee and the Certificateholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Certificateholders shall continue as though no such proceeding had been instituted.

Section 7.03.  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Certificateholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.04.  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Certificateholder to exercise any right or remedy accruing upon any Event of Master Servicer Default shall impair any such right or remedy or constitute a waiver of any such Event of Master Servicer Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Certificateholders may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Trustee or by the Certificateholders, as the case may be.

Section 7.05.  Control by Certificateholders.

(a)

Subject to Section 7.06 hereof, the Required Certificateholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee hereunder; provided, that (i) such direction shall not be in conflict with any rule of law or with this Agreement, (ii) such direction shall not involve any action for which the Trustee reasonably believes it may not obtain compensation or reimbursement for hereunder or, if the Trustee determines that such compensation or reimbursement is not available, such Certificateholders have not offered the Trustee reasonable indemnity for the cost of such actions, and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

(b)

Prior to the occurrence of an Event of Master Servicer Default hereunder and after the curing or waiver of all Events of Master Servicer Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Certificate afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action.  The reasonable expense of every such examination relating to an Event of Master Servicer Default shall be paid by the Master Servicer if an Event of Master Servicer Default shall have occurred and be continuing, and otherwise by the Certificateholders requesting the investigation.

Section 7.06.  Waiver of Past Defaults.

The Required Certificateholders may on behalf of the Certificateholders of all the Certificates waive any past default hereunder and its consequences.

Upon any such waiver, such default shall cease to exist, and any Event of Master Servicer Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.07.  Undertaking for Costs.

All parties to this Agreement agree, and each Certificateholder by the acceptance of a Certificate shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.07 (other than this clause) shall not apply to any suit instituted by the Depositor, by the Trustee, by the Master Servicer, by any Certificateholder or group of Certificateholders holding in the aggregate more than 10% of the Voting Rights of the outstanding Certificates, or to any suit instituted by any Certificateholder for the enforcement of the payment of any principal of or interest on any Certificate.

Section 7.08.  Waiver of Stay or Extension Laws.

The Depositor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Depositor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

LIMITATION ON LIABILITY; INDEMNITIES

Section 8.01.  Liabilities of Mortgagors.

No obligation or liability of any Mortgagor under any of the Mortgage Loans is intended to be assumed by the Depositor, the Master Servicer, the Trustee, the Holder of any Certificate under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Master Servicer, the Trustee and the Holders of each Certificate expressly disclaim such assumption.

Section 8.02.  Liability of the Depositor.

(a)

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

(b)

Neither the Depositor, nor any of the directors, officers, employees or agents of the Depositor, shall be under any liability to the Trust Fund, the Master Servicer, the Trustee or any Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder.

Section 8.03.  Relationship of Master Servicer.

The relationship of the Master Servicer (and of any Successor Master Servicer under this Agreement) to the Trustee and the Depositor under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, partner or agent of the Trustee or the Depositor, except as otherwise stated herein.

Section 8.04.  Indemnities of the Master Servicer.

(a)

Subject to Section 4.33 hereof, the Master Servicer agrees to indemnify the Trust Fund, the Trustee and the Depositor and their respective directors, officers, employers and agents (the “Indemnified Parties”) from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities that the Indemnified Parties may sustain to the extent attributable to the failure of the Master Servicer to perform its duties under this Agreement in compliance with its obligations hereunder, including, without limitation, its obligation to master service the Mortgage Loans in compliance with the terms of this Agreement.  Each Indemnified Party shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund the Depositor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  This indemnification shall survive the termination of this Agreement and the resignation or removal of the Master Servicer.

(b)

This Section 8.04 shall survive the termination of this Agreement, the resignation or removal of the Master Servicer, and the resignation or removal of the Trustee, with respect to the acts or omissions of the Master Servicer while it acted as Master Servicer.

ARTICLE IX

CONCERNING THE TRUSTEE

Section 9.01.  Duties of Trustee.

(a)

If an Event of Master Servicer Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)

Except during the continuance of an Event of Master Servicer Default:

(i)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and on their face conforming to the requirements of this Agreement; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.

(c)

The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)

this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)

the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Master Servicer Default, unless a Responsible Officer of the Trustee obtains actual knowledge of such default or Event of Master Servicer Default or shall have received written notice thereof.  In the absence of such actual knowledge or notice, the Trustee may conclusively assume that there is no default or Event of Master Servicer Default.

(d)

Every provision of this Agreement that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

(e)

The Trustee shall not be liable for indebtedness evidenced by or arising under any of the Basic Documents, including principal of or interest on the Certificates, or interest on any money received by it except as the Trustee may agree in writing.

(f)

Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

(g)

No provision of this Agreement shall require the Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it provided, however, that the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses.

(h)

Every provision of this Agreement or any Basic Document relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and Section 9.02.

(i)

The Trustee shall execute and deliver this Agreement, the Servicing Agreements, the Cap Agreement, the Management Agreement and such other documents and instruments as shall be necessary or appropriate in accordance with its duties and obligations hereunder, including without limitation, any agreement relating to any Pool PMI Insurance Policy.

Section 9.02.  Certain Matters Affecting the Trustee.

(a)

The Trustee, and any director, officer, employee or agent of the Trustee may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)

Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall not be at the expense of the Trustee.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.  The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(c)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

(d)

The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)

The Trustee may consult with counsel, and any Opinion of Counsel with respect to legal matters relating to this Agreement, any Basic Document and the Certificates shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel.

(f)

In the event that the Trustee is also acting as Certificate Registrar hereunder or under any Basic Document, the rights and protections afforded to the Trustee pursuant to this Article Six shall be afforded to such Certificate Registrar.

Section 9.03.  Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any of the Basic Documents, the assets of the Trust Fund or the Certificates; it shall not be accountable for the Depositor’s use of the proceeds from the Certificates, and it shall not be responsible for any statement of the Depositor, the Master Servicer or Servicers in this Agreement, the Servicing Agreements or in any document issued in connection with the sale of the Certificates or in the Certificates other than the Trustee’s certificate of authentication.

Section 9.04.  Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 9.05.  Compensation and Indemnity.

The Trustee shall be entitled, as compensation for its services, to the Trustee Fee, as provided herein.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Trustee shall be reimbursed subject to Section 9.10 hereof from the Trust Fund, as provided in this Agreement, for all reasonable expenses incurred or made by it under this Agreement, including costs of collection, in addition to the compensation for its services (as provided in this Agreement).  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Trust Fund shall indemnify the Trustee and the Trustee’s employees, directors and agents, as provided in the this Agreement, against any and all claim, loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any Basic Document (to the extent not previously reimbursed above), including, without limitation, the execution and filing of any federal or state tax returns and information returns and being the mortgagee of record with respect to the Mortgage Loans.  The Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Depositor shall not relieve the Trust Fund of its obligations hereunder.  The Trustee may have separate counsel and the fees and expenses of such counsel shall be paid from the Trust Fund.  The Trust Fund shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

The Trustee’s rights pursuant to this Section shall survive the discharge of this Agreement.

Section 9.06.  Replacement of Trustee.

No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section.  The Trustee may resign at any time by giving 90 days’ written notice thereof to the Master Servicer, the Depositor, each Certificateholder and each Rating Agency.  The Depositor shall remove the Trustee if:

(i)

the Trustee fails to comply with Section 9.09;

(ii)

the Trustee is adjudged bankrupt or insolvent;

(iii)

a receiver or other public officer takes charge of the Trustee or its property; or

(iv)

the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Depositor shall promptly appoint a successor Trustee that satisfies the eligibility requirements of Section 9.09.

The resigning or removed Trustee agrees to cooperate with the Master Servicer and any successor Trustee in effecting the termination of the resigning or removed Trustee’s responsibilities and rights hereunder and shall promptly provide such successor Trustee all documents and records reasonably requested by it to enable it to assume the Trustee’s functions hereunder.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Depositor.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement.  The successor Trustee shall mail a notice of its succession to Certificateholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Depositor or the Holders of a majority in Outstanding Amount of the Certificates may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 9.09, any Certificateholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 9.07.  Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 9.09.  The Trustee shall provide each Rating Agency prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Agreement any of the Certificates shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated; and in case at that time any of the Certificates shall not have been authenticated, any successor to the Trustee may authenticate such Certificates either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Certificates or in this Agreement provided that the certificate of the Trustee shall have.

Section 9.08.  Appointment of Co-Trustee or Separate Trustee.

(a)

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Fund may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Fund and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.09 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.06 hereof.

(b)

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article Six.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)

Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 9.09.  Eligibility; Disqualification.

The Trustee shall at all times (i) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, (ii) have a long term deposit rating of at least A or the equivalent by each Rating Agency, (iii) not be an Affiliate of the Depositor or the Master Servicer or any Servicer, (iv) be an FHA Approved Mortgagee and be qualified to own and hold VA Mortgage Loans, (v) be in compliance with all applicable Regulations, (vi) be a corporation or association organized and doing business under the laws of the United States or any State thereof, (vii) be authorized to exercise corporate trust powers and (viii) be subject to supervision or examination by a federal or state authority.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

Section 9.10.  Fees and Expenses.

On each Distribution Date, the Trustee shall be entitled to withdraw from the Certificate Distribution Account, pursuant to Section 6.04 hereof, the Trustee Fee.  The Trustee and any co-trustee are entitled to reimbursement from the Collection Account, in accordance with Section 4.08(ix) of this Agreement, for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 9.08 hereof) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided that the expenses to be reimbursed under Section 4.08(ix)(a) of this Agreement shall not exceed $100,000 in the aggregate.

Section 9.11.  Representations and Warranties.

The Trustee hereby represents that:

(i)

the Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)

the Trustee has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Trustee by all necessary corporate action;

(iii)

the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without  notice or lapse of time) a default under the articles of organization or bylaws of the Trustee or any agreement or other instrument to which the Trustee is a party or by which it is bound;

(iv)

to the Trustee’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties:  (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, this Agreement; and

(v)

the Trustee is an FHA Approved Mortgagee and is qualified to own and hold VA Mortgage Loans, shall at all times maintain such status, and shall, at its own expense, maintain compliance with all applicable Regulations.

Section 9.12.  Trustee Exchange Act Reporting Requirements.

Notwithstanding any other provision of this Agreement, the Trustee shall (i) agree to such modifications and enter into such amendments to this Agreement as may be reasonably necessary for the Depositor to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”), provided that the Trustee has the right to negotiate any change affecting its rights or responsibilities under this Agreement and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Exchange Act such items of information regarding this Agreement and matters related to the Trustee, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Trustee or its affiliates; provided,  that such information shall be required to be provided by the Trustee only to the extent that such shall be reasonably necessary for the Depositor to comply with any SEC Rules.

ARTICLE X

MISCELLANEOUS

Section 10.01.  Termination upon Liquidation or Purchase of all Mortgage Loans.

Subject to Section 10.03, the respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust Fund) shall terminate on the date (the “Termination Date”) which is the earlier to occur of:

(i)

the day after the day on which the Certificates are paid in full (including payment pursuant to Section 10.02 below); and

(ii)

the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 10.02.  Optional Termination; Final Distribution on the Certificates.

(a)

On the first Distribution Date on or after the date on which the aggregate Class Principal Balance of the LIBOR Certificates is less than 35% of the Initial Aggregate Certificate Principal Balance (such Distribution Date, the “Auction Call Date”), the Trustee or its agent shall solicit bids for the purchase of the Mortgage Loans and all other property of the Trust Fund.  To effectuate such sale, the Trustee (or an agent thereof) shall make reasonable efforts to sell all of the property of the Trust Fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which shall include the good faith solicitation of competitive bids to prospective purchasers that are considered at the time to be competitive participants in the applicable mortgage market.  The Trustee may consult any financial advisor of its choice in order to identify potential bidders.  The Trustee (or an agent thereof) shall sell all of the property of the Trust Fund to the highest bidder; provided, that (i) the sale price shall not be less than the Minimum Bid Price and (ii) the Trustee shall have received bids from no fewer than three prospective purchasers.  The Trustee shall be entitled to reimbursement for all costs and expenses incurred by it under this Section 10.02(a).

If after following the procedures set forth in the immediately preceding paragraph the Trustee is unable to identify a prospective purchaser of the Trust Fund property that is willing to pay the Minimum Bid Price therefor, the Trustee (or an agent thereof) shall repeat the above-specified process at three-month intervals until the property of the Trust Fund has been sold.

(b)

On any Distribution Date on or after the first Distribution Date on which the Pool Balance for such date is less than ten percent of the Cut-off Date Pool Balance, the Master Servicer, acting directly or through one or more Affiliates, may purchase from the Trustee all (but not fewer than all) of the Mortgage Loans and all other property of the Trust Fund at a cash price equal to the sum of (v) the greater of (i) the sum of (a) the unpaid principal balance of each Mortgage Loan immediately prior to the date of purchase and (b) the amount of any costs and damages incurred by the Trust Fund as a result of any violation of any predatory or abusive lending law arising from or in connection with the origination of such Mortgage Loan and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (w) any accrued and unpaid interest on the Mortgage Loans from the date as to which interest was last paid to (but not including) the Due Date in the Due Period immediately preceding the related Distribution Date, calculated at the Mortgage Rate thereon to but not including the related Distribution Date, (x) any unreimbursed Servicing Advances with respect to such Mortgage Loan, (y) the Class A-IO Termination Amount and (z) the fair market value of all other property of the Trust Fund (the sum of the amounts in clauses (v)-(z), the “Termination Price”).  100% of the Holders of the Class X Certificates shall have (I) the right to direct the Master Servicer to exercise such option and (II) the obligation to purchase the Mortgage Loans and all other property of the Trust Fund from the Master Servicer.  The Master Servicer shall deliver written notice of its intention to exercise such option to the Trustee not less than ten days prior to the applicable Distribution Date.  Upon exercise of such option, the property of the Trust Fund shall be sold to the Master Servicer at a price equal to the Termination Price, whereupon the Master Servicer shall immediately sell such property to the Holders of the Class X Certificates at a price equal to the Termination Price.  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be obligated to purchase the assets of the Trust Fund unless and until the Master Servicer shall have received funds from the Holders of the Class X Certificates in an amount equal to the Termination Price.

The right of the Holders of the Class X Certificates to direct the Master Servicer to exercise such optional purchase right is superior to such right of the Master Servicer.  The Master Servicer may only exercise such optional right on its own behalf if the Holders of the Class X Certificates do not direct the Master Servicer to exercise the right as set forth in this Section.  In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account in respect of the related Total Distribution Amount for deposit to the Certificate Distribution Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

(c)

If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Distribution Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder.  If the Master Servicer on its own behalf, or at the direction of the Holders of the Class X Certificates, elects to terminate the Trust Fund pursuant to clause (b) of Section 10.02, at least 10 days prior to the date notice is to be mailed to the affected Certificateholders the Master Servicer shall notify the Depositor and the Trustee of the date of termination of the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 5th day and no later than the 28th day of the month next preceding the month of such final distribution.  Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

In the event such notice is given, the Master Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Certificate Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the purchaser the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 6.05(g), in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Principal Balance thereof plus accrued interest thereon (or on their Class Notional Balance, if applicable) in the case of an interest bearing Certificate (plus, as to the Class A-IO Certificates, the Class A-IO Termination Amount, in the case of termination pursuant to Section 10.02(a) or (b) above), and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Certificate Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

(d)

In connection with any purchase of the property of the Trust Fund pursuant to paragraphs (a), (b) or (c) of this Section 10.02, the Master Servicer shall reimburse itself and each applicable Servicer for any amounts to be reimbursed to the Master Servicer or such Servicer pursuant to this Agreement and the applicable Servicing Agreements from funds in the Collection Account prior to remitting the balance of the funds in the Collection Account to the Certificate Distribution Account.  Promptly following any such purchase pursuant to paragraphs (a), (b) or (c) of this Section, the Trustee shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 10.02, or otherwise upon its order.

(e)

Promptly following the sale of the Mortgage Loans pursuant to this Section, the Master Servicer shall notify each Servicer in writing of the date of sale and the identity of the purchaser.

Section 10.03.  Additional Termination Requirements.

(a)

In the event that the Master Servicer exercises the purchase option as provided in Section 10.02(b) on its own behalf, or at the direction of the Holders of the Class X Certificates (each of the Master Servicer and the Holders of the Class X Certificates, a “Terminating Party”), the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Terminating Party, to the effect that the failure to comply with the requirements of this Section 10.03 will not result in an Adverse REMIC Event:

(i)

Within 90 days prior to the final Distribution Date set forth in the notice given under Section 10.02, the Terminating Party shall prepare and the Trustee, at the expense of the Terminating Party, shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

(ii)

Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash.

(b)

The Trustee as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(i) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

(c)

By their acceptance of the Certificates, the Holders thereof hereby authorize the Terminating Party to prepare and the Trustee to adopt and sign a plan of complete liquidation.

Section 10.04.  Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of the Certificates, and their respective successors and permitted assigns.  No other Person will have any right or obligation hereunder.

Section 10.05.  Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Holders of the Certificates, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein that may be inconsistent with any other provision herein, to correct any error or to conform the provisions hereof to statements made in the Prospectus, (iii) to obtain or maintain a rating for a Class of Certificates from a nationally recognized statistical rating organization, (iv) to change the timing and/or nature of deposits in the Trust Accounts or to change the name in which the Collection Account is maintained (except that (x) deposits into the Certificate Distribution Account must be made no later than the related Distribution Date and (y) such change will not result in a qualification, withdrawal or downgrade of the then-current rating of any rated Classes of Certificates, as evidenced by letters from the Rating Agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to (1) maintain the qualification of any REMIC as a REMIC under the Code, (2) avoid or minimize the risk of imposition of any tax on the Trust Fund or any REMIC or (3) comply with other requirements of the Code, provided that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to avoid or minimize such risk or (y) to restrict the transfer of any Residual Certificate, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions hereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder as evidenced by either an Opinion of Counsel or by a letter from each Rating Agency to the effect that such change will not adversely affect the applicable ratings of any Classes of the Certificates; provided, however, that if any Class of Certificates rated by S&P remains outstanding at the time of such proposed amendment, such letter from S&P shall be required under this clause (vi).

(b)

This Agreement may also be amended from time to time by the Master Servicer, the Depositor and the Trustee, with the consent of the Required Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate then outstanding, (b) reduce the percentage required to consent to any such amendment, (c) cause the Trust to be taxable as a corporation for federal income tax purposes or (d) modify this Section 10.05(b) without the consent of the Holders of all of the Certificates.  The Trustee may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 10.05(b). Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver.

(c)

Promptly after the execution of any amendment or consent pursuant to this Section 10.05, the Trustee shall furnish a copy of such amendment to each Holder of a Certificate and, not later than the tenth Business Day preceding the effectiveness of any such amendment, to each Rating Agency.

(d)

The manner of obtaining consents and of evidencing the authorization of the execution thereof by Holders of the Certificates shall be subject to such reasonable requirements as the Trustee may prescribe.

(e)

The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(f)

In connection with any amendment pursuant to this Section 10.05, the Trustee, the Master Servicer and the Depositor shall be entitled to receive an Opinion of Counsel to the effect that (i) such amendment is authorized or permitted by the Agreement and that all conditions precedent to the execution of such amendment in accordance with the relevant provisions of this Section 10.05 have been met and (ii) such amendment will not result in an Adverse REMIC Event.

(g)

Notwithstanding anything to the contrary in this Section 10.05, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee to the extent necessary, in the judgment of the Depositor and its counsel, to comply with the SEC Rules.

Section 10.06.  Notices.

(a)

All communications and notices to the parties hereto shall be in writing and delivered as follows:

If to the Master Servicer, to:

Wells Fargo Bank, N.A.

P.O. Box 98

Columbia, Maryland 21046

Attention: Master Servicing - Bayview 2004-D

Telephone: (410) 884-2000

Telecopier: (410) 715-2380

If to the Master Servicer via overnight delivery to:

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attention: Master Servicing - Bayview 2004-D

Telephone: (410) 884-2000

Telecopier: (410) 715-2380

If to the Trustee, to:

Wachovia Bank, National Association

401 South Tryon Street, 12th Floor

Charlotte, North Carolina 28288-1179

Attention: Structured Finance Trust Services

Telephone:  (704) 383-9568

Facsimile:   (704) 383-6039

If to the Depositor, to:

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida 33146

Telephone:  (305) 341-5632

Facsimile:   (305) 854-2031

If to the Rating Agencies, to:

Standard & Poor’s Ratings Services

55 Water Street, 41st Floor

New York, New York 10041

Attn:  Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D

Telephone:  (212) 438-2000

Telecopier:  (212) 438-2661

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attn:  Bayview Financial Asset Trust 2004-D

Telephone:  (212) 553-0300

Telecopier:  (212) 553-0881

Fitch, Inc.

One State Street Plaza, 30th Floor

New York, New York 10004

Attn:  Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D

Telephone:  (212) 908-0500

Telecopier:  (212) 480-4435

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b)

The Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

(c)

All communications and notices to Certificateholders given pursuant hereto shall be in writing and mailed first class mail, postage prepaid at the address shown above, or, in the case of the Certificateholders, at the address shown in the Certificate Register, as applicable.  Such notices shall be deemed given when mailed.

Section 10.07.  Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 10.08.  Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 10.09.  [Reserved]

Section 10.10.  Severability of Provisions.

If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the rights of the Certificateholders or the rights of the Trustee.

Section 10.11.  No Proceedings.

Notwithstanding any prior termination of this Agreement, the Trustee, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

Section 10.12.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)

THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, SOLELY WITH RESPECT TO MATTERS ARISING UNDER THIS AGREEMENT, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT THEREOF.  THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

(c)

THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT.  INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 10.13.  Counterparts.

This Agreement may be executed in counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 10.14.  Taxes.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement to this Agreement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall:  (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or time in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of any REMIC status; (h) pay, from the sources specified in the last paragraph of this Section 10.14, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

In order to enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten (10) days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, reasonably request in order to enable the Master Servicer to perform its duties as set forth herein.  The Depositor hereby indemnifies the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMIC hereunder pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders.

Section 10.15.  [Reserved]

Section 10.16.  Provision of Information.

(a)

For so long as any of the Restricted Certificates are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Trustee agrees to provide to any holder of Restricted Certificates and to any prospective purchaser of Restricted Certificates designated by such a Certificateholder, upon the request of such Certificateholder or prospective purchaser, the information specified below, which is intended to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act; provided that this Section shall require, as to the Depositor, the Trustee or the Master Servicer, only that the Trustee provide publicly available information regarding it, the Depositor, the Trust Fund or the Master Servicer in response to any such request:

(i)

the Prospectus and any amendments and supplements thereto;

(ii)

the Basic Documents and any amendments thereto;

(iii)

the Master Servicer’s certificate required pursuant to Section 4.28 of this Agreement and the corresponding certificate of each Servicer required pursuant to the applicable Servicing Agreement;

(iv)

copies of each statement or report sent to Certificateholders pursuant to Section 6.08 during the 12 months immediately prior to such request; and

(v)

such other information as is reasonably available to the Trustee and is directly related to the distributions on the Certificates and the servicing and performance of the Mortgage Loans.

Any recipient of information provided pursuant to this Section shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by the prospective purchaser.  The Depositor and the Trustee shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Trustee to any Certificateholder or prospective purchaser of Restricted Certificates.

(b)

The Master Servicer will make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K (or other prescribed form) or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 4.31 and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Master Servicer in providing copies of such documents shall be reimbursed by the Depositor.

IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized on the day and year first above written.

BAYVIEW FINANCIAL SECURITIES

COMPANY, LLC,

as Depositor

By:    /s/ Stuart Waldman

Name: Stuart Waldman

Title:   Vice President

WELLS FARGO BANK, N.A.,

as Master Servicer

By:    /s/ Peter A. Gobell

Name:  Peter A. Gobell

Title:    Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

By:    /s/ Gregory J. Yanok

Name: Gregory J. Yanok

Title:   Vice President

Accepted and Agreed to for purposes of Section 4.06

and Section 4.34 only:

BAYVIEW FINANCIAL, L.P.

By:  BAYVIEW FINANCIAL MANAGEMENT CORP.,

its General Partner

By:    /s/ Stuart Waldman

Name:  Stuart Waldman

Title:    Senior Vice President

EXHIBIT A

FORMS OF CERTIFICATES

EXHIBIT B

FORM OF INITIAL CERTIFICATION

[Date]

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida  33146

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland  21045

Re:

Pooling and Servicing Agreement dated as of November 1, 2004, among

Bayview Financial Securities Company, LLC, as depositor, Wells Fargo

Bank, N.A., as master servicer, and Wachovia Bank, National Association,

as trustee (the “Pooling and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to any Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attachment hereto), it has reviewed the documents delivered to it pursuant to the Pooling and Servicing Agreement and has determined that (i) all Mortgage Notes and Assignments, installment sale contracts or contracts for purchase required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession and (ii) each such Mortgage Note and Assignment, installment sale contract or contract for purchase has been reviewed by it and appears regular on its face, appears to bear original signatures, and has not been mutilated, damaged, torn or otherwise physically altered and relates to such Mortgage Loan.  The undersigned has made no independent examination of such documents beyond the review specifically required in the Pooling and Servicing Agreement.  The undersigned makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

This Certification is subject in all respects to the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION,

  as Trustee

By:________________________________

Name:

Title:

EXHIBIT C

FORM OF INTERIM CERTIFICATION

[Date]

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida  33146

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland  21045

Re:

Pooling and Servicing Agreement dated as of November 1, 2004, among

Bayview Financial Securities Company, LLC, as depositor, Wells Fargo

Bank, N.A., as master servicer, and Wachovia Bank, National Association,

as trustee (the “Pooling and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attached hereto), it has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that (a) each such document has not been mutilated, damaged or torn and relates to the Mortgage Loan identified in such document and (b) the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) of the definition of Mortgage Loan Schedule contained in the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

This Certification is qualified in all respects by the terms of the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION,

  as Trustee

By:________________________________

Name:

Title:

EXHIBIT D

FORM OF FINAL CERTIFICATION

[Date]

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida  33146

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland  21045

Re:

Pooling and Servicing Agreement dated as of November 1, 2004, among

Bayview Financial Securities Company, LLC, as depositor, Wells Fargo

Bank, N.A., as master servicer, and Wachovia Bank, National Association,

as trustee (the “Pooling and Servicing Agreement”)

Ladies and Gentlemen:

In accordance with the provisions of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attached hereto), it has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (iii) of the Mortgage Loan Schedule is correct.

This Certification is qualified in all respects by the terms of the Pooling and Servicing Agreement including, but not limited to, Section 2.02.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION,

  as Trustee

By:________________________________

Name:

Title:

EXHIBIT E

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

Wachovia Bank, National Association,

  as Trustee

411 South Tryon Street

Charlotte, North Carolina  28288-1179

Re:

Pooling and Servicing Agreement dated as of November 1, 2004, among

Bayview Financial Securities Company, LLC, as depositor, Wells Fargo

Bank, N.A., as master servicer, and Wachovia Bank, National Association,

as trustee (the “Pooling and Servicing Agreement”)

In connection with the administration of Mortgage Loans held by you as Trustee, we hereby request the release, and acknowledge receipt, of the [specify documents] for the Mortgage Loans described below, for the reason indicated.

Mortgagor’s Name Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

    1.

Mortgage Loan Paid in Full.  (All amounts received in connection therewith have been credited to the Collection Account and remitted to the Trustee for deposit into the Certificate Distribution Account pursuant to the Pooling and Servicing Agreement.)

    2.

Mortgage Loan Liquidated.  (All proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account and remitted to the Trustee for deposit into the Certificate Distribution Account pursuant to the Pooling and Servicing Agreement.)

    3.

Mortgage Loan in foreclosure or another method of liquidation pursuant to the Pooling and Servicing Agreement.

    4.

Mortgage Loan subject to documentation corrections for errors and ambiguities.  (The documentation released pursuant to this Request for Release of Documents has errors or ambiguities that require correction and such documentation shall be corrected in a prompt manner and returned to the Trustee in accordance with the Pooling and Servicing Agreement; provided, however, that no more than one hundred Mortgage Files shall be released at any one time.)

    5.

Mortgage Loan repurchased pursuant to Section 2.03 of the Pooling and Servicing Agreement.  (The Purchase Price, or the Substitution Amount, if any, has been credited to the Collection Account and remitted to the Trustee for deposit into the Certificate Distribution Account pursuant to the Pooling and Servicing Agreement.)

    6.

Subject to the approval of the Trustee set forth below, other release (explain):

If box 1, 2 or 5 above is checked, and if all or part of the Mortgage Files were previously released to Bayview Financial Securities Company, LLC, please release to Bayview Financial Securities Company, LLC its previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 3 or 4 above is checked, upon the return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

If box 6 above is checked, and the Mortgage Loan is being foreclosed, the Mortgage File will be returned when no longer required for such purpose.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

[SERVICER][SELLER]

By:

Name:

Title:

Date:

EXHIBIT F

CLASS A-IO NOTIONAL AMOUNT SCHEDULE

Distribution Date occurring in	Notional Amount ($)
December 2004	280,255,097
January 2005	266,100,244
February 2005	252,659,962
March 2005	239,895,596
April 2005	227,774,657
May 2005	216,264,718
June 2005	205,332,227
July 2005	194,943,680
August 2005	185,079,167
September 2005	175,712,085
October 2005	166,816,959
November 2005	158,370,090
December 2005	150,349,117
January 2006	142,733,164
February 2006	135,501,394
March 2006	128,633,621
April 2006	122,112,773
May 2006	115,921,191
June 2006	110,041,866
July 2006	104,459,661
August 2006	99,159,469
September 2006	94,126,814
October 2006	89,347,862
November 2006	84,810,648
December 2006	80,503,223
January 2007	76,413,046
February 2007	71,485,905
March 2007	66,387,095
April 2007	61,648,640
May 2007	57,244,945
June 2007 and thereafter	0

EXHIBIT G

CAP AGREEMENT

EXHIBIT H

LIST OF SERVICING AGREEMENTS

1.

Servicing Agreement dated as of November 1, 2004, between Bayview Financial, L.P. (“Bayview”) and Bayview Loan Servicing, LLC (“BLS”), as servicer.

2.

Full Recourse Servicing Agreement dated as of November 1, 2004, between Wachovia Bank, National Association, as trustee (the “Trustee”) and M&T Mortgage Corporation, as servicer, and acknowledged by Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”).

3.

Non-Full Recourse Servicing Agreement dated as of November 1, 2004, between the Trustee and M&T Mortgage Corporation, as servicer, and acknowledged by the Master Servicer.

4.

Assignment, Assumption and Recognition Agreement dated as of November 1, 2004, among Bayview, Bayview Financial Securities Company, LLC (the “Depositor”) and ABN AMRO Mortgage Group, Inc., as servicer and (ii) the Assignment, Assumption and Recognition Agreement dated as of November 1, 2004, among the Depositor, the Trustee and ABN AMRO Mortgage Group, Inc., as servicer, and acknowledged by the Master Servicer, each relating to the Mortgage Loan Servicing Agreement dated as of August 1, 2004.

5.

Servicing Agreement dated as of November 1, 2004, between the Trustee and Aurora Loan Services Inc., as servicer, and acknowledged by the Master Servicer.

6.

Reconstituted Servicing Agreement dated as of November 1, 2004, between the Trustee and Bank of America, N.A., as servicer, and acknowledged by the Master Servicer

7.

Servicing Agreement dated as of November 1, 2004, between the Trustee and Cendant Mortgage Corporation, as servicer, and acknowledged by the Master Servicer.

8.

Flow Servicing Agreement dated as of March 1, 2004, between Bayview and Chase Manhattan Mortgage Corporation (“CMMC”), as servicer, together with (i) the Confirmation Agreement dated as of November 1, 2004, by and between CMMC, as servicer, and Bayview, as owner, (ii) the Assignment, Assumption and Recognition Agreement dated as of November 1, 2004, among Bayview, the Depositor and CMMC and (iii) the Assignment, Assumption and Recognition Agreement dated as of November 1, 2004, among the Depositor, the Trustee and CMMC, and acknowledged by the Master Servicer.

9.

Servicing Agreement dated as of November 1, 2004, between the Trustee and Residential Funding Corporation, as servicer, and acknowledged by the Master Servicer.

10.

Flow Servicing Agreement dated as of October 8, 2003, between Bayview and Washington Mutual Bank, FA (“WAMU”), as servicer, together with (i) the Confirmation Agreement dated as of November 1, 2004, by and between WAMU, as servicer, and Bayview, as owner, (ii) the Assignment, Assumption and Recognition Agreement dated as of November 1, 2004, among Bayview, the Depositor and WAMU and (iii) the Assignment, Assumption and Recognition Agreement dated as of November 1, 2004, among the Depositor, the Trustee and WAMU, and acknowledged by the Master Servicer.

11.

Reconstituted Servicing Agreement dated as of December 14, 2004, between the Trustee and Washington Mutual Mortgage Securities Corp., as servicer, and acknowledged by the Master Servicer.

12.

Flow Servicing Agreement dated as of August 1, 2004, between Bayview and Wells Fargo Bank, N.A., as servicer, together with (i) the Confirmation Agreement dated as of November 1, 2004, by and between Wells Fargo Bank, N.A., as servicer, and Bayview, as owner, (ii) the Assignment, Assumption and Recognition Agreement dated as of November 1, 2004, among Bayview, the Depositor and Wells Fargo Bank, N.A. and (iii) the Assignment, Assumption and Recognition Agreement dated as of November 1, 2004, among the Depositor, the Trustee and Wells Fargo Bank, N.A., and acknowledged by the Master Servicer.

EXHIBIT I

[RESERVED]

EXHIBIT J

NON-SERVICER OBLIGATED MORTGAGE LOANS

EXHIBIT K

FORM OF INVESTMENT LETTER

FOR QUALIFIED INSTITUTIONAL BUYERS

date

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard, 4th Floor

Coral Gables, Florida 33146

Wachovia Bank, National Association, as Trustee

401 South Tryon Street

Charlotte, North Carolina  28288-1179

Re:

Bayview Financial Mortgage Pass-Through Certificates,

Series 2004-D (the “Certificates”)

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced certificates, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (a “QIB”) as that term is defined below and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates and we are able to bear the economic risks of such an investment, (c) we understand that each proposed purchaser of Certificates is responsible for making its own independent review of such information as it deems relevant to its investment decision and we have had the opportunity to ask questions of and receive answers from the transferor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates and we have been furnished with, and have had an opportunity to review, a copy of the Pooling and Servicing Agreement dated as of November 1, 2004, among Bayview Financial Securities Company, LLC, as depositor, Wells Fargo Bank, N.A., as master servicer, and Wachovia Bank, National Association as trustee, (d) we are acquiring the Certificates for investment for our own account, or for the accounts of other qualified institutional buyers, and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (e) we understand that the certificates evidencing the Certificates purchased by us will bear one or more legends in substantially the form set forth in Exhibit A of the Pooling and Servicing Agreement, (f) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificates or any interest in the Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) we have informed the purchaser or transferee of such Certificate of the transfer restrictions applicable to such Certificate, (3) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (4) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

We agree to indemnify the Depositor, the Master Servicer and the Trustee against any liability that may result if we sell or transfer such Certificate to a purchaser or transferee who does not comply with any conditions for transfer set forth in the Pooling and Servicing Agreement.

We are duly authorized to purchase the Certificates and our purchase of investments having the characteristics of the Certificates is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to us; and we understand that by virtue of our acceptance of the Certificates, we assent to the terms, provisions and conditions of the Pooling and Servicing Agreement.

In addition we certify that we are either:  (a) not an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (b) the Certificate has been the subject of an ERISA-Qualifying Underwriting, and we are an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (c) we have delivered to the Trustee an opinion of counsel satisfactory to the Trustee, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any Servicer, the Seller or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

Very truly yours,

[Name of Transferee]

By:

Authorized Officer

EXHIBIT L

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK

)

)

ss.:

COUNTY OF NEW YORK

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is the ______________________ of ______________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2.

The Investor either (a) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (b) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (c) herewith delivers to the Trustee an opinion of counsel satisfactory to the Trustee, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any Servicer, the Seller or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

3.

The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of November 1, 2004 (the “Agreement”), by and among Bayview Financial Securities Company, LLC, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Wachovia Bank, National Association, as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee in the form hereof.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

_________________________________

[Investor]

By:______________________________

Name:

Title:

ATTEST:

_____________________________

STATE OF

)

)

ss.:

COUNTY OF

)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________

NOTARY PUBLIC

My commission expires the

_____ day of __________ 20___.

EXHIBIT M

FORM OF CERTIFICATION TO BE PROVIDED

TO DEPOSITOR BY MASTER SERVICER

Re:

Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D

Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) of the Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D, hereby certifies to [                    ] (the “[       ]”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)

The Master Servicer has reviewed the annual report on Form 10-K for the fiscal year [   ], and all reports on Form 8-K (or other prescribed form) containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

(ii)

Based on the Master Servicer’s knowledge, the information in these distribution reports prepared by the Master Servicer under the Pooling and Servicing Agreement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

(iii)

Based on the Master Servicer’s knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

Date:__________________________________

Wells Fargo Bank, N.A., as Master Servicer

By:____________________________________

     [Name]

     [Title]

EXHIBIT N

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

______________________

Date

Re:

Bayview Financial Mortgage Pass-Through Certificates

Series 2004-D (the “Certificates”)

This letter is delivered to you in connection with the sale by______________(the “Seller”) to ___________(the “Purchaser”) of _______% Percentage Interest of Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D, Class R (the “Certificate”), pursuant to Section 5.02(d) of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of November 1, 2004 among Bayview Financial Securities Company, LLC, as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), and Wachovia Bank, National Association, as trustee (the “Trustee”).  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Seller hereby certifies, represents and warrants to, and covenants with the Depositor, the Master Servicer and the Trustee that:

1.

No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

2.

The Seller understands that the Purchaser has delivered to the Trustee, the Master Servicer and the Depositor a transferee affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit O.  The Seller does not know or believe that any representation contained therein is false.

3.

The Seller has no actual knowledge that the Purchaser is not a Permitted Transferee.

4.

The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

5.

At the time of this transfer (I) the Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future, (II) the Purchaser represents that it will not cause income from the Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Purchaser or another U.S. Person and (III) either (A) the Seller both (1) has determined all of the following: (i) at the time of the transfer, and at the close of each of the Purchaser’s two fiscal years preceding the year of transfer, the Purchaser’s gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Purchaser within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Purchaser to satisfy this minimum gross asset or net asset requirement), (ii) the Purchaser is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Certificates will not be paid, (iv) the Purchaser is not a foreign branch of a domestic corporation, and (v) the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Certificate is at any time subject to net tax by a foreign country or U.S. possession) and the Purchaser will not hereafter engage in any such transfer or assignment (or any such arrangement), and (2) does not know or have reason to know that the Purchaser will not honor the restrictions on subsequent transfers of any Class R Certificate described in paragraph 12 of the Transferee’s Transfer Affidavit, or (B) the Seller has determined that the present value of the anticipated tax liabilities associated with the holding of the Certificates does not exceed the sum of (1) the present value of any consideration given to the Purchaser to acquire the Certificates, (2) the present value of the expected future distributions on the Certificates, and (3) the present value of the anticipated tax savings associated with holding the Certificates as the REMIC generates losses (having made such determination by (I) assuming that the Purchaser pays tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code (provided that, if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then the Purchaser may use the tax rate specified in Section 55(b)(1)(B) of the Code), and (II) utilizing a discount rate for present valuation purposes equal to the Federal short-term rate prescribed by Section 1274(d) of the Code.

6.

The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless there is compliance with the standards of paragraph 5 above as to any transfer.

We agree to indemnify the Depositor, the Master Servicer and the Trustee against any liability that may result if we sell or transfer a Residual Certificate to a purchaser or transferee who does not comply with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

_______________________________

Name:

Title:

EXHIBIT O

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF

)

)

ss.:

COUNTY OF

)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.

That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.

That the Purchaser’s Taxpayer Identification Number is [           ].

3.

That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.  For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.

The Purchaser either (a) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire the Residual Certificate; (b) if the Residual Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Residual Certificate are covered under Section I and III of PTCE 95-60; or (c) herewith delivers to the Trustee an opinion of counsel satisfactory to the Trustee, to the effect that the purchase or holding of such Residual Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any Servicer, the Seller or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

5.

That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of November 1, 2004 (the “Agreement”), by and among Bayview Financial Securities Company, LLC, as Depositor, Wells Fargo Bank, N.A., as Master Servicer, and Wachovia Bank, National Association, as Trustee with respect to Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.

That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.

That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.

That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit C to the Agreement.

9.

That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.

That (I) the Purchaser (i) is not a Non-U.S. Person, (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes and (II) if Purchaser is a partnership for U.S. federal income tax purposes, each person or entity that holds an interest (directly, or indirectly through a pass-through entity) is a person or entity described in (I).  “Non-U.S. Person” means any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

11.

The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.

The Purchaser will, in connection with any transfer that it makes of the Class R Certificate deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit N to the Pooling and Servicing Agreement.  [The Purchaser hereby agrees that it will not make any transfer of any Class R Certificate unless (i) the transfer is to an entity which is a domestic C corporation (other than an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of Subchapter T of the Code applies) for federal income tax purposes, and (ii) the transfer is in compliance with the conditions set forth in paragraph 5 of Exhibit N of the Pooling and Servicing Agreement.](1)

[13.

The Purchaser hereby represents to and for the benefit of the transferor that (i) at the time of the transfer, and at the close of each of the Purchaser’s two fiscal years preceding the year of transfer, the Purchaser’s gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Purchaser within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Purchaser to satisfy this minimum gross asset or net asset requirement), (ii) the Purchaser is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Class R Certificate will not be paid, and (iv) the Purchaser is not a foreign branch of a domestic corporation, the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Class R Certificate is at any time subject to net tax by a foreign country or U.S. possession), and the Purchaser will not hereafter engage in any such transfer or assignment (or any such arrangement).](2)

14.

That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

15.

That the Purchaser consents to the designation of the Trustee to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Pooling and Servicing Agreement.

We agree to indemnify the Depositor, the Master Servicer and the Trustee against any liability that may result if we sell or transfer a Residual Certificate to a purchaser or transferee who does not comply with any conditions for transfer set forth in the Pooling and Servicing Agreement.

(1)  Bracketed text to be included if the Purchaser is relying on the transferee’s compliance with the “Asset Test Safe Harbor” rather than the “Formula Test Safe Harbor.”

(2)  Bracketed text to be included if the Purchaser is relying on the transferee’s compliance with the “Asset Test Safe Harbor” rather than the “Formula Test Safe Harbor.”

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

_________________________________

[name of Purchaser]

By:______________________________

Name:

Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________ 20__.

SCHEDULE I

MORTGAGE LOAN SCHEDULE

SCHEDULE I-A

SIMPLE INTEREST MORTGAGE LOANS

SCHEDULE I-B

PREPAYMENT PREMIUM CONVEYED MORTGAGE LOANS

SCHEDULE I-C

NON-MONTHLY MORTGAGE LOANS

SCHEDULE I-D

CONVERTIBLE MORTGAGE LOANS

SCHEDULE I-E

HOLDBACK MORTGAGE LOANS

SCHEDULE I-F

CLASS F MORTGAGE LOANS

SCHEDULE I-G

STRIPPED MORTGAGE LOANS

(None)

SCHEDULE I-H

60+ DELINQUENT MORTGAGE LOANS

SCHEDULE II-A

2003-G RE-SOLD MORTGAGE LOANS

SCHEDULE II-B

2004-B RE-SOLD MORTGAGE LOANS